EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                          TECHNICAL INSTRUMENT COMPANY,

                                ZYGO CORPORATION,

                          ZYGO ACQUISITION CORPORATION,

                                FRANCIS E. LUNDY,

                        THE LUNDY 1996 CHARITABLE TRUST,

                        THE SHERMAN FAMILY LIVING TRUST,

                            FRANK J. SCHEUFELE TRUST,

                                  DAVID LYTLE,

                                       and

                     INSPECTRON DEVELOPMENT PARTNERS L.P., a
                         CALIFORNIA LIMITED PARTNERSHIP

                                   dated as of

                                 August 7, 1996

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

RECITALS...................................................................  1

ARTICLE I.

                                   DEFINITIONS

ARTICLE II.

                                   THE MERGER
      Section 2.01.  The Merger............................................  8
      Section 2.02.  Closing and Effective Time............................  9
      Section 2.03.  Effects of the Merger.................................  9
      Section 2.04.  Articles of Incorporation and By-laws.................  9
      Section 2.05.  Directors............................................. 10
      Section 2.06.  Officers.............................................. 10
      Section 2.07.  Conversion of Outstanding Company Stock............... 10
      Section 2.08.  Cancellation of Company Stock......................... 11
      Section 2.09.  Exchange of Certificates.............................. 11
      Section 2.10.  Adjustment to Cash Merger Consideration............... 13

ARTICLE III.

              REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY
      Section 3.01.  Organization, Etc..................................... 15
      Section 3.02.  Subsidiaries and Other Company Interests.............. 15
      Section 3.03.  Capitalization........................................ 15
      Section 3.04.  Authorization......................................... 16
      Section 3.05.  No Violation.......................................... 16
      Section 3.06.  Approvals............................................. 17
      Section 3.07.  Financial Statements and Other Information............ 17
      Section 3.08.  No Undisclosed Liabilities............................ 19
      Section 3.09.  Corporate Action...................................... 19
      Section 3.10.  Events Subsequent to December 31, 1995................ 19
      Section 3.11.  Taxes................................................. 20
      Section 3.12.  Litigation............................................ 22
      Section 3.13.  Compliance with Laws.................................. 22
      Section 3.14.  Title to and Condition of Property.................... 22
      Section 3.15.  Environmental Matters................................. 23
      Section 3.16.  Contracts............................................. 25
      Section 3.17.  Employee and Labor Matters and Plans.................. 26
      Section 3.18.  Insurance Policies.................................... 30
      Section 3.19.  Records............................................... 30
      Section 3.20.  Brokerage Fees........................................ 30

      Section 3.21.  No Product Liabilities; Product Warranties............ 31
      Section 3.22.  Suppliers and Customers............................... 31
      Section 3.23.  Intellectual Properties............................... 32
      Section 3.24.  Licenses.............................................. 33
      Section 3.25.  No Illegal or Improper Transactions................... 33
      Section 3.26.  Restrictive Documents and Territorial Restrictions.... 34
      Section 3.27.  Bank Accounts......................................... 34
      Section 3.28.  Contribution and Newco Share Exchange................. 34
      Section 3.29.  Syncotec Option....................................... 35
      Section 3.30.  No Misleading Statements.............................. 35

ARTICLE IV.

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
      Section 4.01.  Ownership............................................. 35
      Section 4.02.  Authorization......................................... 36
      Section 4.03.  No Violation.......................................... 36
      Section 4.04.  Approvals............................................. 36
      Section 4.05.  Brokerage Fees........................................ 37
      Section 4.06.  Litigation............................................ 37
      Section 4.07.  Securities Act Matters................................ 37
      Section 4.08.  No Misleading Statements.............................. 37

ARTICLE V.

               REPRESENTATIONS AND WARRANTIES OF ZYGO AND ZYGO SUB
      Section 5.01.  Organization, Etc..................................... 38
      Section 5.02.  Capitalization........................................ 38
      Section 5.03.  Authorization......................................... 38
      Section 5.04.  No Violation.......................................... 39
      Section 5.05.  Approvals............................................. 39
      Section 5.06.  Commission Filings.................................... 39
      Section 5.07.  Financial Statement and Other Information............. 40
      Section 5.08.  Compliance with Laws.................................. 40
      Section 5.09.  Brokerage Fees........................................ 41
      Section 5.10.  Opinion of Financial Advisor.......................... 41
      Section 5.11.  No Misleading Statements.............................. 41

ARTICLE VI.

      POST-CLOSING COVENANTS AND AGREEMENTS
      Section 6.01. Certain Tax Matters.................................... 41
               (a)  Sales and Transfer Taxes............................... 41
               (b)  Tax Returns and Payment of Taxes for Periods through
                    the Closing Date....................................... 42
               (c)  Indemnification for Taxes.............................. 42
               (d)  Tax Audits............................................. 43


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               (e)  Mutual Cooperation..................................... 43

      Section 6.02.  Consents of the Company's Accountants.  .............. 44

      Section 6.03.  Issuance of Options to Purchase Zygo Common Stock..... 44

      Section 6.04.  Beneficial and Record Ownership of the Syncotec
                     Interest ............................................. 44

ARTICLE VII.

      CONDITIONS OF CLOSING

      Section 7.01.  Conditions to  All Parties' Obligations............... 44
               (a)  Shareholder Approval................................... 44
               (b)  Illegality or Legal Constraint......................... 45
               (c)  Governmental Authorizations............................ 45
               (d)  Valuation.............................................. 45
               (e)  Escrow Agreement....................................... 45
               (f)  Distribution and Services Agreement ................... 45

      Section 7.02.  Conditions to the Obligations of Zygo and Zygo Sub to
               Effect the Acquisition...................................... 45
               (a)  Consents............................................... 45
               (b)  Opinion of Counsel..................................... 45
               (c)  Proceedings; Receipt of Documents...................... 46
               (d)  Options, Warrants and other Convertible Securities..... 46
               (e)  Employment, Non-Compete, Non-Disclosure and Non-
                    Solicitation Agreements................................ 46
               (f)  Fairness Opinion....................................... 46
               (g)  Audited Financial Statements........................... 46
               (h)  Comfort Letter......................................... 47
               (i)  Exercise of Syncotec Option............................ 47
               (j)  Consent to Use the Company's Audited Financial
                    Statements............................................. 47
               (k)  Lock-up Agreement...................................... 47
               (l)  FIRPTA Affidavit....................................... 48
               (m)  Supporting Documents................................... 48

      Section 7.03.  Conditions to the Obligations of the Company and the
               Shareholders to Effect the Acquisition...................... 48
               (a)  Opinion of Counsel..................................... 49
               (b)  Proceedings; Receipt of Documents...................... 49
               (c)  Supporting Documents................................... 49

ARTICLE VIII.

      INDEMNIFICATION

      Section 8.01.  Indemnification by the Shareholders................... 50
               (a)   Joint Indemnification................................. 50
               (b)   Several Indemnification............................... 51
      Section 8.02.  Indemnification by Zygo............................... 51
      Section 8.03.  Limitations........................................... 51
      Section 8.04.  Notice and Defense of Claims.......................... 52
      Section 8.05.  Non-Exclusive Remedy.................................. 53
      Section 8.06.  Survival of Representations and Warranties............ 53
      Section 8.07.  Reimbursement......................................... 53
      Section 8.08.  Other Indemnification Provision....................... 54
      Section 8.09.  Contribution Among Shareholders....................... 55

ARTICLE IX.

      GENERAL PROVISIONS
      Section 9.01.  Taking of Necessary Action.  ......................... 55
      Section 9.02.  Effect of Due Diligence............................... 55
      Section 9.03.  Expenses.............................................. 55
      Section 9.04.  Successors and Assigns................................ 56
      Section 9.05.  Entire Agreement...................................... 56
      Section 9.06.  Notices............................................... 56
      Section 9.07.  Applicable  Law....................................... 56
      Section 9.08.  No Third Party Beneficiaries.......................... 57
      Section 9.09.  Amendments and Waivers................................ 57
      Section 9.10.  Severability.......................................... 57
      Section 9.11.  Construction.......................................... 57
      Section 9.12.  Counterparts.......................................... 57
      Section 9.13.  Headings.............................................. 58

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                                    EXHIBITS

Exhibit 2.02(b)     Agreement of Merger
Exhibit 7.01(e)     Escrow Agreement
Exhibit 7.01(f)     Distribution and Services Agreement
Exhibit 7.02(b)     Legal Opinion of Pillsbury Madison & Sutro LLP
Exhibit 7.02(e)(1)  Form of Employment and Non-Compete Agreement
Exhibit 7.02(e)(2)  Employment Agreement with Francis E. Lundy
Exhibit 7.02(e)(3)  Non-Compete Agreement with Francis E. Lundy
Exhibit 7.02(k)     Lock-up Agreement
Exhibit 7.02(l)     FIRPTA Affidavit
Exhibit 7.03(a)     Legal Opinion of Fulbright & Jaworski L.L.P.

                                    SCHEDULES

Schedule 1     TIC Shareholders and Share Information

Schedule 2     TIC Disclosure Schedule

Schedule 3     Zygo Disclosure Schedule

Schedule 4 List of Individuals required to enter into Employment and Non-Compete Agreements with TIC

                                                                Execution Copy

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of August 7, 1996 (this "Agreement"), by and among Technical Instrument Company, a California corporation (the "Company"), Zygo Corporation, a Delaware corporation ("Zygo"), Zygo Acquisition Corporation, a California corporation and wholly owned subsidiary of Zygo ("Zygo Sub"), and the individuals and entities listed on
Schedule 1 hereto, constituting all the holders of capital stock of the Company (each, a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS

      WHEREAS, the respective Boards of Directors of the Company, Zygo and Zygo Sub have approved the acquisition of the Company by Zygo upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, to effect such acquisition, the respective Boards of Directors of the Company, Zygo and Zygo Sub have approved the merger (the "Merger") of Zygo Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of stock, no par value, of the Company (the "Company Stock") will be converted into the right to receive a combination of cash and Unregistered Shares (as hereinafter defined) of common stock, par value $.10 per share, of Zygo ("Zygo Common Stock"), upon the terms and conditions set forth herein;

      WHEREAS, based upon the representations, warranties and agreements herein made by Zygo and Zygo Sub and subject to the terms and conditions contained in this Agreement, the shareholders of the Company have unanimously approved this Agreement and desire that Zygo Sub be merged with and into the Company and that, as a result of the Merger, the Company become a wholly owned subsidiary of Zygo; and

      WHEREAS, in contemplation of the Merger, immediately prior to the date hereof, the Company has contributed (the "Contribution") to Technical Instrument San Francisco, a California corporation ("Newco"), the assets (but not the assets which are also related to, utilized in connection with, or useful to the conduct of the business (the "Business") of the proprietary products division of the Company (the "Division")), certain of the liabilities related to, and utilized in connection with, the business of the distribution division of the Company (the "Distribution Division"), upon the terms and conditions set forth in the Assignment and Assumption Agreement, dated August 7, 1996, a copy of which as been delivered to Zygo (the "Contribution Documents"); and

      WHEREAS, the shares of Newco have been distributed by the Company to some or all of the Shareholders in exchange for shares of Company Stock (the "Newco Share Exchange").

      NOW, THEREFORE, in consideration of the premises, the representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      In this Agreement the following words and phrases shall have the meanings hereinafter set forth:

      "Acquisition" shall mean the acquisition of the Shares pursuant to the terms of this Agreement.

      "Affiliate" or "affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition of "Affiliate", the term "control" and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

      "Agreement" shall mean this Agreement and Plan of Merger.

      "Agreement of Merger" shall have the meaning given such term in Section 2.02(b) hereof.

      "Audited Financial Statements" shall have the meaning given such term in
Section 3.07 (a) hereof.

      "Business" shall have the meaning given such term in the Recitals hereof.

      "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday under the Federal laws of the United States.

      "California Law" shall have the meaning given such term in Section 2.01 hereof.

      "Cash Merger Consideration" shall have the meaning given such term in
Section 2.07 hereof.

      "Closing" shall have the meaning given such term in Section 2.02 hereof.


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

      "Closing Date" shall have the meaning given such term in Section 2.02 hereof.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Commission" shall mean the Securities and Exchange Commission of the United States.

      "Company Stock" shall have the meaning given such term in the Recitals hereof.

      "Company Interest" shall have the meaning given such term in Section 3.02 hereof.

      "Constituent Corporations" shall have the meaning given such term in
Section 2.01 hereof.

      "Contaminated Site List" shall mean any list, registry or other compilation established by any Governmental Entity of sites that require or potentially require investigation, removal actions, remedial actions or any other response under any Environmental Laws or treaty covering environmental matters, as the result of a Release or threatened Release of any Hazardous Materials.

      "Contracts" shall have the meaning given such term in Section 3.16(a) hereof.

      "Contribution" shall have the meaning given such term in the Recitals hereof.

      "Contribution Documents" shall have the meaning given such term in the Recitals hereof.

      "Disclosure Schedule" shall have the meaning given such term in the preamble to Article III hereof.

      "Distribution and Services Agreement" shall mean that certain agreement, dated the Closing Date, by and between the Company and Newco, in the form of
Exhibit 7.02(n) hereto.

      "Distribution Division" shall have the meaning given such term in the Recitals hereof.

      "Division" shall have the meaning given such term in the Recitals hereof.

      "Effective Date" shall mean the date that the Secretary of State of the State of California accepts the Agreement of Merger for filing.

      "Effective Time" shall mean the time on the Effective Date when the Secretary of State of the State of California accepts the Agreement of Merger for filing.

      "Employee" shall have the meaning given such term in Section 3.17(j) hereof.

      "Employee Plan" shall have the meaning given such term in Section 3.17(a) hereof.

      "Environmental Conditions" shall mean any pollution, contamination, degradation, damage or injury caused by, related to, arising from or in connection with the generation, handling, use, treatment, storage, transportation or Release of any Hazardous Materials.

      "Environmental Laws" shall mean all Federal, provincial, state, local and foreign environmental laws, rules, statutes, regulations, ordinances, decrees or orders of Canada or the United States or of any federal, provincial, state, municipality or other subdivision of any thereof relating to pollution, hazardous substances or protection of the environment, including but not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq.; the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss.11011 et. seq.; the Clean Air Act, 42 U.S.C. ss.7401 et seq.; the Clean Water Act, 33 U.S.C. ss.1251 et. seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss.651 et seq.; and all applicable published rules, regulations, directives, guidances and policies of the EPA and of all similar state and local agency requirements.

      "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses, including without limitation Environmental Remediation Costs), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney fees and other legal fees (a) pursuant to any agreement, order, notice, directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising under or relating to Environmental Laws, or (b) pursuant to any claim by a Governmental Entity or other Person for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred or asserted by such Governmental Entity or Person, pursuant to common law or statute, arising under or relating to Environmental Laws.

      "Environmental Remediation Costs" shall mean all costs and expenses of actions or activities to (a) clean-up or remove Hazardous Materials from the environment, (b) prevent or minimize the movement, leaching or migration of Hazardous Materials into the environment, (c) prevent, minimize or mitigate the Release or threatened Release of Hazardous Materials into the environment, or injury or damage from such Release, and (d) comply with the requirements of any Environmental Laws. Environmental Remediation Costs include, without limitation, costs and expenses payable in connection with the foregoing for legal, engineering or other consultant services, for investigation, testing, sampling and monitoring, for boring, excavation and construction, for removal, modification or replacement of equipment or facilities, for labor and material, and for proper storage, treatment and disposal of Hazardous Materials.

      "EPA" shall mean the United States Environmental Protection Agency.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it now exists and is hereafter amended.

      "ERISA Affiliate" shall mean any person, firm or entity (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under Sections 414(b), 414(c) or 414(m) of the Code, or which, together with the Company, is a member of a controlled group within the meaning of Section 4001(a) of ERISA.

      "Escrow Agreement" shall mean that certain escrow agreement, dated the Closing Date, by and among Zygo, each of the Shareholders and Continental Stock Transfer & Trust Company, as escrow agent, in the form of Exhibit 7.02(m) hereto.

      "Escrowed Shares" shall have the meaning given such term in Section 2.07 hereof.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Final Closing Date Balance Sheet" shall have the meaning given such term in Section 2.10(c) hereof.

      "Financial Statements" shall have the meaning given such term in Section 3.07(a) hereof.

      "Generally accepted accounting principles" shall mean generally accepted accounting principles in the United States.

      "Governmental Entity" shall mean any court, administrative agency or commission or other federal, state or local government or governmental authority or instrumentality.

      "Hazardous Materials" shall mean any (a) toxic or hazardous materials or substances; (b) solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials; (c) radioactive materials; (d) petroleum wastes and spills or releases of petroleum products; and (e) any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Entity under any Environmental Law.


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

      "Indemnified Party" shall have the meaning given such term in Section 8.04 hereof.

      "Indemnifying Party" shall have the meaning given such term in Section
8.04 hereof.

      "Indemnity Claim" shall have the meaning given such term in Section 8.07 hereof.

      "Intellectual Property" shall have the meaning given such term in Section
3.23 hereof.

      "Interim Financial Statements" shall have the meaning given such term in
Section 3.07(a) hereof.

      "IRS" shall mean the Internal Revenue Service.

      "Knowledge" shall mean, with respect to the Company, the actual present knowledge of Francis E. Lundy, Dennis Milosky, Todd Draskovich, Nick Doe, John Pelzl, Jerry Sheeley, Terence Lundy, Horst Groneberg and Bonnie Yoshikawa, and with respect to Zygo, the actual present knowledge of any executive officer of Zygo; provided, however, that Knowledge with respect to the Company or Zygo shall not be deemed to include the Company's (or any such named persons') or Zygo's (or any of its executive officers'"), as the case may be, possession or review of a written document or material or past awareness or knowledge of oral or written information, in the absence of actual present knowledge on the part of the individuals specified above at the time of the execution of this Agreement.

      "License" shall have the meaning given such term in Section 3.24 hereof.

      "Liens" shall mean all liens, charges, security interests, pledges, rights or claims of others, restraints on transfer or other encumbrances.

      "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, prospects, results of operations, financial condition or assets of such Person and its Subsidiaries, if any, taken as a whole.

      "Merger Consideration" shall mean the Cash Merger Consideration and the Stock Merger Consideration to be received by a holder of shares of Company Stock in the Merger.

      "Nasdaq National Market" shall mean the National Association of Securities Dealers Automated Quotation National Market.

      "New Certificates" shall have the meaning given such term in Section 2.09(a) hereof.

      "Newco Share Exchange" shall have the meaning given such term in the Recitals hereof.

      "Old Certificates" shall have the meaning given such term in Section 2.09(a) hereof.

      "PBGC" shall mean Pension Benefit Guaranty Corporation.

      "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

      "Product Liability" shall have the meaning given such term in Section 3.21 hereof.

      "Proposed Closing Date Balance Sheet" shall have the meaning given such term in Section 2.10(a) hereof.

      "Registration Statement" shall have the meaning given such term in Section
5.06 hereof.

      "Regulatory Authority" shall mean any foreign, federal, state or local government or governmental authority the approval of which, or filing with, is legally required or permitted for consummation of the transactions contemplated by this Agreement.

      "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

      "Requisite Regulatory Approvals" shall have the meaning given such term in
Section 7.01(c) hereof.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "Shares" shall mean the 2,702,739 issued and outstanding shares of Company Stock as at the Closing Date, constituting all of the Company's issued and outstanding capital stock.

      "Stock Merger Consideration" shall have the meaning given such term in
Section 2.07 hereof.

      "Subsidiary" shall mean, with respect to any entity, any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity.


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

      "Surviving Corporation" shall have the meaning given such term in Section
2.01 hereof.

      "Syncotec Option" shall mean the option held by the Company to purchase the Syncotec Interest.

      "Syncotec Interest" shall mean the fifty percent (50%) interest in Syncotec GMBH, a German company.

      "Tax" and "Taxes" shall have the meaning given such terms in Section 3.11 hereof.

      "Tax Return(s)" shall have the meaning given such term in Section 3.11 hereof.

      "Unaffiliated Firm" shall have the meaning given such term in Section 2.10(b) hereof.

      "Unregistered Shares" shall mean shares of stock issued in a transaction which has not been registered under the Securities Act.

      "Zygo 10-K" shall have the meaning given such term in Section 5.07 hereof.

      "Zygo 10-Q" shall have the meaning given such term in Section 5.07 hereof.

      "Zygo Common Stock" shall have the meaning given such term in the Recitals hereof.

      "Zygo Disclosure Schedule" shall have the meaning given such term in the preamble to Article V hereof.

      "Zygo Exchange Act Filings" shall have the meaning given such term in
Section 5.06 hereof.

      "Zygo Subsidiary" shall mean any Subsidiary of Zygo.

                                  ARTICLE II.

                                  THE MERGER

      Section 2.01. The Merger. At the Effective Time (as defined in Section
2.02 hereof) and subject to and upon the terms of this Agreement, Zygo Sub shall be merged with and into the Company in accordance with the provisions of the General Corporation Law of the State of California ("California Law"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") under the corporate name "Technical Instrument Company" and the separate corporate existence of Zygo Sub shall cease. The Company and Zygo Sub are sometimes collectively referred to as the "Constituent Corporations".

      Section 2.02. Closing and Effective Time. (a) The closing (the "Closing") of the Merger shall take place at _____ p.m., New York time, on the date hereof (the "Closing Date"), at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, unless another time, place or date is agreed to in writing by the parties hereto.

          (b) As soon as practicable on or after the Closing Date, the Company, Zygo and Zygo Sub shall file an agreement of merger, substantially in the form of Exhibit 2.02(b) hereof (the "Agreement of Merger"), with the Secretary of State of the State of California and make all other filings or recordings required by California Law in connection with the Merger. The Merger shall become effective at such time as the Agreement of Merger is duly filed with the Secretary of State of the State of California in accordance with California Law or at such other time as specified in the Agreement of Merger. The date and time when the Merger shall become effective are hereinafter referred to as the "Effective Date" and the "Effective Time," respectively.

      Section 2.03. Effects of the Merger. The separate corporate existence of the Company, as the Surviving Corporation, with all its purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger. At the Effective Time, the Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts, chooses in action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all the debts, liabilities and duties of the Constituent Corporations with the effects provided by applicable provisions of law.

      Section 2.04. Articles of Incorporation and By-laws.

          (a) The Articles of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the provisions of California Law, except that at the Effective Time the Articles of Incorporation of the Company shall be amended by striking out Article Five thereof and by substituting in lieu of said Article the following new Article Five and by adding Article Six and Article Seven:

               "ARTICLE FIVE: This corporation is hereby authorized to indemnify, whether by bylaw, agreement or otherwise, any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation, in excess of the indemnification expressly permitted by Section 317 of the General Corporation Law of California for such agents for breach of duty to the corporation and its shareholders, to the fullest extent permissible under California law."

               "ARTICLE SIX: Any repeal or modification of the provisions of Article Four or Article Five by the shareholders of this corporation shall be prospective only, and not adversely affect any right or protection of a director, officer, employee or other agent (including any person described in Article Five above) of this corporation existing at the time of such repeal or modification."

               "ARTICLE SEVEN: If the General Corporation Law of California hereafter is amended to authorize the further elimination or limitation of the liability of directors of the corporation, then the liability of a director of the corporation shall be limited to the fullest extent permitted by the amended General Corporation Law of California; and if the General Corporation Law of California is amended to authorize the further indemnification of directors of the corporation, then the indemnification of a director of the corporation shall be to the fullest extent permitted by the General Corporation Law of California."

          (b) The By-laws of Zygo Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, until duly amended in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation and such By-laws.

      Section 2.05. Directors. The directors of Zygo Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time and shall hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

      Section 2.06. Officers. The officers of Zygo Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time and shall hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

      Section 2.07. Conversion of Outstanding Company Stock. Except as provided in Section 2.08 hereof, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Stock, or the holder of any shares of common stock, without par value, of Zygo Sub ("Zygo Sub Stock"):

            (i) each share of Company Stock issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive in cash (the "Cash Merger Consideration") $4.16587 per share of Company Stock, and .036245 of an Unregistered Share of Zygo Common Stock (the "Stock Merger Consideration"); and

            (ii) each share of Zygo Sub Stock outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

Except as provided in Section 2.09 hereof, as of and after the Effective Time, no holder of any certificate that immediately before the Effective Time represented shares of Company Stock, shall have any rights as a holder of Company Stock, other than to receive the consideration specified in this Section
2.07 in accordance with the terms hereof and the right, if any, to receive pursuant to Section 2.09(b) hereof cash in lieu of fractional shares into which such shares of Company Stock have been converted and any distribution or dividend pursuant to said Section 2.09(c). Of the aggregate Stock Merger Consideration payable to all holders of Company Stock pursuant to this Section 2.07, 69,841 Unregistered Shares of Zygo Common Stock (the "Escrowed Shares") shall be deposited by Zygo at the Closing with the Escrow Agent pursuant to the terms of the Escrow Agreement. The Escrowed Shares shall be allocated among the Shareholders as indicated on Schedule 1 hereto. The Escrowed Shares will serve as collateral security for the payment by the Shareholders, if applicable, of cash to be delivered as provided in Section 2.10 hereof, or for the indemnification obligations of the Shareholders as provided in Article VIII hereof.

      Section 2.08. Cancellation of Company Stock. At the Effective Time, all shares of Company Stock that are owned by Zygo or Zygo Sub shall be cancelled without any consideration being payable therefor.

      Section 2.09. Exchange of Certificates.

          (a) Exchange Procedures. As soon as reasonably practicable after the Effective Time, each holder of record of a certificate or certificates that immediately prior thereto represented issued and outstanding shares of Company Stock ("Old Certificates") shall surrender such Old Certificates, together with a properly completed letter of transmittal (specifying that delivery shall be effected, and that risk of loss and title to the Old Certificates shall pass, only upon delivery of the Old Certificates to the Surviving Corporation, such letter of transmittal to be in such form and have such other provisions as the Company and Zygo may reasonably agree), to the Surviving Corporation in exchange for the consideration specified in Section 2.07, except as otherwise specifically provided in this Section 2.09. The Cash Merger Consideration payable upon the surrender of a holder's Old Certificates shall be paid promptly (and if practicable on the date of such surrender) by corporate check or, at the request of a Shareholder given to Zygo not less than 24 hours prior to receipt of confirmation from the Secretary of State of California of the Effective Date, by wire transfer of immediately available funds, if practicable, and otherwise of next day funds, in the name of and to the address (if by check) or to the account (if by wire transfer) specified by such holder in his or its Letter of Transmittal or otherwise submitted to Zygo in writing. Lost certificates shall be treated in accordance with the existing By-laws of the Company. Until so surrendered, the Old Certificates shall represent, after the Effective Time, solely the right to receive the consideration specified in Section 2.07, except as otherwise provided in this Section 2.09. Old Certificates surrendered to the Surviving Corporation shall be cancelled. No interest will be paid or will accrue on any cash payable upon the surrender of any Old Certificate. If any certificate or certificates representing shares of Zygo Common Stock issuable pursuant to Section 2.07 ("New Certificates") is to be issued to a Person other than the registered holder of the Old Certificate surrendered, it shall be a condition of such exchange that the Old Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of such New Certificate to the Person other than the registered holder of the Old Certificate surrendered, or establish to the satisfaction of Zygo that such tax has been paid or is not applicable.

          (b) No Fractional Shares. No fractional shares of Zygo Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued upon the surrender for exchange of the Old Certificates. In lieu of any such fractional share, each holder of shares of Company Stock who would otherwise have been entitled to a fraction of a share of Zygo Common Stock upon consummation of the Merger shall be paid, upon surrender of such holder's Old Certificates, cash (rounded to the nearest whole cent), without interest, in an amount equal to the product of (i) such fraction multiplied by (ii) $30.625 (being the closing price of a share of Zygo Common Stock on June 28, 1996, the date the letter of intent was executed, appropriately discounted).

          (c) Distributions with Respect to Unexchanged Shares. Whenever a dividend or other distribution is declared by Zygo in respect of Zygo Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Zygo Common Stock issuable pursuant to this Agreement. No dividends or other distributions declared or made after the Effective Date on Zygo Common Stock shall be paid to any Person holding an Old Certificate until such Old Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Old Certificate by any holder thereof, there shall be paid to the holder of the New Certificate issued in exchange therefor, without interest (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the Zygo Common Stock represented thereby and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the time of such surrender and a payment date subsequent to the time of such surrender payable with respect to the Zygo Common Stock represented thereby, less the amount of any withholding taxes which may be required thereon.

          (d) Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made. If, after the Effective Time, Old Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration as provided in Section 2.07 hereof.

      Section 2.10. Adjustment to Cash Merger Consideration. (a) As soon as practicable and in any event no later than sixty (60) days after the Closing Date, Zygo shall deliver to the Shareholders a proposed actual balance sheet of the Company as of the Closing Date, in accordance with generally accepted accounting principles applied in a manner consistent with the Financial Statements (the "Proposed Closing Date Balance Sheet").

          (b) During the thirty (30) day period following the receipt of the Proposed Closing Date Balance Sheet, Zygo shall cause the Surviving Corporation to provide Francis E. Lundy, as the representative of each of the Shareholders, with reasonable access to such financial and other records of the Company as may be requested by Mr. Lundy to confirm the accuracy of the Proposed Closing Date Balance Sheet. As soon as practicable but in no event later than the end of such 30 day period, a majority in interest of the Shareholders shall inform Zygo in writing that either the Proposed Closing Date Balance Sheet is acceptable or object to the Proposed Closing Date Balance Sheet in writing setting forth a specific description of the Shareholders' objections (it being agreed that the failure of a majority in interest of the Shareholders to deliver such written notice to Zygo within such thirty (30) day period shall be deemed acceptance by the Shareholders). If the Shareholders object as provided above and if Zygo does not agree with the Shareholders' objections, if any (it being agreed that the failure of Zygo to deliver written notice to the Shareholders of Zygo's disagreement with the Shareholders' objections within 30 days of receipt of such written objection shall be deemed acceptable by Zygo), or such objections are not resolved by Zygo, on the one hand, and a majority in interest of the Shareholders, on the other hand, on a mutually agreeable basis within thirty
(30) days after Zygo's receipt of the Shareholders' objections, any such disagreement shall be promptly submitted to a mutually acceptable "big six" accounting firm not employed by any of the parties to this Agreement (the "Unaffiliated Firm"). The Unaffiliated Firm shall determine within thirty (30) days after said Unaffiliated Firm's engagement by the parties the balance sheet of the Company as of the Closing Date, prepared in accordance with generally accepted accounting principles applied in a manner consistent with the Financial Statements. The decision of such Unaffiliated Firm shall be final and binding upon, and its fees, costs and expenses shall be shared equally by, Zygo on the one hand and the Shareholders on the other hand. Zygo and the Shareholders shall each bear the fees, costs and expenses of its own accountants, if any. Upon resolution of any such dispute, the determination of the Closing Date Balance Sheet shall be deemed to be final.

          (c) The balance sheet of the Company as of the Closing Date, accepted or determined as provided in subsection (b) above, is hereinafter referred to as the "Final Closing Date Balance Sheet." If the Final Closing Date Balance Sheet shows that the "net tangible book value" of the Company (i.e., the tangible book value of the assets of the Company (after giving effect to the Contribution and the Newco Share Exchange) less the tangible book value of liabilities of the Company (after giving effect to the Contribution and the Newco Share Exchange) as at the Closing Date is greater than or less than $759,256, then Zygo shall pay to the Shareholders an amount equal to the amount by which such net tangible book value exceeds $759,256 or the Shareholders shall pay to Zygo an amount equal to the amount by which $759,256 exceeds such net tangible book value. Such amount shall, promptly, but in no event later than five (5) Business Days after determination of the Final Closing Date Balance Sheet, be paid by Zygo to the Shareholders or paid by the Shareholders to Zygo, as applicable. Each Shareholder shall be responsible for or shall be entitled to, as the case may be, that portion of such payment which the number of shares of Zygo Common Stock into which such Shareholder's Company Stock is converted at the Effective Time bears to the total number of shares of Zygo Common Stock into which all issued and outstanding shares of Company Stock are converted at the Effective Time.

          (d) To the extent that at the Closing Date the Company does not own beneficially and of record the Syncotec Interest, Zygo shall pay to each Shareholder his or its pro rata portion of $140,000 (based on such Shareholder's percentage interest in Company Stock after the Newco Share Exchange and immediately prior to the Closing) within five (5) Business Days of receipt of evidence reasonably satisfactory to Zygo that the Company has acquired beneficial and record ownership of the Syncotec Interest, free and clear of all Liens.

          (e) Zygo shall also pay to each Shareholder, on a date to be determined by Zygo but in no event later than fifteen (15) months after the Closing Date, such Shareholder's pro rata portion of $300,000 (based on such Shareholder's percentage interest in Company Stock after the Newco Share Exchange and immediately prior to the Closing) if and only if, prior to the date which is fifteen (15) months after the Closing Date, the Company has acquired beneficial and record ownership of the Syncotec Interest, free and clear of all Liens, and has provided Zygo with evidence thereof reasonably satisfactory to Zygo.

                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

      Except as set forth (by reference to the applicable Section of this Agreement) in the disclosure schedule delivered by the Company and each of the Shareholders to Zygo on the date hereof (the "Disclosure Schedule"), a copy of which is attached hereto as Schedule 2, the Company and each Shareholder hereby jointly and severally represent and warrant to Zygo and Zygo Sub as follows:

      Section 3.01. Organization, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect on the Company. All of the jurisdictions in which the Company is qualified or licensed to do business are set forth on the Disclosure Schedule. The Company has heretofore delivered to Zygo true and correct copies of the Articles of Incorporation and By-laws of the Company as in effect on the date hereof.

      Section 3.02. Subsidiaries and Other Company Interests. The Company has no Subsidiaries. The Disclosure Schedule contains a list of all partnerships, joint ventures and other entities in which the Company has, directly or indirectly, any legal or beneficial equity interest and indicates for each such partnership, joint venture or other entity (a "Company Interest"): (i) the percentage and type of equity securities of or other interest in the Company Interest owned or controlled by Company; (ii) the identity of any other beneficial or record owner of any such Company Interest and the percentage and type of such ownership;
(iii) the jurisdiction of incorporation or organization; (iv) each jurisdiction in which it is qualified or licensed to conduct its business; and (v) in the case of any joint venture, the identity of each other joint venture partner. The Company is the direct owner, beneficially and of record, of all such equity securities or other interests listed as being owned by it, free and clear of all Liens.

      Section 3.03. Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth on the Disclosure Schedule. All of the issued and outstanding shares of capital stock of the Company are owned of record by the Shareholders, in the respective amounts indicated on Schedule 1 hereto. No Persons other than the Shareholders are or will be entitled to receive any payment with respect to the Shares. The Company does not hold any shares in its own capital. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Company's Articles of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable corporate laws. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. According to the General Corporation Law of the State of California, any shares of Company Stock reacquired by the Company are restored to the status of authorized but unissued shares. All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities and corporate laws. None of the outstanding securities has been issued in violation of any preemptive rights, rights of first refusal or similar rights. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which the Company is a party or by which the Company is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of its capital stock or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or other, of the Company to purchase, redeem or otherwise acquire any shares of its capital stock. The Company is not a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting, dividend or other rights with respect to any of the capital stock of the Company.

      Section 3.04. Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out its obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company and its shareholders. Each of this Agreement and the other agreements contemplated hereby have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether enforceability is considered in equity or at law).

      Section 3.05. No Violation. The execution and delivery of this Agreement and each of the other agreements contemplated hereby by the Company does not, and the consummation by the Company of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Company's Articles of Incorporation or By-laws (b) conflict with, or result in any violation of or default or loss of any benefit under, any License, grant, statute, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which the Company or the Company Subsidiary is a party or to which any of their respective property is subject; (c) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which the Company or the Company Subsidiary is a party or to which any of their respective property is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of the Company or the Company Subsidiary; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any License.

      Section 3.06. Approvals. The execution and delivery of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby by the Company will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which the Company is a party or to which any of its property is subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by the Company in connection with the execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation by the Company of the transactions contemplated hereby and thereby, or the performance by the Company of its obligations hereunder and thereunder, other than the filing of the Agreement of Merger in accordance with California Law.

      Section 3.07. Financial Statements and Other Information.

          (a) The Company has delivered to Zygo (i) true, correct and complete copies of the audited balance sheets of the Company as of December 31, 1994 and 1995, and the related statements of operations, accumulated deficit and cash flows (together with the auditors' reports thereon) for each of the years ended December 31, 1993, 1994 and 1995, together with notes to such financial statements (the "Audited Financial Statements") and (ii) true, correct and complete copies of the unaudited balance sheet of the Company as at March 31, 1996, and the related statements of operations, accumulated deficit and cash flows for the three month periods ended March 31, 1995 and 1996 (the "Interim Financial Statements"). The Audited Financial Statements and Interim Financial Statements are herein collectively referred to as the "Financial Statements". The Audited Financial Statements are the audited financial statements of the Division except for the line item "income (loss) from discontinued operations (less applicable income taxes)" and its impact on net earnings (loss).

          (b) The Financial Statements are in accordance with the books and records of the Company, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and are in compliance with Commission Regulation S-X, and the balance sheets included therein present fairly as of their respective dates the financial condition of the

Company (subject, in the case of Interim Financial Statements, to year-end adjustments that may be required upon audit, which adjustments will not have a Material Adverse Effect on such financial statements). All material liabilities and obligations, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such Financial Statements have been disclosed in the balance sheets included in the Financial Statements or in notes to the Financial Statements to the extent such liabilities were required, under generally accepted accounting principles, to be so disclosed as of the date such Financial Statements were prepared. The statements of operations, accumulated deficit and cash flows included in the Financial Statements present fairly the results of operations, accumulated deficit and cash flows of the Company for the periods indicated (subject, in the case of Interim Financial Statements, to year-end adjustments that may be required upon audit, which adjustments will not have a Material Adverse Effect on such financial statements), and the notes included in the Financial Statements present fairly the information purported to be shown thereby. The statements of operations included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified therein.

          (c) All properties, investments, tangible assets and deferred costs reflected in the latest balance sheet included in the Financial Statements, collectively have a fair market or realizable value at least equal to the value thereof as reflected therein.

          (d) The inventories owned by the Company (which are the inventories owned by the Division) shown in all balance sheets (including the latest balance sheet) included in the Financial Statements are properly valued at the lower of cost or market, determined on a first in, first out basis (FIFO), in accordance with generally accepted accounting principles consistently applied, are usable or saleable and not obsolete or represent excess quantities and can reasonably be anticipated to be used or sold in the ordinary course of business of the Company. Since December 31, 1995 the inventories of the Division have been maintained at levels consistent with past practice as reflected on its books and records, and the Company has not caused the inventories of the Division to be materially increased or decreased, other than in the ordinary course of business consistent with past practice.

          (e) The accounts and notes receivable of the Company (which are the accounts and notes receivable of the Division) included in the latest balance sheet included in the Financial Statements, are collectible in full over the period of usual trade terms (by use of the Company's normal collection methods without resort to litigation or reference to a collection agency), and there do not exist any defenses, counterclaims and set-offs which would materially adversely affect such receivables, and all such receivables are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of the Company. The Company has fully performed all obligations with respect thereto which it was obligated to perform to the date hereof. The Company has delivered to Zygo a true and complete aging schedule of the Company's accounts receivable as of June 30, 1996.

          (f) Since December 31, 1995 there has been no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects of the Division, whether as a result of any legislative or regulatory change, revocation of any License or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise, which has had or is reasonably likely to have a Material Adverse Effect on the Company, other than changes related to the Division's industry or the economy in any particular country or region and not specifically related solely to the Division.

      Section 3.08. No Undisclosed Liabilities. Except as set forth in the notes to the Financial Statements, the liabilities on the latest balance sheet included in the Financial Statements consist solely of accrued obligations and liabilities incurred by the Company in the ordinary course of its business to Persons which are not Affiliates of the Company. There are no liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, including without limitation documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, and no existing condition, situation or set of circumstances that could reasonably result in such a liability, other than (a) liabilities disclosed in the Financial Statements (b) liabilities which have arisen in the ordinary course of business and consistent with past practice (none of which is a liability for breach of contract, breach of warranty (other than chargebacks incurred in the ordinary course of business and consistent with past practice), tort, infringement claim or lawsuit) which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect on the Company and (c) liabilities which have been assumed by Newco prior to the Closing Date in connection with the Contribution and which are specifically set forth in the Contribution Documents. There are no asserted claims for indemnification by any Person against the Company under any law or agreement or pursuant to the Articles of Incorporation or By-laws of the Company and the Company is not aware of any facts or circumstances that might give rise to the assertion of such a claim against the Company thereunder.

      Section 3.09. Corporate Action. All corporate action of the Board of Directors and of the shareholders of the Company taken on or prior to the date hereof has been duly authorized, adopted or ratified in accordance with applicable law and the Articles of Incorporation and By-laws of the Company and has been duly recorded in its corporate minute books (true, correct and complete copies of which have been delivered to or made available for inspection by
Zygo).

      Section 3.10. Events Subsequent to December 31, 1995. Except for changes resulting from the Contribution as specifically disclosed in the Contribution Documents or from the Newco Share Exchange, since December 31, 1995 the Company has not (a) issued any stock, bond or other corporate security (including without limitation securities convertible into or rights to acquire capital stock of the Company), (b) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent) that would be shown on a balance sheet of the Company (prepared in accordance with generally accepted accounting principles applied in a manner consistent with the Financial Statements) as of the Closing Date, other than in the ordinary course of business, (c) discharged or satisfied any Lien,
(d) declared or made any payment or distribution to shareholders or purchased or redeemed any shares of its capital stock or other securities, or has any intention to do so, (e) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (f) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim,
(g) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (h) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (i)(i) granted any severance or termination pay to any of its directors, officers, employees or consultants, (ii) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) or arrangement with any of its directors, officers, employees or consultants, (iii) increased any benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increased the compensation, bonus or other benefits payable to any of its directors, officers, consultants or employees, (j) made any material change in the manner of its business or operations, (k) made any material change in any method of accounting or accounting practice, except for any such change required by reason of a concurrent change in generally accepted accounting principles or disclosed in the Financial Statements, (l) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (m) entered into any commitment (contingent or otherwise) to do any of the foregoing.

      Section 3.11. Taxes. Except for matters that would not have a Material Adverse Effect on the Company, (i) all tax returns (including, without limitation, income, profit, franchise, sales and use, excise, severance, occupation, property, gross receipts, payroll and withholding tax returns and information returns), deposits and reports (all such returns, deposits and reports herein referred to collectively as "Tax Returns" or singularly as a "Tax Return") of or relating to any federal, state, local or foreign or other governmental tax (all, together with any penalties, additions to tax, fines and interest thereon or related thereto, herein referred to collectively as "Taxes" or singularly as a "Tax") that are required to be filed or deposited for, by, on behalf of or with respect to the Company, including, but not limited to, those relating to the income, business, operations or property of the Company and those which include or should include the Company have been filed or deposited duly and on a timely basis and all Taxes and filing fees shown to be due and payable on such Tax Returns have been paid in full and all installments, assessments and charges of which the Company is aware or has received notice and which are due and payable by the Company have been paid in full; (ii) all such Tax Returns and the information and data contained therein have been properly and accurately compiled and completed, fairly present the information purported to be shown therein and reflect all liabilities for Taxes for the periods covered by such Tax Returns; (iii) to the Knowledge of the Company, no such Tax Return or designation contains any misstatement or omits any statement that should have been included therein; (iv) all Taxes imposed on the Company (or for which the Company is or could be liable, whether to any Governmental Entity or to other Persons (as, for example, under tax allocation agreements)), for all periods up to the Closing Date which are due and payable on or before the Closing Date, have been paid; (v) none of such Tax Returns are now under audit or examination by any federal, state, local or foreign or other Governmental Entity and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against the Company or with respect to any such Tax Return or any suits or other judicial or administrative actions, proceedings, investigations or claims now pending or, to the Knowledge of the Company, threatened against the Company with respect to any Tax, governmental charge or assessment; (vi) the latest balance sheet included in the Financial Statements reflects and includes adequate provisions for the payment in full of any and all Taxes for which the Company is or could be liable, whether to any Governmental Entity or to other Persons (as, for example, under tax allocation agreements), not yet due for any and all periods up to and including the date of such balance sheet; (vii) all Taxes for which the Company is or could be liable, whether to any Governmental Entity or to other Persons (as, for example, under tax allocation agreements), for periods through the Closing Date (whether or not the period ends for tax purposes on the Closing Date) have been, or will be, paid when due or adequately reserved against on the books of the Company on or prior to the Closing Date; (viii) the Company has withheld and remitted all amounts required to be withheld and have paid such amounts due to the appropriate authority on a timely basis and in the form required under the appropriate legislation; (ix) the Company has not been, and is currently not, required to file a Tax Return in any jurisdiction other than the United States and the State of California; and (x) the Company has not acquired property from, or disposed of property for proceeds less than fair market value thereof to, any Person with whom it does not deal at arm's length. The March 31, 1996 balance sheet contains adequate reserves against any liability for Taxes for which the Company could be liable in respect of any audit or examination set forth on the Disclosure Schedule. There is no tax Lien, whether imposed by any federal, state, county, local or foreign taxing authority, outstanding against the assets, properties or business of the Company other than Liens for current Taxes not yet due for which adequate reserves have been provided for. All material elections and consents with respect to any Tax (or the computation thereof) affecting the Company as of the date hereof are obvious from the Tax Returns or are set forth on the Disclosure Schedule. After the date hereof, no election or consent with respect to any Tax (or the computation thereof) affecting the Company will be made without the written consent of Zygo. The Company has not agreed to make and is not required to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise. Other than the employment agreements delivered pursuant to Section 7.02(e) hereof, the Company is not a party to any agreement, contract, arrangement or plan that has resulted, or as a consequence of the transactions contemplated hereby will result, separately or in the aggregate, in the payment of any excess parachute payments within the meaning of Section 280G of the Code. The

Company has not filed a consent under Section 341(f) concerning collapsible corporations. The Company is not a party to any Tax sharing or allocation agreement. The Company has not been a member of an affiliated group filing a consolidated Federal income tax return and has no liability for Taxes under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

      Section 3.12. Litigation. There is no action, suit, investigation, arbitration or proceeding pending or, to the Knowledge of the Company, threatened, or to the Knowledge of the Company any basis in fact therefor, against or involving the Company or any of its officers, directors, employees or consultants (in all instances, in their capacity as such), assets, business or products, whether at law or in equity. With respect to each litigation or claim described in the Disclosure Schedule, copies of all pleadings, filings, correspondence with opposing parties and their counsel, opinions of counsel, results of studies, judgments, orders, attachments, impositions of or recordings of Liens and other documents have been furnished to Zygo.

      Section 3.13. Compliance with Laws. The Company has complied in all material respects with all applicable laws (including rules, regulation, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of any Governmental Entity relating to or affecting the operation, conduct or ownership of its properties or business, except where the failure to so comply has not had, and would not have, a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity (including without limitation any audit or similar review by any federal, foreign, state or local taxing authority) with respect to the Company is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated in writing to the Company an intention to conduct the same. Neither the Company nor, to the Knowledge of the Company, any director, officer, consultant or employee of the Company (in all instances, in their capacity as such), is in default with respect to any order, writ, injunction or decree known to or served upon the Company of any Governmental Entity, which default would have a Material Adverse Effect on the Company. There is no existing law, rule, regulation or order, whether federal, state, local or foreign, which would prohibit or materially restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in the manner in which it is conducted as of the date hereof in any jurisdiction in which it is now conducting business or in which it currently proposes to conduct business.

      Section 3.14. Title to and Condition of Property.

          (a) The Company does not own any real property. The Disclosure
Schedule identifies all of the rights and interests in leasehold estates owned by the Company and used in connection with the Division as of the date hereof, and the nature and amount of its interest therein. To the Knowledge of the Company, the Company has valid, subsisting and enforceable leases to all leasehold estates identified and reflected in the Disclosure Schedule (with such exceptions as are, individually or in the aggregate, not material and do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such properties by the Company) and either good and marketable title or rights as lessee to all personalty of any kind or nature owned or used by the Company in its business, in each case free and clear of all Liens except for (i) Liens, defects or irregularities of title identified on the Disclosure Schedule which, individually or in the aggregate, do not detract from or materially interfere with the present or reasonably foreseeable use or value of the properties subject thereto or otherwise have or reasonably could have a Material Adverse Effect on the Company, and (ii) Liens for non-delinquent Taxes and non-delinquent statutory liens arising other than by reason of default by the Company. The Company as lessee has the right under valid leases to occupy, use, possess and control all property leased by the Company as now occupied, used, possessed and controlled by the Company in connection with the Business. The assets and properties owned or leased by the Company are sufficient to operate and conduct the Business in a manner consistent with at least the same standards of quality and reliability as have been achieved as of the date hereof.

          (b) Each lease or agreement under which the Company is a lessee or lessor of any property, real or personal, in connection with the Business is a valid and binding agreement of the Company and, to the Knowledge of the Company, the other party thereto (in each case with such exceptions as are, individually or in the aggregate, not material and do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such properties by the Company), without any default by the Company thereunder and, to the Knowledge of the Company, without any default thereunder by any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the Knowledge of the Company, by any other party thereto. The Company's possession of such property has not been disturbed and no claim has been asserted, whether oral or in writing, against the Company adverse to its rights in such leasehold interests.

          (c) All buildings, structures, appurtenances and material items of machinery, equipment and other material tangible assets used by the Company in connection with the Business are in good operating condition and repair, normal wear and tear excepted, are usable in the ordinary course of business, are adequate and suitable for the uses to which they are being put and conform in all material respects to all applicable laws, ordinances, codes, rules, regulations and authorizations relating to their construction, use and operation, except where such non-compliance would not have a Material Adverse Effect on the Company. None of the Company's premises or equipment used in connection with the Business is in need of maintenance or repairs other than ordinary routine maintenance and repairs which are not material, individually or in the aggregate, in nature or cost.

      Section 3.15. Environmental Matters.

          (a) All Licenses required under Environmental Laws that are necessary to the operations of the Business have been obtained and are in full force and effect and the Company is not aware of any basis for revocation or suspension of any such licenses, permits, consents or other approvals; and the business of the Company has at all times been operated in full compliance in all material respects with such Licenses, and within the production levels or emission levels specified in such Licenses. To the Knowledge of the Company, no Environmental Laws impose any obligation upon Zygo, as a result of any transaction contemplated hereby, requiring prior notification to any Governmental Entity of the transfer of any License which is necessary to the operations of the Business. All of the facilities and operations of the Business were constructed, and have been operated, in all material respects in accordance with the representations and conditions made or set forth in the License applications and the Licenses.

          (b) The Company has at all times operated the Business in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Entity.

          (c) There are not any existing, pending or, to the Knowledge of the Company, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any Governmental Entity directed against the Company in connection with the operation of its business which pertain or relate to (i) any remedial obligations under any applicable Environmental Law, (ii) violations by the Company of any Environmental Law, (iii) personal injury or property damage claims relating to a release of chemicals or Hazardous Materials by the Company or (iv) response, removal or remedial costs under the Comprehensive Environmental Response, Compensation, and Liability Act or any similar state law.

          (d) No portion of the real property owned or leased by the Company with respect to its business is listed on any Contaminated Site List.

          (e) There has been no Release of any Hazardous Materials on or underlying any real property owned or leased by the Company.

          (f) No asbestos-containing materials or polychlorinated biphenyls ("PCBs") are present on or underlying any real property owned or leased by the Company.

          (g) There are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Company.

          (h) The Company has provided to Zygo all engineering, geologic, environmental and other documents or maps in the possession of the Company relating to (i) any Environmental Conditions existing on any real property leased by the Company, or (ii) any violations by the Company of any Environmental Laws.

          (i) All Hazardous Materials, if any, generated by the Company in its business have been transported, stored, treated and disposed of by transporters or carriers, or at treatment, storage and disposal facilities, authorized or maintaining valid permits under all applicable Environmental Laws.

          (j) The Company is not aware of any Environmental Remediation Costs which are required or have been planned relating to the operation of the Business for which the Company reasonably anticipates payment or accrual.

      Section 3.16. Contracts.

          (a) The Disclosure Schedule contains a complete list of all currently effective written or oral (i) employment contracts, arrangements or policies of the Company relating to the Business which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits); (ii) leases, sales contracts and other agreements with respect to any property, real or personal, of the Company relating to the Business, except for leases of personal property involving less than $5,000 individually and $25,000 in the aggregate;
(iii) contracts or commitments for capital expenditures or acquisitions relating to the Business in excess of $25,000 for one project or set of related projects;
(iv) agreements, contracts, indentures or other instruments relating to the borrowing of money, or the guarantee of any obligation (third party or otherwise) for the borrowing of money; (v) contracts or agreements providing for any covenant not to compete by the Company or otherwise restricting in any way the Company's engaging in any business activity (including a description of the businesses to which the covenant not to compete applies); (vi) contracts or agreements relating to consultancies, professional retentions, agency, sales or distributorship arrangements pertaining to the Business or its products or activities; (vii) contracts, agreements or commitments requiring the Company to indemnify or hold harmless any Person; (viii) all contracts with any customer or supplier listed on the Disclosure Schedule pursuant to Section 3.22 hereto other than outstanding purchase orders in the ordinary course of business involving less than $5,000 individually and $25,000 in the aggregate; and (ix) contracts, agreements, arrangements or commitments, other than the foregoing, which could reasonably be considered material to the Business (all contracts, agreements, arrangements or commitments to which the Company is a party relating to the Business, whether or not listed on the Disclosure Schedule, being hereinafter referred to as "Contracts"). True and correct copies of all the Contracts listed on the Disclosure Schedule have been furnished to Zygo. All Contracts are valid and binding obligations of the Company and, to the Knowledge of the Company, of the other respective parties thereto. The Company has duly performed its obligations under all Contracts in all material respects to the extent such obligations have accrued, and no breach or default thereunder by the Company or, to the Knowledge of the Company, any other party thereto has occurred that could impair the ability of the Company to enforce any material rights thereunder. There are no material liabilities of the Company or, to the Knowledge of the Company, any other party to any of the Contracts arising from any breach of or default in any provision thereof, nor has there occurred any breach or default thereof by the Company which would permit the acceleration of any obligation of any party thereto or the creation of a Lien upon any asset(s) of the Company.

          (b) The consummation of the Acquisition or the other transactions contemplated hereby will not result in any violation or termination of, default or loss of benefit under, or give rise to a right of termination under, the terms of any Contract. There are no negotiations pending or in progress to revise, in any material respect, any Contract.

          (c) (i) No purchase contracts or commitments of the Company continue for a period of more than twelve (12) months or are in quantities or amounts in excess of the normal, ordinary, usual and current requirements of its business or in excess of market prices generally available to purchasers of similar quantities; (ii) no Contract requires the Company to provide services at a fixed price; (iii) the Company does not have outstanding any bid, contract, commitment or proposal either (x) continuing for a period of more than twelve (12) months or (y) quoting prices which based solely on the Company's past experience will not result in profit margins consistent with past experience for the particular type of bid, contract, commitment or proposal; and (iv) none of such Contracts obligates the Company to sell products or to perform services to third parties which to the Knowledge of the Company based on its past experience are at a price which would reasonably be expected to result in a negative margin on the sale of such products or the provision of services, or are pursuant to terms or conditions they cannot reasonably expect to satisfy or fulfill in their entirety.

      Section 3.17. Employee and Labor Matters and Plans.

          (a) The Disclosure Schedule lists each of the following plans, contracts, policies and arrangements which is or, within six years prior to the date hereof, was sponsored, maintained or contributed to by, or otherwise binding upon the Company or, in the case of an "employee pension plan" (as defined in Section 3(2) of ERISA), an ERISA Affiliate for the benefit of any current or former employee, director or other personnel (including any such plan, contract, policy or arrangement approved or adopted before, but effective on or after, the date of this Agreement): (i) any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA; (ii) any personnel policy; and (iii) any other employment, consulting, collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, material fringe benefit, medical, dental, sick leave, death benefit, golden parachute or other compensatory plan, contract, policy or arrangement which is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement being herein referred to as an "Employee Plan").

          (b) With respect to each Employee Plan, the Company has delivered to Zygo true and complete copies of (i) each contract, plan document, policy statement, summary plan description and other written material governing or describing the

Employee Plan and/or any related funding arrangements (including, without limitation, any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan; and (ii), where applicable, (1) the last two annual reports (5500 series) filed with the IRS or the Department of Labor; (2) the most recent balance sheet and financial statement; (3) the most recent actuarial report or valuation statement; (4) the most recent determination letter issued by the IRS, as well as any other determination letter, private letter ruling, opinion letter or prohibited transaction exemption issued by the IRS or the Department of Labor within the last six years and any application therefor which is currently pending; and (5) the last PBGC-1 filed with PBGC.

          (c) Each Employee Plan (which, for the purpose of this subsection (c), includes any plan, contract, policy or arrangement which is otherwise described in subsection (a)) has been maintained and administered in all material respects in accordance with its terms and in compliance with the provisions of applicable law, including, without limitation, applicable disclosure, reporting, funding and fiduciary requirements imposed by ERISA and/or the Code. All contributions, insurance premiums, benefits and other payments required to be made through the Closing Date to or under each Employee Plan have been made timely and in accordance with the governing documents and applicable law. With respect to each Employee Plan, (i) no application, proceeding or other matter is pending before the IRS, the Department of Labor, PBGC or any other governmental agency; (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or threatened; and (iii) to the Knowledge of the Company, no facts exist which could give rise to an action, suit, proceeding or claim which, if asserted, would result in a material liability or expense to the Company or the plan assets.

          (d) With respect to each Employee Plan which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or which is a "plan" within the meaning of Section 4975(e) of the Code, there has occurred no transaction which is prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exemption has not been granted and is not currently in effect.

          (e) The Disclosure Schedule identifies each funded Employee Plan which is an employee pension plan within the meaning of Section 3(2) of ERISA (other than a multiemployer plan within the meaning of Section 3(37) of ERISA). With respect to each such Employee Plan, other than any employee pension plan transferred to Newco as provided in the Contribution Documents, (i) the Employee Plan is a qualified plan under Section 401(a) of the Code, and its related trust is exempt from Federal income taxation under Section 501(a) of the Code; and
(ii) a favorable IRS determination letter is currently in effect and, since the date of the last determination letter, the Employee Plan has not been amended or operated in a manner which would adversely affect its qualified status and no event has occurred which has caused or would cause the loss of such status. With respect to each such funded Employee Plan (including any pension plan transferred to Newco pursuant to the Contribution

Agreement), (i) there has been no termination or partial termination within the meaning of Section 411(d)(3) of the Code; (ii) with respect to each such Employee Plan which is covered by Section 412 of the Code, there has been no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302(a)(2) of ERISA or Section 412 of the Code, and there has been no failure to make a required installment by its due date under Section 412(m) of the Code; and (iii) with respect to each such Employee Plan which is covered by Title IV of ERISA, (1) no reportable event within the meaning of Section 4043(b) of ERISA and the regulations thereunder has occurred; (2) no notice of intent to terminate the plan has been provided to participants or filed with the PBGC under Section 4041 of ERISA, nor has the PBGC instituted or threatened to institute any proceeding under Section 4042 of ERISA to terminate the plan; (3) no liability has been incurred under Title IV of ERISA to the PBGC or otherwise (except for the payment of PBGC premiums) and no event or set of conditions exists which would subject the assets of the Company to a lien under Section 412 of the Code or under ERISA; and (4) in the case of a defined benefit pension plan, the value of the plan assets exceeds the total present value of the plan's benefit liabilities on a plan termination basis based upon actuarial assumptions and asset valuation principles applied by the PBGC (or applicable foreign law). The Technical Instrument Company Retirement Plan (the "TIC Retirement Plan") has been frozen effective June 30, 1996 and no benefits have accrued or will accrue thereunder subsequent to that date. Neither the Company nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of
Section 4068(f) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan which is a pension plan subject to Section 4064(a) of ERISA.

          (f) Each trust which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code has been identified as such on the Disclosure Schedule, and each such trust satisfies the requirements of that Section and is covered by a favorable IRS determination letter, and neither the trust nor any related plan has been amended or operated since the date of the most recent determination letter in a manner which would adversely affect such exempt status.

          (g) No Employee Plan listed on the Disclosure Schedule is a multiemployer plan within the meaning of Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate is, or within six years prior to the date hereof was, obligated to contribute or otherwise a party to any such multiemployer plan. Neither the Company nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability under Title IV of ERISA (either as a contributing employer or as part of a controlled group which includes a contributing employer) in connection with a complete or partial withdrawal from a multiemployer plan, and no ERISA Affiliate has received notice from any such multiemployer plan that the plan is in reorganization or insolvency pursuant to Sections 4241 or 4245 or ERISA or that the plan is intended to terminate or has terminated under Sections 4041A or 4042 of ERISA.

          (h) The Company and its ERISA Affiliates have complied in all material respects with the provisions of Section 4980B of the Code with respect to any Employee Plan or benefit arrangement which is a group health plan within the meaning of Section 5001(b)(1) of the Code. Except as may be required under
Section 4980B of the Code or any similar state law requiring continuous coverage with respect to health plans, neither the Company nor any ERISA Affiliate maintains or contributes to, and is not obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services. Except as specifically identified in the Disclosure Schedule, each Employee Plan may be unilaterally terminated and/or amended by the Company or any ERISA Affiliate at any time without damage or penalty.

          (i) The consummation of the transactions contemplated by this Agreement and each of the other agreements contemplated hereby will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan, except as contemplated by this Agreement and the Contribution Documents.

          (j) The Disclosure Schedule sets forth a complete and accurate list showing the names, the rate of compensation (and the portions thereof attributable to salary and bonuses, respectively) and location of all employees of or consultants to the Company or any ERISA Affiliate (each an "Employee"). Except as set forth on the Disclosure Schedule, there are no covenants, agreements or restrictions, including but not limited to employee non-compete agreements, prohibiting, limiting or in any way restricting any Employee from engaging in any types of business activity in any location. To the Knowledge of the Company, no Employee and no group of employees of the Company or any ERISA Affiliate, has any plans to terminate their employment or consultancy. Neither the Company nor any ERISA Affiliate has instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of its Employees.

          (k) Prior to the Closing Date, the Company shall transfer sponsorship of the TIC Retirement Plan to Newco. Effective as of the Closing Date, Newco shall cause all Employees who remain employed with the Company immediately after the Closing Date (the "Remaining Employees") to become fully vested in their accrued benefit under the TIC Retirement Plan. As soon as practicable following the Closing Date, Newco shall distribute to each Remaining Employee his or her accrued benefit under the TIC Retirement Plan, subject to applicable law.

          (l) None of the Employees are subject to union or collective bargaining agreements. There have been no audits of the equal employment opportunity practices of the Company and, to the Knowledge of the Company, no basis for such claim exists.

There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or similar foreign agency or strike, dispute, slowdown or stoppage pending or threatened against or involving the Company and none has occurred since the respective dates of their inception. No representation question exists respecting the Employees and no collective bargaining agreement is currently being negotiated by the Company nor is any grievance procedure or arbitration proceeding pending with respect to any Employee and no claim therefor has been asserted. The Company has not received notice from any Employee setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions.

          (m) The Disclosure Schedule sets forth all outstanding loans and other advances (other than travel advances in the ordinary course of business which do not exceed $5,000 per individual) made by the Company to any of its officers, directors, employees, shareholders or consultants.

      Section 3.18. Insurance Policies. The Disclosure Schedule identifies all insurance policies covering the Company and its business, employees, agents and assets, copies of which have been provided to Zygo. Each such policy is in full force and effect and is adequate in coverage and amount to insure fully against risks to which the Company and its employees, businesses, properties and other assets may be exposed in the operation of its business prior to the Effective Time. Such policies shall not, pursuant to their terms, in any way be affected by, or terminate or lapse by reason of, this Agreement. All retroactive premium adjustments under any worker's compensation policy of the Company have been recorded in the Financial Statements in accordance with generally accepted accounting principles and are reflected in the Financial Statements. All premiums with respect to such insurance policies have been paid on a timely basis, and no notice of cancellation or termination has been received with respect to any such policy. The Company has not failed to give any notice or present any claim thereunder in due and timely fashion. There are no pending claims against such insurance by or on behalf of the Company as to which the insurers have denied coverage or otherwise reserved rights. The Company has not been refused any insurance with respect to assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance with which it has carried insurance since the date of its inception.

      Section 3.19. Records. The Company has records that accurately and validly reflect its transactions and accounting controls that are reasonably designed to insure that such transactions are (a) in all material respects executed in accordance with its management's general or specific authorization and (b) recorded in conformity with generally accepted accounting principles.

      Section 3.20. Brokerage Fees. Neither the Company nor any of its Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any of the agreements contemplated hereby or any transaction contemplated hereby or thereby or any transaction of like nature that would be required to be paid by the Company, other than fees that will be paid to IPC Group, LLC in connection with the evaluation of the Stock Merger Consideration.

      Section 3.21. No Product Liabilities; Product Warranties.

          (a) The Company has not incurred, and to the Knowledge of the Company there is no reason to believe there is any basis for alleging, any liability, damage, loss, cost or expense as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions or otherwise) ("Product Liability") with respect to any product sold or service rendered by the Company whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance, other than chargebacks incurred in the ordinary course of business and consistent with past practice and none of which have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (b) The Company has furnished Zygo with the standard forms of purchase orders for its products and services that are in effect or proposed to be used by the Company, which forms contain all warranties and guarantees given by the Company to its customers with respect to their products and services, except for those warranties imposed by law. There are no pending or, to the Knowledge of the Company, threatened claims under any warranty or guaranty against the Company. The Disclosure Schedule lists all credits reflected in the Company's accounting records made in respect of any such warranty or guaranty (including without limitation any returns or allowances) in excess of $5,000 since January 1, 1994, indicating the name of each customer, the amount of each payment and a brief description of the facts relating thereto.

      Section 3.22. Suppliers and Customers.

          (a) The Disclosure Schedule lists (i) all suppliers of the Business to which the Company made payments during the year ended December 31, 1995, or expects to make payments during the year ending December 31, 1996, in excess of five percent of the cost of sales of the Company as reflected on the Company's statement of operations for such year, (ii) all customers of the Business that paid the Company during the year ended December 31, 1995 or that the Company expects will pay to the Company during the year ending December 31, 1996, more than five percent of the sales revenues of the Company as reflected on the Company's statement of operations for such year and (iii) all other suppliers and customers of the Business the loss of any of which, individually or in the aggregate with all other suppliers or customers affiliated with such supplier or customer, would reasonably be expected to have a Material Adverse Effect on the Company.

          (b) To the Knowledge of the Company, none of the customers or suppliers of the Company listed on the Disclosure Schedule in Section 3.22 have expressed an intention to cease purchasing from, selling to or dealing with the Company nor has any information been brought to its attention by such customer or supplier which would reasonably lead it to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with the Company or would alter in any material respect such purchases, sales or dealings in the event of the consummation of the Acquisition. To the Knowledge of the Company, all suppliers to the Business will be able to fulfill outstanding or currently anticipated purchase orders placed by the Company which, individually or in the aggregate, exceed $25,000. The Company has no information which might reasonably indicate, nor has any information been brought to its attention which might reasonably lead it to believe that, any customer of the Business will cancel any outstanding or currently anticipated purchase orders placed with the Company which, individually or in the aggregate, exceed $25,000.

          (c) Neither the Company nor, to the Knowledge of the Company, any of its officers, directors or Affiliates, nor any relative or spouse (or relative of such spouse) of any such officer, director or Affiliate, nor any entity controlled by one of more of the foregoing:

               (i) owns, directly or indirectly, any interest in (excepting less than 2% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of the Business;

               (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Business uses in the conduct of its business; or

               (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

      Section 3.23. Intellectual Properties. The Disclosure Schedule contains an accurate and complete list of all domestic and foreign patents, patent applications, patent licenses, software licenses (other than generally available pre-packaged "off-the-shelf" software) and know-how licenses, trade names, trademarks, copyrights, service marks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications owned (in whole or in part), licensed to any extent or used or anticipated to be used by the Company in the conduct of the Business, whether in the name of the Company, any employee or otherwise

(collectively, the "Intellectual Property"). The Company either owns all right, title and interest in and to, or possesses the exclusive right to use, the Intellectual Property, trade secrets and technology used in the conduct of its business (including, without limitation, the exclusive right to use and license the same (in the jurisdiction(s) where registered in the case of trademarks, service marks and copyrights)) and each item constituting part of the Intellectual Property in which the Company has an ownership or license interest has been, to the extent indicated on the Disclosure Schedule, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other Governmental Entities as are indicated on the Disclosure Schedule and such registrations, filings and issuances remain in full force and effect. No claim of infringement or misappropriation of patents, trademarks, trade names, service marks, copyrights or trade secrets of any other Person has been made nor, to the Knowledge of the Company, threatened against the Company and the Company is not infringing or misappropriating any patents, trademarks, trade names, service marks, copyrights or trade secrets of any other Person. Without limiting any other provisions hereof, the Company has not granted any license, franchise or permit to any Person to use any of the Intellectual Property of the Company and no other Person has the right to use the same trademarks, service marks or trade names used by the Company or any similar trademarks, service marks or trade names likely to lead to confusion. Since its inception the business conducted by the Company has not been conducted under any corporate, trade or fictitious name. The Disclosure Schedule sets forth all trademark registrations and applications, service mark registrations and applications and copyright registrations and applications abandoned by the Company since its inception.

      Section 3.24. Licenses. The Company has all licenses, permits, consents and other governmental certificates, authorizations and approvals required by every federal, state, local and foreign Governmental Entity for the conduct of the Business and the use of its properties as presently conducted or used including, without limitation, all licenses required under Environmental Laws and any federal, state, local or foreign law relating to public health and safety, or employee health and safety, other than those the failure of which to hold has not had and would not have a Material Adverse Effect on the Company (collectively, "Licenses"). The Disclosure Schedule contains a true and complete list of the Licenses. All of the Licenses are in full force and effect and no action or claim is pending nor, to the Knowledge of the Company, is threatened to revoke or terminate any License or declare any License invalid in any material respect. The Company has taken all necessary action to maintain such Licenses. The Disclosure Schedule contains a true and complete list of all federal, state, local and foreign governmental or judicial consents, orders, decrees and other compliance agreements relating to the Company or any of its assets or business under which the Company is operating or bound.

      Section 3.25. No Illegal or Improper Transactions. Neither the Company nor any of its directors, officers, employees, agents or Affiliates, has directly or indirectly used funds or other assets of the Company or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of the Company.

      Section 3.26. Restrictive Documents and Territorial Restrictions. The Company is not subject to, or a party to, any charter, by-law, mortgage, Lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially adversely affects the business, prospects, operations or condition (financial or otherwise) of the Business or the Division or any of its assets or property, or the continued operation of the Business after the date hereof on substantially the same basis as heretofore operated or which would restrict the ability of the Company to acquire any property or conduct business in any area.

      Section 3.27. Bank Accounts. The Disclosure Schedule contains a true, correct and complete list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

      Section 3.28. Contribution and Newco Share Exchange.

          (a) The Contribution has been consummated in accordance with, and subject to the terms and conditions set forth in, the Contribution Documents, and the Company and Newco are in compliance with the Contribution Documents, and neither the Company or Newco has breached any representation or warranty or failed to fulfill any covenant or agreement set forth therein. The Newco Share Exchange has been completed and Schedule 1 hereto reflects the record ownership of the Company Stock as of the date hereof, after giving effect to the Newco Share Exchange.

          (b) Neither the execution and delivery of the Contribution Documents nor the consummation of the transactions contemplated thereby nor compliance by the Company with any of the provisions thereof nor the consummation of the Newco Share Exchange, did or will, (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (i) the Articles of Incorporation or By-Laws of the Company or (ii) any statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which the Company is a party or by which the Company (or any of the properties, assets or business of the Company) is subject or bound; (b) result in the creation of, or give any party the right to create, any Lien upon the properties or assets of the Company; (c) result in any suspension, revocation, impairment, forfeiture or non-renewal of any Approval applicable to the Company; or (d) require the Company to obtain any authorization, consent, approval or waiver from, or to make any filing with, any

Governmental Entity or to obtain the approval or consent of any other Person other than, if required, qualifications or filings under, the Securities Act, and applicable state securities or "blue sky" laws, which qualifications or filings, if required, have been made by the Company and will be effective within the period required by law.

      Section 3.29. Syncotec Option.

          (a) The Company has exercised the Syncotec Option in full compliance with the terms of such option.

          (b) The Company has not, directly or indirectly, offered, offered to sell, sold, contracted to sell, granted any option to purchase or otherwise transferred or disposed of all or any portion of the Syncotec Option.

          (c) Upon registration of the shares of Syncotec GmBH received upon exercise of the Syncotec Option as required in accordance with German Law, the process of which registration has been initiated and is being pursued, the Company will acquire good and marketable title to the Syncotec Interest and will own beneficially and of record the Syncotec Interest, free and clear of all Liens.

      Section 3.30. No Misleading Statements. This Agreement, the information and schedules referred to herein and the certificates that have been furnished to Zygo in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, there is no fact relating to the Company which materially adversely affects or in the future would be reasonably likely (so far as the Company can now reasonably foresee) to materially adversely affect the business condition (financial or otherwise), property or assets of the Business or Division which is not referred to herein or in this corresponding section of the Disclosure Schedule, other than those facts affecting the industry in which the Division operates, the Division's customers and suppliers, the industries of the Division's customers or suppliers, or facts affecting the economy in any particular country or region.

                                   ARTICLE IV.

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      Each Shareholder hereby severally agrees and represents and warrants to Zygo and Zygo Sub as follows:

      Section 4.01. Ownership. Such Shareholder holds of record and owns beneficially the number of shares of Company Stock set forth next to his or its name in Schedule 1 hereto, free and clear of any Liens. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which such Shareholder is a party or by which he or it is bound, obligating him or it to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, any shares of Company Stock owned by him or it or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. Such Shareholder is not a party to any voting trust, proxy, or other agreement, commitment or understanding with respect to the voting, dividend rights or disposition of any capital stock of the Company.

      Section 4.02. Authorization. Such Shareholder has all requisite power and authority to enter into this Agreement and each of the other agreements contemplated hereby, and to carry out his or its obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Shareholder of this Agreement and each of the other agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby and the performance by such Shareholder of his or its obligations hereunder and thereunder have been duly authorized by all necessary corporate or analogous action on the part of such Shareholder, if applicable. Each of this Agreement and the other agreements contemplated hereby have been duly executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

      Section 4.03. No Violation. The execution and delivery of this Agreement and each of the other agreements contemplated hereby by such Shareholder does not, and the consummation by such Shareholder of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not,
(a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of such Shareholder's Certificate of Incorporation or By-laws (or other analogous documents), if applicable, (b) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any law, statute, regulation, order, judgment or decree or any agreement, contract, indenture or other instrument to which such Shareholder is a party or to which any of his or its properties are subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of such Shareholder.

      Section 4.04. Approvals. The execution and delivery of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby by such Shareholder will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which such Shareholder is a party or to which any of his or its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required by such Shareholder in connection with the execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation by such Shareholder of the transactions contemplated hereby and thereby or the performance by such Shareholder of his or its obligations hereunder and thereunder.

      Section 4.05. Brokerage Fees. Such Shareholder has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by such Shareholder.

      Section 4.06. Litigation. There is no claim, suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign commission, court, tribunal, board, agency or instrumentality, or before any arbitrator) pending or, to the Knowledge of such Shareholder, threatened against or affecting such Shareholder, the outcome of which would in any manner impair his or its ability to perform his or its obligations hereunder or, to the Knowledge of such Shareholder, against the transactions contemplated by this Agreement.

      Section 4.07. Securities Act Matters.

          (a) Such Shareholder understands that the Zygo Common Stock to be issued to such Shareholder at the Closing has not been registered under the Securities Act or any state securities laws by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and such Zygo Common Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

          (b) Such Shareholder is acquiring the Zygo Common Stock for his or its own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act or applicable state securities laws.

      Section 4.08. No Misleading Statements. This Agreement, the information and schedules referred to herein and the certificates that have been furnished to Zygo by such Shareholder (in such Shareholder's capacity as such) in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V.

               REPRESENTATIONS AND WARRANTIES OF ZYGO AND ZYGO SUB

      Except as set forth (by reference to the applicable Section of this Agreement) in the disclosure schedule delivered by Zygo and Zygo Sub to the Company and the Shareholders on the date hereof (the "Zygo Disclosure Schedule"), a copy of which is attached hereto as Schedule 3, Zygo and Zygo Sub hereby agree and jointly and severally represent and warrant to the Company and the Shareholders as follows:

      Section 5.01. Organization, Etc.. Zygo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Zygo Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Each of Zygo and Zygo Sub is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect on Zygo. Zygo has heretofore made available to the Company and the Shareholders true and correct copies of its Certificate of Incorporation and By-laws and the Articles of Incorporation and By-laws of Zygo Sub, in each case as in effect on the date hereof.

      Section 5.02. Capitalization. The authorized capital stock of Zygo consists of 15,000,000 shares of common stock, of which 4,804,311 shares are issued and outstanding as of June 30, 1996 and 103,800 are held in treasury. The shares of Zygo Common Stock to be issued in the Merger at the Closing, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights or of any federal or state law. The authorized capital stock of Zygo Sub consists of 1000 shares of common stock, without par value, all of which have been validly issued, are fully paid and nonassessable and are owned by Zygo free and clear of any Liens.

      Section 5.03. Authorization. Each of Zygo and Zygo Sub has all requisite corporate power and authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out its obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Zygo and Zygo Sub of this Agreement and each of the other agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby and the performance by Zygo and Zygo Sub of their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action of the part of Zygo and Zygo Sub. Each of this Agreement and the other agreements contemplated hereby have been duly executed and delivered by Zygo and Zygo Sub and constitute the legal, valid and binding obligation of Zygo and Zygo Sub, enforceable against Zygo and Zygo Sub in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

      Section 5.04. No Violation. The execution and delivery of this Agreement and each of the other agreements contemplated hereby by Zygo and Zygo Sub does not, and the consummation by Zygo and Zygo Sub of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not,
(a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of Zygo's Certificate of Incorporation or By-laws or the Articles of Incorporation or By-laws of Zygo Sub; (b) conflict with, or result in any violation of any statute, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which Zygo or Zygo Sub is a party or to which any of its property is subject; (c) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which Zygo or Zygo Sub is a party or to which any of their respective properties are subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a material default or loss of any material right thereunder or the creation of any Lien upon any of the assets or properties of Zygo or Zygo Sub; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Zygo License.

      Section 5.05. Approvals. The execution and delivery of this Agreement and each of the agreements contemplated hereby by Zygo and Zygo Sub and the consummation of the transactions contemplated hereby and thereby will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which Zygo or Zygo Sub is a party or to which any of their respective properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by Zygo or Zygo Sub in connection with the execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation by Zygo or Zygo Sub of the transactions contemplated hereby and thereby or the performance by Zygo or Zygo Sub of their respective obligations hereunder and thereunder, other than the filing of the Agreement of Merger in accordance with California Law, and (b) compliance with any applicable requirements under the Exchange Act, the Securities Act and state securities and "blue sky" laws.

      Section 5.06. Commission Filings. Zygo has delivered to the Company and the Shareholders true, correct and complete copies of (a) its Registration Statement on

Form S-3 (No. 33-63775), as declared effective by the Commission on December 12, 1995 (the "Registration Statement"); and (b) each report, schedule and definitive proxy statement filed by Zygo with the Commission on or after June 30, 1995. Section 5.06 of the Zygo Disclosure Schedule contains a complete list of all filings made by Zygo pursuant to Sections 13, 14 and 15(d) of the Exchange Act since June 30, 1995 (the "Zygo Exchange Act Filings"). Zygo has timely filed in the preceding twelve (12) months all the material required to be filed by it pursuant to the applicable provisions of the Securities Act and pursuant to Sections 13, 14 and 15(d) of the Exchange Act. Neither the Registration Statement, as of the date it became effective, nor the Zygo Exchange Act Filings (including the documents incorporated by reference therein), as of their respective filing dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and the Zygo Exchange Act Filings were timely filed and complied when filed in all material respects with the applicable requirements of the Exchange Act.

      Section 5.07. Financial Statement and Other Information.

          (a) The audited balance sheet and any related notes and schedules included or incorporated by reference in Zygo's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 (the "Zygo 10-K") and the unaudited balance sheet and any related notes and schedules included in Zygo's Quarterly Report on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996 (the "Zygo 10-Qs") each presents fairly the consolidated financial position of Zygo and the Zygo Subsidiaries as of its respective date and the other financial statements included in the Zygo 10-K and the Zygo 10-Qs present fairly the consolidated results of operations or other information included therein of Zygo and the Zygo Subsidiaries for the respective periods or as of the respective dates therein set forth, subject, in the case of unaudited statements, to normal year end adjustments which are not material in amount or effect, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein).

          (b) Except as disclosed in the Zygo Exchange Act Filings, since June 30, 1995 and since March 31, 1996, there has been no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects of Zygo and the Zygo Subsidiaries taken as a whole, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise, which has had or is reasonably likely to have a Material Adverse Effect on Zygo, other than changes related to Zygo's industry or the economy in any particular country or region and not specifically related solely to Zygo.

      Section 5.08. Compliance with Laws. The business of Zygo and the Zygo Subsidiaries has not been conducted in violation of any law or any ordinance or regulation of any Governmental Entity, except for violations that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a Material Adverse Effect on Zygo. No investigation or review by any Governmental Entity (including without limitation any audit or similar review by any federal, state or local taxing authority) with respect to Zygo or any Zygo Subsidiary is pending or, to the Knowledge of Zygo, threatened, nor has any Governmental Entity indicated in writing to Zygo an intention to conduct the same. Neither Zygo nor any Zygo Subsidiary is in default with respect to any order, writ, injunction or decree known to or served upon Zygo or any Zygo Subsidiary of any Governmental Entity, which default would have a Material Adverse Effect on Zygo.

      Section 5.09. Brokerage Fees. Neither Zygo, any Zygo Subsidiary nor any of their respective Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by Zygo or any Zygo Subsidiary, other than the fees that will be paid by Zygo in connection with the opinion referred to in Section 5.10 hereof.

      Section 5.10. Opinion of Financial Advisor. Zygo has received the written opinion of Needham and Company, Inc., financial advisor to Zygo, to the effect that, as of the date hereof, the consideration to be paid in the Acquisition is fair, from a financial point of view, to Zygo and its stockholders.

      Section 5.11. No Misleading Statements. This Agreement, the information and schedules referred to herein and the certificates that have been furnished to the Company and the Shareholders by Zygo or Zygo Sub in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI.

                      POST-CLOSING COVENANTS AND AGREEMENTS

      Section 6.01. Certain Tax Matters. The following provisions shall govern the allocation of responsibility as between Zygo and Zygo Sub and the Company and the Shareholders for certain tax matters following the Closing Date:

          (a) Sales and Transfer Taxes. All sales and transfer Taxes (including stock and real estate transfer Taxes), if any, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Shareholders. Shareholders shall, at their own expense, file or prepare for filing all necessary Tax Returns and other documentation with respect to all such sales or transfer Taxes, and, if required by applicable law or if necessary to secure any applicable exemption, Zygo shall join in the execution of any such Tax Returns or other documentation.

          (b) Tax Returns and Payment of Taxes for Periods through the Closing Date. The Company shall be responsible for, and shall cause to be prepared and timely filed, all tax returns for the Company for all Tax periods ending on or before the Closing Date, and the Company shall cause to be paid when due all Taxes in respect of such Tax Periods. The cost of the preparation of such tax returns shall be borne by the Shareholders. Any income or gain of the Company resulting from the Contribution or the Newco Share Exchange shall be included for tax purposes in the income of the Company for the period prior to the Closing Date, shall be reported in the Tax Returns of the Company for the period which ends prior to its joining the Zygo affiliate group, and any Taxes relating thereto shall be accrued as an expense on the Closing Date Balance Sheet or paid by the Shareholders. Without limiting the foregoing, the Company shall not avail itself of the installment method of accounting, or any other method of accounting, which would cause any gain resulting from the Contribution or the Newco Share Exchange to be included in the income of the Company for the period beginning with the time that the Company is included in a consolidated return as to which Zygo is the "common parent." In the event that the amount of any Taxes for Tax periods ending on or before the Closing Date, or for which the Shareholders are otherwise responsible, exceeds the amount accrued on the Closing Date Balance Sheet, the Shareholders, jointly and severally, shall pay to Zygo such excess within ten (10) days after written notice thereof by Zygo. Zygo shall prepare or cause to be prepared and filed all Tax Returns for the Company for all Tax periods ending after the Closing Date.

          (c) Indemnification for Taxes.

               (i) The Shareholders shall, subject to the provisions of Section 8.03, jointly and severally indemnify, defend and hold harmless Zygo and the Company against (A) all Taxes attributable to the Company with respect to any Tax period ending on or prior to the Closing Date and the cost of preparation of all associated tax returns, and (B) all Taxes attributable to the Company with respect to the portion of any Tax period which begins before and ends after the Closing Date for which the Shareholders are responsible, less in each case any amount previously reserved or accrued for Taxes on the Closing Date. Notwithstanding any other provision of this Agreement, the obligation of the Shareholders to indemnify and hold harmless Zygo and the Company from Taxes under this Section 6.01 shall begin on the Closing Date and end upon the expiration of the statute of limitations (including any extensions thereof) applicable to the assessment and collection of any Taxes for and against which Zygo and the Company are indemnified and held harmless by the Shareholders hereunder, to the extent that a claim for indemnification hereunder has not theretofore been made in writing. Notwithstanding the first sentence of this
Section 6.01(c), the indemnification obligation of the Shareholders set forth in this Section 6.01(c) shall not be subject to the "basket" limitation contained in Section 8.03 hereof to the extent that any liability arises out of or results from an adjustment to the treatment (or non-treatment) of an item shown (or not shown) on a Tax Return for 1995 or 1996, which treatment (or non-treatment) is not consistent with the Company's prior practices or, to the extent no prior practice exists, the treatment (or non-treatment) by the Company was not based on a position it and its independent auditors determined, in good faith, to be correct.

               (ii) In determining the amount of any indemnification payment by the Shareholders pursuant to this Section 6.01(c), there shall be deducted or added, respectively, from or to the amount to be paid an amount equal to (A) the present value of any net Tax benefit (federal, state, local or foreign) realized, or reasonably expected to be realized, by Zygo or the Company as a consequence of an event giving rise to any payment pursuant to this section 6.01(c), or (B) the present value of any net Tax detriment (federal, state, local or foreign) realized, or reasonably expected to be realized, by Zygo or the Company as a consequence of an event giving rise to any payment pursuant to this Section 6.01(c). For purposes of this Section 6.01(c)(ii), "present value" shall be calculated using the applicable annual Federal mid-term rate, as that term is defined in the Code, as in effect for the month in which the payment is to be made. For purposes of this Section 6.01(c)(ii), the amount of any "Tax benefit" and "Tax detriment" shall be calculated using the highest effective Tax rate applicable or known to be applicable with respect to the Tax period or periods for which the Tax benefit or the Tax detriment, as the case may be, is reasonably expected to be realized or incurred.

          (d) Tax Audits. Zygo shall notify the Shareholders in writing of any pending or threatened audit or examination by any Tax authority (a "Tax Audit") or a Tax assessment for which the Shareholders may be liable for indemnification under this Agreement within thirty (30) days after Zygo's receipt of notice of such pending or threatened Tax Audit or assessment. A majority in interest of the Shareholders shall have the right, at their own expense, to control any Tax Audit, initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any Tax period of the Company ending on or before the Closing Date, provided, however, that the Shareholders shall in no event take any position in any such proceeding which would subject Zygo or the Company to any civil fraud or any civil or criminal penalty, and provided, further, that the Shareholders shall not consent, without the prior written approval of Zygo, to any change in the treatment of any item which would in any material respect affect the Tax liability of Zygo or the Company for a period subsequent to the Closing Date. Zygo shall have the right, at its expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes for any Tax period ending after the Closing Date with respect to the Company.

          (e) Mutual Cooperation. The parties shall provide each other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any Tax Audit or other examination by any Tax authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the other with any records or information that may be relevant to such Tax Return, Tax Audit or examination, proceedings or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Returns and supporting work schedules. The party requesting assistance hereunder shall reimburse the other for reasonable expenses incurred in providing such assistance. Without limiting in any way the foregoing provisions of this Section 6.01, Zygo hereby agrees to retain, until the appropriate statutes of limitation (including any extensions) expire, copies of all Tax Returns, supporting work schedules and other records or information that may be relevant to such Tax Returns of the Company for all Tax periods that include the dates from January 1, 1990 to the Closing Date, inclusive, and that it will not destroy or otherwise dispose of such records without first providing the Shareholders with a reasonable opportunity to review and copy such records.

      Section 6.02. Consents of the Company's Accountants. The Shareholders shall use their best efforts to cause to be delivered by Grant Thornton LLP any consents which may be required after the Closing Date in connection with any filing by Zygo under the Securities Act and the Exchange Act.

      Section 6.03. Issuance of Options to Purchase Zygo Common Stock. Zygo agrees that it shall, in consultation with and based upon the recommendations of Francis E. Lundy, on or immediately after the Closing Date, grant options to purchase up to an aggregate of 70,000 shares of Zygo Common Stock to executive officers and key employees of the Company, under Zygo's existing stock option plan, at an exercise price equal to the fair market value per share of Zygo Common Stock on the date of grant.

      Section 6.04. Beneficial and Record Ownership of the Syncotec Interest. Each of Zygo and Francis E. Lundy shall take all reasonable actions required to have the Company acquire beneficial and record ownership of the Syncotec Interest.

                                  ARTICLE VII.

                              CONDITIONS OF CLOSING

      Section 7.01. Conditions to All Parties' Obligations. The obligations of all the parties to this Agreement to effect the Acquisition shall be subject to the fulfillment or satisfaction, at or prior to the execution of this Agreement of the following conditions or the mutual written waiver by the parties:

          (a) Shareholder Approval. The Agreement shall have been unanimously approved by the shareholders of the Company.

          (b) Illegality or Legal Constraint. No temporary restraining order, preliminary or permanent injunction or other order or restraint issued by any court of competent jurisdiction, no statute, rule, regulation, order, decree, restraint or pronouncement by any Governmental Entity, and no other legal restraint or prohibition which would prevent or have the effect of preventing the consummation of the Acquisition shall have been issued or adopted or be in effect.

          (c) Governmental Authorizations. All permits, approvals, filings and consents required or advisable to be obtained or made prior to the consummation of the Acquisition under applicable federal laws or applicable laws of any state or foreign country having jurisdiction over the Acquisition and the other transactions contemplated herein shall have been obtained or made, as the case may be, on terms and conditions satisfactory to the Company, the Shareholders, Zygo and Zygo Sub, acting reasonably, including without limitation (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect.

          (d) Valuation. There shall have been delivered by an investment banking firm reasonably acceptable to Zygo and Francis E. Lundy an appraisal, dated as of a date reasonably close to the Closing Date, concluding that the value of the Distribution Division is $1,600,000.

          (e) Escrow Agreement. Zygo, the Shareholders and the Escrow Agent shall have executed the Escrow Agreement in the form of Exhibit 7.01(e) hereof.

          (f) Distribution and Services Agreement. Newco and Zygo shall have executed and delivered to the other the Distribution and Services Agreement in the form of Exhibit 7.01(f) hereof.

      Section 7.02. Conditions to the Obligations of Zygo and Zygo Sub to Effect the Acquisition. The obligations of Zygo and Zygo Sub under this Agreement to effect the Acquisition are subject to the fulfillment or satisfaction, at or prior to the execution of this Agreement, of the following conditions, unless waived by Zygo and Zygo Sub in their sole discretion:

          (a) Consents. Any consent required for the consummation of the Acquisition under any material Contract or License or for the continued enjoyment by the Company of the benefits of any such contract or license after the Acquisition shall have been obtained.

          (b) Opinion of Counsel. Zygo shall have received the opinion of Pillsbury Madison & Sutro LLP, counsel to the Company and the Shareholders, dated as of the Closing Date, in the form of Exhibit 7.02(b) hereto.

          (c) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Zygo and Zygo's counsel, and Zygo and Zygo's counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as Zygo or its counsel may reasonably request. Zygo shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby.

          (d) Options, Warrants and other Convertible Securities. All options, warrants and other convertible securities to purchase shares of Company Stock shall have been exercised or surrendered to the Company for cancellation without any further liability on the part of Zygo or the Company.

          (e) Employment, Non-Compete, Non-Disclosure and Non-Solicitation Agreements. Each of the individuals listed on Schedule 4 hereto shall have entered into an employment and non-compete agreement with the Company, in the form of Exhibit 7.02(e)(1) hereto; and Francis E. Lundy shall have entered into an employment agreement with the Company in the form of Exhibit 7.02(e)(2) hereto and a non-compete, non-disclosure and non-solicitation agreement with Zygo in the form of Exhibit 7.02(e)(3) hereto.

          (f) Fairness Opinion. Zygo shall have received from Needham and Company, Inc., its financial advisor, an opinion to the effect that, as of the date hereof, the consideration to be paid in the Acquisition is fair, from a financial point of view, to Zygo and its stockholders, and Needham and Company, Inc. shall not have withdrawn such opinion on or prior to the Closing Date.

          (g) Audited Financial Statements. Zygo shall have received from the Company financial statements of the Company prepared in accordance with generally accepted accounting principles and audited by Grant Thornton LLP or another accounting firm reasonably acceptable to Zygo with an unqualified independent auditors' report for the last three fiscal years, together with any other required financial data, all of which financial statements and data must comply with the requirements of Commission Regulation S-X for use by Zygo in complying with the historical financial statement requirements of Form 8-K. The financial statements will comply with EITF No. 95-18, "Accounting and Reporting for a Discontinued Business Segment when the Measurement Date occurs after the Balance Sheet Date but before the Issuance of Financial Statements" and APB No. 30, "Reporting the Results of Operation" whereby the Division will be reported as a continuing business and the Distribution Division and related segment results will be reported as a discontinued business. In addition, the Company shall have provided to Zygo any audited or other financial statements or data, prepared in accordance with generally accepted accounting principles and audited, if applicable, by Grant Thornton LLP or another accounting firm reasonably acceptable to Zygo, required with respect to the Company's historical or present interest in Syncotec GMBH for use by Zygo in complying with the historical financial statement requirements of Form 8-K, all of which financial statements and data must comply with the requirements of the Commission Regulation S-X.

          (h) Comfort Letter. Zygo shall have received a letter, dated as of the date hereof, from Grant Thornton LLP, independent public accountants for the Company, in form and substance reasonably satisfactory to Zygo, to the effect that (i) they are independent accountants within the meaning of the Securities Act and the rules and regulations thereunder, (ii) in their opinion, the Audited Financial Statements of the Company which were reported on by such firm comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the requirements of Regulation S-X of the Commission for continued use by Zygo in its financial statements, Zygo Exchange Act Filings and other filings with the Commission, (iii) on the basis of limited procedures specified in their letter, which need not constitute an audit in accordance with generally accepted auditing standards, nothing has come to their attention which would give them reason to believe that (A) the unaudited consolidated financial statements of the Company and the Division at March 31, 1996 and for the three months ended March 31, 1996 and 1995 do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, (B) since December 31, 1995 to the date of such letter there has been (1) any change in the outstanding capital stock (other than as a result of the exercise of outstanding options or warrants) or rights, securities, options or obligations exercisable for or convertible into shares of capital stock of the Company (2) any increase in the long term debt or short term borrowings of the Company or the Division or (3) any decrease in total assets or working capital of the Company or the Division or (C) for the period from December 31, 1995 to the end of the month for which the latest consolidated unaudited financial statements of the Company are available, there has been any decrease, as compared with the corresponding prior period, in revenues, gross profit, operating profit or net income, except in all instances for any such increase, change or decrease contemplated by or disclosed pursuant to this Agreement.

          (i) Exercise of Syncotec Option. The Company shall have exercised the Syncotec Option in accordance with the terms of the option and shall not have directly or indirectly, offered, offered to sell, sold, contracted to sell, granted any option to purchase or otherwise transferred or disposed of all or any portion of the Syncotec Interest.

          (j) Consent to Use the Company's Audited Financial Statements. Zygo shall have received from Grant Thornton LLP consents to use the Company's Audited Financial Statements in documents relating to this transaction.

          (k) Lock-up Agreement. Zygo shall have received from each of the Shareholders a written agreement, in the form of Exhibit 7.02(k) hereto, prohibiting the transfer, sale or other disposition of any of the Zygo Common Stock issued in the Merger for two years from the Closing Date.

          (l) FIRPTA Affidavit. The Shareholders shall have executed and delivered to Zygo an affidavit pursuant to Section 1445(b)(3) of the Code in the form attached hereto as Exhibit 7.02(l).

          (m) Supporting Documents. Zygo and its counsel shall have received copies of the following documents:

               (i) (A) the Articles of Incorporation of the Company certified as of a recent date by the Secretary of State of the State of California,
          (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, and listing all documents of such entity on file with said Secretary, (C) a certificate from the Secretary of State of each state or jurisdiction listed on the Disclosure Schedule as to the Company's qualification, good standing and payment of taxes in each such state;

               (ii) a certificate of the Secretary or an Assistant Secretary (or other officer or director executing such certificate) of the Company dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the shareholders of the Company authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Company is a party, and the consummation of the Agreement and the other agreements contemplated hereby to which the Company is a party, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, and (C) to the incumbency and specimen signature of each officer or director of the Company executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer or director of the Company as to the incumbency and signature of the officer or director signing the certificate referred to in this clause
          (ii); and

               (iii) such additional similar supporting documents and other information with respect to the operations and affairs of the Company as Zygo or its counsel may reasonably request.

All such documents shall be satisfactory in form and substance to Zygo and its counsel.

      Section 7.03. Conditions to the Obligations of the Company and the Shareholders to Effect the Acquisition. The obligations of the Company and the Shareholders under this Agreement to effect the Acquisition are subject to the fulfillment or satisfaction, at or prior to the execution of this Agreement of the following conditions, unless waived by the Company and the Shareholders in their sole discretion:

          (a) Opinion of Counsel. The Company and the Shareholders shall have received the opinion of Fulbright & Jaworski L.L.P., counsel to Zygo, in the form of Exhibit 7.03(a) hereto.

          (b) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Shareholders and counsel to the Company and the Shareholders, and the Company, the Shareholders and counsel to the Company and the Shareholders shall have received all such information and such counterpart originals or certified or other copies of such documents as the Company or their counsel may reasonably request. The Company and the Shareholders shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby.

          (c) Supporting Documents. The Company and the Shareholders and their counsel shall have received copies of the following documents:

          (i) a certificate of the Secretary or an Assistant Secretary of Zygo dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Certificate of Incorporation and By-laws of Zygo as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of Zygo authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of the Agreement and the other agreements contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, and (C) to the incumbency and specimen signature of each officer or director of Zygo executing this Agreement and any certifiable or instrument furnished pursuant hereto, and a certification by another officer or director of Zygo as to the incumbency and signature of the officer or director signing the certificate referred to in this clause (i); and

          (ii) (A) the Articles of Incorporation of Zygo Sub, certified as of a recent date by the Secretary of State of the State of California, and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of Zygo Sub, the payment of all excise taxes by Zygo Sub and listing all documents of Zygo Sub on file with said Secretary;

          (iii) a certificate of the Secretary or an Assistant Secretary of Zygo Sub dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of Zygo Sub as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of Zygo Sub authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of the Agreement and the other agreements contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, and (C) to the incumbency and specimen signature of each officer or director of Zygo Sub executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer or director of Zygo Sub as to the incumbency and signature of the officer or director signing the certificate referred to in this clause (iii); and

          (iv) such additional supporting documents and other information with respect to the consummation of the transaction contemplated hereby as the Company, the Shareholders or their counsel may reasonably request.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

      Section 8.01. Indemnification by the Shareholders.

          (a) Joint Indemnification. Subject to the provisions of Section 8.03, the Shareholders shall jointly and severally indemnify, defend and hold harmless Zygo and its officers, directors, employees, agents and representatives from and against and in respect of any and all losses, damages, expenses, liabilities, claims, settlements, assessments and judgments (including reasonable costs and attorney's fees and other expenses arising out of any claim, or the defense, settlement or investigation thereof, made with respect to any of the foregoing) (collectively, "Losses") incurred or suffered by Zygo or the Company, arising out of, based upon or resulting from

               (i) any inaccuracy, misrepresentation or breach of representation and warranty contained in Article III of this Agreement or non-fulfillment of any covenant or agreement of the Company or any Shareholder contained in this Agreement or any certificate or instrument furnished pursuant hereto (other than any covenant or agreement of a Shareholder contained in Section
     2.10 hereof); provided, however, that for purposes of this subsection 8.01(a)(i), all such representations and warranties (other than the representations and warranties contained in Sections 3.07(f), 3.12, 3.14, 3.16, 3.22, 3.26 and 3.30 hereof), shall be deemed to have been made without any qualification as to materiality or Knowledge (other than with respect to Knowledge of a matter that is threatened against the Company);

               (ii) any claim relating to the matters described in Section 3.12(Items 1, 3 and 4 only) of the Disclosure Schedule;

               (iii) the Contribution, the Newco Share Exchange or the operation of the Distribution Division by Newco on or after the Closing Date; and

               (iv) arising under the TIC Retirement Plan.

          (b) Several Indemnification. Subject to the provisions of Section 8.03, each Shareholder shall severally indemnify, defend and hold harmless Zygo and its officers, directors, employees, agents and representatives from and against and in respect of any and all Losses incurred or suffered by Zygo or the Company, arising out of, based upon or resulting from any inaccuracy, misrepresentation or breach by such Shareholder of any of his or its representations and warranties contained in Article IV of this Agreement or any certificate or instrument furnished pursuant hereto or any covenant or agreement of such Shareholder contained in Section 2.10 hereof. In addition, subject to the provisions of Section 8.03, Francis E. Lundy shall indemnify, defend and hold harmless Zygo and its officers, directors, employees, agents and representatives from and against and in respect of any and all Losses incurred or suffered by Zygo or the Company, arising out of, based upon or resulting from any inaccuracy, misrepresentation or breach by Inspectron Development Partners, a California Limited Partnership, of any of its representations and warranties contained in Article IV of this Agreement or any certificate or instrument furnished pursuant hereto or any covenant or agreement of such Shareholder contained in Section 2.10 hereof.

      Section 8.02. Indemnification by Zygo. Subject to the provisions of
Section 8.03, Zygo shall indemnify, defend and hold harmless each of the Shareholders and their respective Affiliates, successors and assigns, from and against and in respect of any Losses incurred or suffered by the Shareholders or their respective Affiliates, successors and assigns, arising out of, based upon or resulting from any inaccuracy, misrepresentation or breach by Zygo or Zygo Sub of any of their representations and warranties or non-fulfillment of any of their respective covenants or agreements contained in this Agreement or any certificate or instrument furnished pursuant hereto; provided, however, that for purposes of this Section 8.02, all such representations, warranties, covenants and agreements (other than the representations and warranties contained in Sections 5.06, 5.07(b) and 5.11 hereof) shall be deemed to have been made without any qualification as to materiality or Knowledge.

      Section 8.03. Limitations. (a) No party hereto shall be entitled to make any claim for indemnification under this Article VIII with respect to the inaccuracy, misrepresentation or breach of any representation and warranty or non-fulfillment of any covenant or agreement contained in this Agreement after the date on which such representation, warranty, covenant or agreement ceases to survive pursuant to Section 8.06.

          (b) Notwithstanding anything to the contrary contained herein, (i) no Indemnified Party (as defined below) shall be entitled to indemnification from an

Indemnifying Party (as defined below) pursuant to any of Sections 8.01(a)(i), 8.01(b) and 8.02 hereof, (x) until the aggregate losses suffered by such Indemnified Party and for which indemnification is available hereunder exceed $250,000, whereupon the Indemnified Party shall be entitled to claim indemnification for all losses suffered by such Indemnified Party and for which indemnification is available hereunder; provided, however, that this $250,000 threshold shall not be applicable with respect to a breach of any covenant in Sections 2.09, 2.10 or 3.17 or resulting from a breach of the representations and warranties contained in Sections 3.03, 3.04, 3.17, 3.20, 3.28, 3.29, 4.01,
4.02, 4.05 and 5.03 of this Agreement or (y) to the extent the Indemnifying Party can prove that the Indemnified Party had Knowledge of the inaccuracy, misrepresentation or breach of the representation or warranty for which indemnification is sought at the time of the Closing and (ii) the aggregate liability of the Shareholders for indemnification pursuant to Section 8.01(a)(i) for any breach of the representations and warranties contained in Section 3.08 hereof (a "3.08 Breach") shall be limited to 50% of the aggregate amount of Losses arising out of, based upon or resulting from such 3.08 Breach, provided that the facts or circumstances giving rise to such 3.08 Breach do not constitute a breach of any other representation or warranty contained in Article III of the Agreement. An Indemnifying Party's maximum liability hereunder shall be equal to $5.275854 per share multiplied by the number of shares of Company Stock held by such Indemnifying Party immediately prior to the Effective Time or in the case of Zygo, $5.275854 multiplied by the total number of shares of Company Stock held by the Shareholders immediately prior to the Effective Time and converted at the Effective Time.

          (c) Any claim by one party to this Agreement against any other party to this Agreement for breach of any covenant or representation and warranty in this Agreement shall be subject to the limitations set forth in this Article VIII; provided, however, that such limitations shall not apply to any fraud claim.

      Section 8.04. Notice and Defense of Claims. Each party entitled to indemnification under this Article VIII (the "Indemnified Party") shall give written notice to the party or parties required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and, in the event of any claim or demand asserted by a third party; but the failure of any Indemnified Party to timely give written notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless such failure to give notice materially adversely affected the ability of the Indemnifying Party to defend such claim. Upon receipt of any such notice, the Indemnifying Party may elect to defend the Indemnified Party against such claim, suit, action or proceeding, at its own expense, through counsel of its own choice that is reasonably acceptable to the Indemnified Party, and from and after such election and for so long as the Indemnifying Party is diligently prosecuting such defense, the Indemnifying Party shall not be responsible for any legal fees or expenses of the Indemnified Party, other than reasonable costs of investigation and subject to Section 8.03 hereof. Failing such election or reasonably diligent prosecution, the Indemnified Party shall have the right to (but shall not be obligated to) pay, compromise or defend the same. In any claim, suit, action or proceeding defended by the Indemnifying Party, the Indemnified Party may participate, at its expense, in the defense of the same. The Indemnifying Party in the defense of any such claim, suit, action or proceeding shall not, except with the consent of the Indemnified Party, consent to the entry of any judgment or entry into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim, suit, action or proceeding or (ii) requires the performance of any act (other than the payment of moneys for which such Indemnified Party is held harmless hereunder) or the agreement not to perform any act by the Indemnified Party. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim, suit, action or proceeding resulting therefrom.

      Section 8.05. Non-Exclusive Remedy. Indemnification pursuant to this Agreement shall not preclude Zygo, the Shareholders or the Company from exercising any other remedies it may have, including, without limitation, in the case of Zygo, pursuant to the Escrow Agreement, subject to the limitations set forth in Sections 8.03 and 8.04 hereof; provided that the recovery of money damages for any breach of this Agreement shall in all cases be limited as provided in Section 8.03 hereof; and provided further that such limitations shall not apply to any fraud claim. In order to secure the performance by the Shareholders of their respective obligations hereunder, each Shareholder will enter into the Escrow Agreement.

      Section 8.06. Survival of Representations and Warranties. All of the representations, warranties and agreements contained in this Agreement shall survive the Closing and shall remain in full force and effect until the expiration of eighteen (18) months from the Closing Date and, thereafter, to the extent a claim, in writing and setting forth the specific facts giving rise to such claim, is made prior to such expiration with respect to any breach of such representation, warranty or agreement, until such claim is finally determined or settled; provided, however, that the representations, warranties and agreements of the Company and the Shareholders relating to (i) environmental matters and intellectual property rights shall survive and remain in full force and effect for three years, (ii) Taxes and governmental assessments shall remain in full force and effect until the expiration of the applicable statute of limitations (including any extensions thereof), and provided further that the representations and warranties set forth in Sections 3.03, 3.05, 3.17 (with respect to the TIC Retirement Plan only) 3.20, 4.01, 4.03, 4.05 and 5.04 shall survive and remain in full force and effect forever.

      Section 8.07. Reimbursement. Subject to Section 8.03 hereof, at the time that the Indemnified Party shall suffer a loss because of a breach of any warranty, representation or covenant by the Indemnifying Party or at the time the amount of any liability on the part of the Indemnifying Party under this Agreement is determined

(which in the case of payment to third persons shall be the earlier of (i) the date of such payment, provided that the Indemnified Party has fully complied with Section 8.04, or (ii) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion or expiration of appeal rights) establishing such liability) (such loss or amount being hereinafter referred to as the "Indemnity Claim")), the Indemnifying Party shall forthwith, upon notice from the Indemnified Party, pay to the Indemnified Party the amount of the Indemnity Claim. The Indemnity Claim shall be paid in cash. If such amount is not paid forthwith, then the Indemnified Party may, at its option, take legal action against the Indemnifying Party for reimbursement in the amount of its Indemnity Claim. For purposes hereof the Indemnity Claim shall include the amounts so paid, or determined to be owing by the Indemnified Party together with costs and reasonable attorney's fees and interest on the foregoing items (but only to the extent pre-judgment interest due the Indemnified Party is not already included within such items) at the rate of ten percent (10%) per annum from the date the Indemnity Claim is due from the Indemnifying Party to the Indemnified Party as hereinabove provided until the Indemnity Claim shall be paid.

      In addition to its other obligations under this Section 8.07, the Indemnifying Party agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding for which indemnification may be required pursuant to this Article VIII, it will, if it does not assume the defense thereof, reimburse the Indemnified Party on a monthly basis for all reasonable legal fees or the out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Indemnifying Party's obligation to indemnify the Indemnifying Party for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Indemnified Party shall promptly return it to the Indemnifying Party, together with interest at the rate of ten percent (10%) per annum. Any such interim reimbursement payments which are not made to the Indemnified Party within thirty (30) days of a request for reimbursement shall bear interest at the rate of ten percent (10%) per annum from the date of such request.

      Section 8.08. Other Indemnification Provision. Each of the Shareholders hereby agrees that he or it will not make any claim for indemnification against the Company by reason of the fact that he or it was a stockholder, director, officer, employee or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, by-law, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Zygo against such Shareholder (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law or otherwise).

      Section 8.09. Contribution Among Shareholders. In the event that any Shareholder makes an indemnification payment pursuant to Section 8.01(a) hereof with respect to Losses incurred or suffered by Zygo as a result of any matter and the amount of such payment exceeds such Shareholder's pro rata portion (based on the number of shares of Company Stock held by such Shareholder at the time of the Closing in relation to the total number of shares of Company Stock held by all Shareholders at such time) of the total Losses suffered or incurred by Zygo as a result of such matter, then each other Shareholder shall upon notice thereof, promptly pay to such Shareholder an amount equal to such other Shareholder's pro rata portion of such Losses (less any amount previously paid pursuant to Section 8.01(a) hereof by such other Shareholder with respect to such Losses). Nothing in this Section 8.09 shall affect the indemnification provisions of this Article VIII as between the Shareholders, on the one hand, and Zygo, on the other hand.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

      Section 9.01. Taking of Necessary Action. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto agrees, subject to applicable laws, to use all reasonable efforts promptly to take or cause to be taken all further action and promptly to do or cause to be done all further things (including the execution and delivery of such further instruments and documents) as any party reasonably may request.

      Section 9.02. Effect of Due Diligence. No investigation by or on behalf of Zygo or Zygo Sub into the business, operations, prospects, assets or condition (financial or otherwise) of the Company shall diminish in any way the effect of any representations or warranties made by the Company or any of the Shareholders in this Agreement or shall relieve the Company or any of the Shareholders of any of their obligations under this Agreement. No investigation by or on behalf of the Company or the Shareholders into the business, operations, prospects, assets or condition (financial or otherwise) of Zygo and the Zygo Subsidiaries shall diminish in any way the effect of any representations or warranties made by Zygo or Zygo Sub in this Agreement or shall relieve Zygo or Zygo Sub of any of their obligations under this Agreement.

      Section 9.03. Expenses. Except as hereinafter provided, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same. All costs and expenses incurred by the Company or the Shareholders shall be paid prior to the Closing Date or accrued as an expense on the Closing Date Balance Sheet or other suitable arrangements acceptable to Zygo with respect thereto shall be made. Notwithstanding the foregoing, Zygo shall reimburse the Company on a current basis for any incremental accounting fees incurred by the Company which relate to the exclusion of the Distribution Division from the audited financial statements of the Company, up to a maximum of $25,000.

      Section 9.04. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, heirs, executors, administrators and legal representatives. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

      Section 9.05. Entire Agreement. This Agreement and the other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which conflicts with, or may have related to, the subject matter hereof in any way, including without limitation that certain letter of intent, dated June 28, 1996, by and among Zygo, the Company and each of the Shareholders.

      Section 9.06. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telefax communication, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed as follows:

          (a) If to Technical Instrument Company, 348 Sixth Street, San Francisco, California; Attention: Francis E. Lundy (telefax number 408-434-0759); with a copy to Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California 94104, Attention: James M. Canty, Esq. (telefax number 415-477-4722),

          (b) If to Zygo or Zygo Sub, Laurel Brook Road, Middlefield, Connecticut 06455-0448, Attention: Gary K. Willis (telefax number 203-347-8372); with a copy to: Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, Attention: Paul Jacobs, Esq. (telefax number 212-752-5958), and

          (c) If to the Shareholders, to the address specified in Schedule 1 hereto; with a copy to Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California 94104, Attention: James M. Canty, Esq. (telefax number 415-477-4722), or such other addresses as shall be furnished by like notice by such party. All such notices and communications shall, when telefaxed (immediately thereafter confirmed by telephone), be effective when telefaxed, or if sent by nationally recognized overnight courier service, be effective one Business Day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective when received.

      Section 9.07. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to or application of any conflicts of laws principles.

      Section 9.08. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

      Section 9.09. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      Section 9.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      Section 9.11. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      Section 9.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 9.13. Headings. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                             TECHNICAL INSTRUMENT COMPANY



                                             By:/s/ Francis E. Lundy
                                                --------------------------------
                                                Name:   Francis E. Lundy
                                                Title:  President


                                             ZYGO CORPORATION



                                             By:/s/ Gary K. Willis
                                                --------------------------------
                                                Name:   Gary K. Willis
                                                Title:  President


                                             ZYGO ACQUISITION CORPORATION



                                             By:/s/ Gary K. Willis
                                                --------------------------------
                                                Name:   Gary K. Willis
                                                Title:  Chairman of the Board



                                             /s/ Francis E. Lundy
                                            ------------------------------------
                                                 Francis E. Lundy

                                             LUNDY 1996 CHARITABLE TRUST
                                               (UTD June 28, 1996)


                                               By:/s/ Francis E. Lundy
                                                  ------------------------------
                                                  Francis E. Lundy, Co-Trustee


                                               By:/s/ Barbara E. Lundy
                                                  ------------------------------
                                                  Barbara E. Lundy, Co-Trustee

                                             By:/s/ Janet Masucci
                                                --------------------------------
                                                Janet Masucci, Co-Trustee


                                           FRANK J. SCHEUFELE TRUST
                                             (UDT dated October 5, 1983)


                                             By:/s/ Frank J. Scheufele
                                                --------------------------------
                                                Frank J. Scheufele, Trustee


                                           THE SHERMAN FAMILY LIVING TRUST
                                             (UDT dated April 22, 1985)

                                             By:/s/ Roger K. Sherman
                                                --------------------------------
                                                Roger K. Sherman, Co-Trustee


                                             By:/s/ Elizabeth R. Sherman
                                                --------------------------------
                                                Elizabeth R. Sherman, Co-Trustee


                                           /s/ David Lytle
                                           -------------------------------------
                                               David Lytle


                                           INSPECTRON DEVELOPMENT
                                              PARTNERS, a California
                                              Limited Partnership


                                           By:/s/ Francis E. Lundy
                                              ----------------------------------
                                           Name:    Francis E. Lundy
                                           Title:   General Partner

                                                                 EXHIBIT 2.02(b)

                               AGREEMENT OF MERGER

                                       OF

                          ZYGO ACQUISITION CORPORATION
                            a California corporation

                                  WITH AND INTO

                          TECHNICAL INSTRUMENT COMPANY
                            a California corporation


          Agreement of Merger entered into as of this _____ day of August 1996 by Technical Instrument Company, a California corporation ("Surviving Corporation") and Zygo Acquisition Corporation, a California corporation ("Terminating Corporation").

          WHEREAS, Terminating Corporation is a business corporation of the State of California with registered office therein located at c/o CT Corporation System, 49 Stevenson Street, Suite 900, San Francisco, California 94105.

          WHEREAS, the total number of shares of capital stock which Terminating Corporation has authority to issue is 1,000 shares of common stock, all of which are of one class, without par value;

          WHEREAS, Surviving Corporation is a business corporation of the State of California with its principal office therein located at 348 Sixth Street, San Francisco, California 94103;

          WHEREAS, the total number of shares of capital stock which Surviving Corporation has authority to issue is 100,000,000 shares of stock, all of which are of one class and without par value; and

          WHEREAS, Terminating Corporation and Surviving Corporation and the Boards of Directors thereof deem it advisable and to the advantage, welfare and best interests of said corporations and their respective shareholders to merge Terminating Corporation with and into Surviving Corporation pursuant to the provisions of the General Corporation Law of the State of California upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements of the parties hereto, being thereunto duly entered into by Terminating Corporation and approved by resolution of its Board of Directors and being thereunto duly entered into by Surviving Corporation and approved by a resolution adopted by its Board of Directors, the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

          1. Terminating Corporation and Surviving Corporation will, pursuant to the provisions of the General Corporation Law of the State of California, be merged with and into a single corporation, to wit, Technical Instrument Company, a California corporation, which will be the surviving corporation from and after the effective time of the merger, and which will continue to exist as said Surviving Corporation under its present name pursuant to the provisions of the General Corporation Law of the State of California. The separate corporate existence of Surviving Corporation, with all its purposes, objects, rights, privileges, powers, certificates and franchises, will continue unimpaired by the merger. At the effective time of the merger, Surviving Corporation will succeed to all the properties and assets of the constituent corporations to the merger and to all debts, choses in action and other interests due or belonging to the constituent corporations and will be subject to, and responsible for, all the debts, liabilities and duties of the constituent corporations with the effects provided by applicable provisions of the General Corporation Law of the State of California. The separate existence of Terminating Corporation will cease at said effective time in accordance with the provisions of the General Corporation Law of the State of California.

          2. The Articles of Incorporation of the Company in effect immediately prior to the effective time of the merger shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the provisions of California Law, except that at the effective time of the merger the Articles of Incorporation of the Company shall be amended by striking out Article Five thereof and by substituting in lieu of said Article the following new Article Five and by adding Article Six and Article Seven:

               "ARTICLE FIVE: This corporation is hereby authorized to indemnify, whether by bylaw, agreement or otherwise, any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation, in excess of the indemnification expressly permitted by Section 317 of the General Corporation Law of California for such agents for breach of duty to the corporation and its shareholders, to the fullest extent permissible under California law."

               "ARTICLE SIX: Any repeal or modification of the provisions of Article Four or Article Five by the shareholders of this corporation shall be prospective only, and not adversely affect any right or protection of a director, officer, employee or other agent (including any person described in Article Five above) of this corporation existing at the time of such repeal or modification."

               "ARTICLE SEVEN: If the General Corporation Law of California hereafter is amended to authorize the further elimination or limitation of the liability of directors of the corporation, then the liability of a director of the corporation shall be limited to the fullest extent permitted by the amended General Corporation Law of California; and if the General Corporation Law of California is amended to authorize the further indemnification of directors of the corporation, then the indemnification of a director of the corporation shall be to the fullest extent permitted by the General Corporation Law of California."

          3. The By-laws of Terminating Corporation immediately prior to the effective time of the merger will be the By-laws of Surviving Corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of California.

          4. The directors of Terminating Corporation immediately prior to the effective time of the merger will be the directors of Surviving Corporation from and after said effective time and will hold office in accordance with the Articles of Incorporation and By-laws of Surviving Corporation until their respective successors are duly elected or appointed and qualified.

          5. The officers of Terminating Corporation immediately prior to the effective time of the merger will be the officers of Surviving Corporation from and after said effective time and will hold office in accordance with the Articles of Incorporation and By-laws of Surviving Corporation until their respective successors are duly elected or appointed and qualified.

          6. Except for shares of Surviving Corporation owned by Terminating Corporation immediately prior to the effective time of the merger, which shares will be cancelled without any consideration being payable therefor as of the effective time of the merger and without any action on the part of the holders of any shares of capital stock of Surviving Corporation, or the holder of any shares of common stock of Terminating Corporation: (a) each share of stock issued and outstanding of Surviving Corporation immediately prior to the effective time of the merger (other than shares held by Terminating Corporation) will be converted at the effective time into the right to receive in cash $4.16587 per share of Surviving Corporation stock ("Surviving

Corporation Stock"), and .036245 shares of the common stock, $.10 par value per share ("Zygo Common Stock"), of Zygo Corporation, a Delaware corporation and the owner of all the outstanding capital stock of Terminating Corporation; and (b) each share of common stock of the Terminating Corporation outstanding immediately prior to the effective time of the merger will be converted into one share of stock of the Surviving Corporation. As of and after the effective time of the merger, no holder of any certificate that immediately before the effective time represented shares of Surviving Corporation Stock, shall have any rights as a holder of common stock of Surviving Corporation, other than to receive the consideration specified in this paragraph 6.

          7. No fractional shares of Zygo Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued upon the surrender for exchange of the certificates that immediately prior to the effective time of the merger represented issued and outstanding shares of Surviving Corporation Common Stock ("Old Certificates"). In lieu of any such fractional share, each holder of an Old Certificate or Old Certificates who would otherwise have been entitled to a fraction of a share of Zygo Common Stock upon consummation of the merger will be paid upon surrender of an Old Certificate or Old Certificates cash (rounded to the nearest whole cent), without interest, in an amount equal to the product of (i) such fraction multiplied by (ii) $30.625.

          8. Whenever a dividend or other distribution is declared by Zygo in respect of Zygo Common Stock, the record date for which is at or after the effective time of the merger, that declaration shall include dividends or other distributions in respect of all shares of Zygo Common Stock issuable pursuant to this Agreement of Merger. No dividends or other distributions declared or made after the effective time of the merger on Zygo Common Stock will be paid to any holder of an Old Certificate until such Old Certificate is surrendered for exchange. Subject to the effect of applicable laws, following surrender of any such Old Certificate by any holder thereof, there will be paid to the holder of the new certificate of Zygo Common Stock issued in exchange therefor, without interest (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the effective time of the merger theretofore payable with respect to the Zygo Common Stock represented thereby and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the effective time of the merger but prior to the time of such surrender and a payment date subsequent to the time of such surrender payable with respect to the Zygo Common Stock represented thereby, less the amount of any withholding taxes which may be required thereon.

          9. This Agreement of Merger has been fully approved and adopted upon behalf of Terminating Corporation in accordance with the provisions of the General Corporation Law of the State of California and upon behalf of Surviving Corporation in accordance with the provisions of the General Corporation law of the State of California, and the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of California, and that they will cause to be performed all necessary acts within the State of California and elsewhere to effectuate the merger herein provided for.

          10. The Board of Directors and the proper officers of Terminating Corporation and of Surviving Corporation are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

          IN WITNESS WHEREOF, this Agreement of Merger is hereby executed upon behalf of each of the constituent corporations parties thereto.

Dated: August ___, 1996


                                   "Surviving Corporation"

                                    TECHNICAL INSTRUMENT COMPANY, a
                                    California corporation


                                    By:
                                       _________________________________________
                                          Francis E. Lundy, President


                                    By:
                                       _________________________________________
                                          Tamara Decker, Secretary


                                    "Terminating Corporation"

                                    ZYGO ACQUISITION CORPORATION, a
                                    California corporation


                                    By:
                                       _________________________________________
                                          Gary K. Willis, Chairman of the Board



                                    By:
                                       _________________________________________
                                          Mark J. Bonney, Secretary

                           CERTIFICATE OF SECRETARY

                                      OF

                         TECHNICAL INSTRUMENT COMPANY,
                           a California corporation


          The undersigned, being the Secretary of Technical Instrument Company, a California corporation, does hereby certify that the holders of all of the outstanding common stock of said corporation dispensed with a meeting and vote of shareholders, and all of the shareholders entitled to vote consented in writing, pursuant to the provisions of Section 603 of the General Corporation Law of the State of California, to the adoption of the foregoing Agreement of Merger.

Dated: August ___, 1996




                                       _________________________________________
                                          Tamara Decker, Secretary

                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER



Gary K. Willis and Mark J. Bonney certify that:

          1. They are the Chairman of the Board and the Secretary, respectively, of Zygo Acquisition Corporation, a California corporation ("Zygo Sub").

          2. The Agreement of Merger in the form attached, providing for the merger of Zygo Sub with Technical Instrument Company, a California corporation, was duly approved by the board of directors of Zygo Sub.

          3. Zygo Sub has only one class of shares and the total number of shares outstanding and entitled to vote on the merger is 1,000 shares of common stock, no par value, with a majority of the outstanding shares of such class required to approve the merger. The principal terms of the Agreement of Merger in the form attached were approved by the unanimous written consent of Zygo Sub's sole shareholder, Zygo Corporation, a Delaware Corporation (the "Parent").

          4. Equity securities of the Parent are to be issued in the merger and no vote of the stockholders of the Parent was required.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: August ___, 1996




                                       _________________________________________
                                          Gary K. Willis, Chairman of the Board




                                       _________________________________________
                                          Mark J. Bonney, Secretary

                            CERTIFICATE OF APPROVAL
                                      OF
                              AGREEMENT OF MERGER



Francis E. Lundy and Tamara Decker certify that:

          1. They are the President and the Secretary, respectively, of Technical Instrument Company, a California corporation ("TIC").

          2. The Agreement of Merger in the form attached, providing for the merger of Zygo Acquisition Corporation, a California corporation, with TIC, was duly approved by the board of directors of TIC.

          3. TIC has only one class of shares and the total number of shares outstanding and entitled to vote on the merger is 2,702,739 shares of stock, no par value, with a majority of the outstanding shares of such class required to approve the merger. The principal terms of the Agreement of Merger in the form attached were approved by the unanimous written consent of the shareholders of TIC.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: August ___ , 1996




                                       _________________________________________
                                           Francis E. Lundy, President




                                       _________________________________________
                                           Tamara Decker, Secretary

                                                               EXHIBIT 7.01(e)

                                ESCROW AGREEMENT

      ESCROW AGREEMENT, dated August 7, 1996, by and among (i) Zygo Corporation, a Delaware corporation ("Zygo"), (ii) the individuals and entities listed on
Schedule 1 hereto (the "Shareholders") and (iii) Continental Stock Transfer & Trust Company (the "Escrow Agent").

                        B A C K G R O U N D  F A C T S:

      A. Pursuant to an Agreement and Plan of Merger dated as of August 7, 1996 (the "Merger Agreement"), by and among Zygo, Zygo Acquisition Corporation, a California corporation and a wholly owned subsidiary of Zygo ("Zygo Sub"), Technical Instrument Company, a California corporation ("TIC"), and the Shareholders, Zygo Sub has been merged on the date hereof with and into TIC, which, as the surviving corporation, has become a wholly owned subsidiary of Zygo, and the Shareholders received as consideration (the "Merger Consideration") for the outstanding shares of capital stock of TIC a combination of cash and shares of the common stock, $.10 par value per share, of Zygo (the "Zygo Common Stock").

      B. Pursuant to the Merger Agreement, the Shareholders agreed to indemnify Zygo for certain loss contingencies, and it is a requirement under the Merger Agreement that the Shareholders, Zygo and the Escrow Agent shall have executed and delivered an agreement in the form hereof.

      C. The purpose of this Agreement is to provide collateral security to Zygo consisting of the shares of Zygo Common Stock delivered in the Merger and deposited as provided herein for (i) adjustments to the cash consideration paid in the Merger and (ii) the indemnity furnished by the Shareholders to Zygo pursuant to the terms of the Merger Agreement.

                               A G R E E M E N T:

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree, as follows:

      1. Certain Definitions. For all purposes of this Agreement, the following terms shall have the following meanings:

            (A) The term "Claim Certificate" shall have the meaning set forth in
      Section 4 hereof.

            (B) The term "Escrow Certificate" shall have the meaning set forth in Section 3 hereof.

            (C) The term "Escrowed Stock" shall mean the Zygo Common Stock at any time represented by the Escrow Certificate delivered to the Escrow Agent as provided in Section 3 and any other Zygo Common Stock received by the Escrow Agent as provided in Section 8 as well as all other property or cash obtained by the Escrow Agent in respect of or in exchange for the Zygo Common Stock.

            (D) The term "Escrow Fund" shall mean the sum of the Escrowed Stock and additional property delivered to the Escrow Agent pursuant to Section 8 hereof.

            (E) The term "Final Determination" shall mean the final decision of any court of competent jurisdiction from which no appeal has been allowed because of lapse of time or otherwise.

            (F) The term "Joint Losses" shall mean any amount for which the Shareholders are jointly and severally liable arising under Section 8.01(a) of the Merger Agreement.

            (G) The term "Losses" shall mean Joint Losses and Several Losses.

            (H) The term "Majority Owners" shall mean the Shareholders who, at the time specified, beneficially own a majority in interest of the Escrowed Stock.

            (I) The term "Other Property" shall have the meaning set forth in
      Section 5(b) hereof.

            (J) The term "Several Losses" shall mean any amount for which a Shareholder is severally liable arising under Section 8.01(b) of the Merger Agreement.

            (K) The term "Termination Date" shall mean the date exactly 18 months after the date of this Agreement.

            (L) The term "Threshold Amount" shall mean an aggregate of $250,000 of Losses.

            (M) Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

      2. Escrow Fund. This Agreement has been executed and delivered, and the Escrow Fund has been established, for the purpose of providing collateral security for (i) an adjustment to the Cash Merger Consideration in accordance with Article II of the

Merger Agreement and (ii) the indemnification of Zygo in accordance with Article VIII of the Merger Agreement. The provisions of the Merger Agreement shall establish the notice requirements and mechanics of defense for all claims of indemnification for which the Escrow Fund established hereby is available and are incorporated by reference herein. This Agreement is not intended to create any rights to indemnification or other payments in addition to those provided for in the Merger Agreement.

      3. Escrowed Stock. On the Closing Date, Zygo shall deliver to the Escrow Agent, for the account of the Shareholders, a certificate registered in the name of the Escrow Agent (the "Escrow Certificate") for 69,841 shares of Zygo Common Stock. The shares of Zygo Common Stock represented by the Escrow Certificate shall be held by the Escrow Agent in accordance with the terms of this Agreement, and shall not, except as provided in Sections 5 and 12 hereof, be sold or disposed of by the Escrow Agent. Zygo shall provide and the Escrow Agent shall maintain a written record of the name and address of each Shareholder and the number of shares of Escrowed Stock or amount of other property credited to his or its account. Initially, the shares of Escrowed Stock shall be credited in accordance with the instructions of Zygo to the accounts of Shareholders in the same proportion as shares of Zygo Common Stock are issued to such Shareholders in the Merger. Thereafter, the accounts of the Shareholders shall be adjusted as provided in this Agreement. The respective interests of the Shareholders in the Escrow Fund shall not be transferable or assignable other than (a) to executors, administrators, legatees or heirs of the Shareholders or (b) in a transaction involving no change in beneficial ownership. Notice of any transfer permitted by clause (b) hereof shall be given to Zygo and the Escrow Agent, and no such transfer shall be valid until such notice is given. To the extent that the Escrow Fund contains cash, the Escrow Agent may invest such cash in, and only in, the following instruments and securities: (i) United States government securities or securities of agencies of the United States government which are guaranteed by the United States government; (ii) certificates of deposit of the Escrow Agent; (iii) tax-free municipal bonds of issuers that have a class of short-term obligations rated in one of the three highest debt rating categories for short-term debt by Standard & Poors, Moody's or Fitch; and (iv) tax-free money market mutual funds meeting the requirements of Rule 2a-7 under the Investment Company Act of 1940, none of which shall have maturities longer that three months. The cash portion of the Escrow Fund, if any, shall be so invested by the Escrow Agent in accordance with the signed, written instructions from the Majority Owners. The Escrow Agent shall not be liable for any loss sustained as a result of any investment made pursuant to the written instructions of the Majority Owners or as a result of any liquidation of such investment prior to its maturity or for failure of the Majority Owners to give the Escrow Agent any written instruction to invest or reinvest the cash portion of the Escrow Fund or any earnings thereon.

      4. Adjustment to Cash Merger Consideration. If pursuant to Section 2.10 of the Merger Agreement Zygo is entitled to the return of a portion of the Cash Merger Consideration received by a Shareholder at the Closing, and Zygo has not received from such Shareholder the portion of the Cash Merger Consideration to which it is entitled at the time specified in the Merger Agreement, Zygo may, but shall not be obligated to, deliver simultaneously to the Escrow Agent and such Shareholder a certificate (a "Claim Certificate"), which shall be signed by the President or a Vice President of Zygo, to the effect that Zygo is entitled to the return of a specified portion of the Cash Merger Consideration received by such Shareholder. Subject to the limitations set forth below in this Section 4, upon receipt of such Claim Certificate, the Escrow Agent shall, as soon as practicable (but not earlier than ten (10) Business Days after the delivery to the Escrow Agent of such Claim Certificate) deliver to Zygo the number of shares of Zygo Common Stock out of the Escrow Fund with a value (determined as provided in Section 5(b) below) equal to the amount due and payable by the indemnifying Shareholder to Zygo, as set forth in such Claim Certificate; provided, however, that the number of shares of Zygo Common Stock delivered by the Escrow Agent from the Escrow Fund shall not exceed the number of shares credited to the account of the indemnifying Shareholder. Concurrently with such delivery, the Escrow Agent shall reduce the number of shares of Zygo Common Stock credited to the account of the indemnifying Shareholder. Distribution of property from the Escrow Fund to Zygo shall follow the procedure set forth in Section 5(b) hereof and shall be subject to the provisions of Section 5(c) hereof.

      5. Additional Claims Against Escrow Fund.

            (a) Subject to the terms and conditions of this Agreement, the Escrow Fund shall be available as collateral security for Zygo's right to payment by a Shareholder or Shareholders for and in respect of Losses. If Zygo shall suffer or incur Losses, it shall provide such notice to the Indemnifying Party as is required in the Merger Agreement. In the event that Zygo does not receive payment of the amount(s) owed by the Indemnifying Party at the time the amount of any liability for Losses on the part of the Indemnifying Party under the Merger Agreement is determined, Zygo at its option may, but shall not be obligated to, deliver simultaneously to the Escrow Agent and the Shareholders a Claim Certificate, which shall be signed by the President or a Vice President of Zygo, to the effect that Zygo has suffered or incurred Losses in the amount specified in such Claim Certificate and setting forth the basis for such Losses. Subject to paragraph (c) below, upon receipt of any such Claim Certificate, the Escrow Agent shall, as soon as practicable (but not earlier than ten (10) Business Days after the delivery to the Escrow Agent of such Claim Certificate), make a payment to Zygo from the Escrow Fund in accordance with this Section 5.

            (b) Whenever the Escrow Agent is required to make a payment out of the Escrow Fund hereunder, the Escrow Agent shall withdraw from the Escrow Fund in accordance with a written instruction of Zygo. In the event that the Losses referred to in a Claim Certificate are Joint Losses, then the Escrow Agent shall withdraw from the Escrow Fund and deliver to Zygo the full amount of such Joint Losses (to the extent available in the Escrow Fund) and the accounts of the Shareholders shall be reduced on a pro rata basis in accordance with the ratio of the original deposits of Zygo Common Stock initially comprising the Escrow Fund. In the event that the Losses referred to in a Claim Certificate are Several Losses, then the Escrow Agent shall withdraw from the Escrow Fund and deliver to Zygo an amount equal to such Several Losses, provided that the amount so withdrawn shall consist solely of Escrow Funds then allocated to the account of the Shareholder responsible for such Several Losses (the "Several Shareholder"). Any withdrawal of property from the Escrow Fund in accordance herewith shall be made in the following order of priority: (i) first, any cash comprising the Escrow Fund (which may be deposited in the Escrow Fund pursuant to Section 8 hereof), (ii) second, to the extent that there is insufficient cash to pay the Losses, shares of Zygo Common Stock (valued as set forth below) and (iii) third, to the extent there is an insufficient number of shares of Zygo Common Stock in the Escrow Fund to pay the Losses, any other property ("Other Property") comprising the Escrow Fund (which may be deposited in the Escrow Fund pursuant to Section 8 hereof). The Escrow Agent shall transfer, deliver and assign to Zygo such cash, number of shares of Zygo Common Stock (rounded to the next highest whole share) and/or Other Property held in the Escrow Fund which shall be indicated in the Claim Certificate of Zygo referred to hereinabove and required to be delivered to the Escrow Agent. For purposes of determining the number of Shares of Zygo Common Stock required to pay the Indemnity Claim or the number of shares of Zygo Common Stock deemed to have been paid if payment is made in cash, the Zygo Common Stock will be valued at the average last sale price of the Zygo Common Stock, as reported by the principal securities exchange on which the Zygo Common Stock is listed or admitted to trading, or, if the Zygo Common Stock is not listed or admitted to trading on any securities exchange or if any such exchange on which the Zygo Common Stock is listed is not its principal trading market, the average closing bid price as furnished by the National Association of Securities Dealers Inc. through Nasdaq, the OTC Bulletin Board or similar organization, for the five consecutive trading days ending on and including the trading day immediately preceding the date of payment. Other Property, if any, shall be valued in good faith by the Board of Directors of Zygo. The delivery by the Escrow Agent to Zygo of the shares of Zygo Common Stock determined by Zygo's computation of their value as stated above shall be effected by surrender to Zygo, or its transfer agent, of the Escrow Certificate then in its possession, and Zygo, or its transfer agent, shall promptly issue to the Escrow Agent a new stock certificate registered in its name for the number of shares of Zygo Common Stock then remaining in the Escrow Fund as reduced by the number of shares of Zygo Common Stock surrendered to Zygo.

            (c) Unless, within ten (10) Business Days after delivery to the Shareholders of any Claim Certificate, the Majority Owners (in the case of a claim in respect of Joint Losses) or the Several Shareholder (in the case of a claim for Several Losses), as the case may be, give written notice to Zygo and the Escrow Agent that they question the accuracy of, or matters included in, such Claim Certificate (including a reasonably detailed explanation as to why such Majority Owners or Several Shareholders, as the case may be, question the accuracy of, or matters included in, such Claim Certificate), such Claim Certificate shall constitute full authority to the Escrow Agent to take the action provided for in the preceding paragraph and shall be conclusive on all parties hereto. If the Majority Owners or the Several Shareholder, as the case may be, give notice questioning the accuracy of, or matters included in, such

Claim Certificate, the Escrow Agent shall not assign to Zygo any Escrowed Stock or make any indemnification payment to Zygo pursuant to this Section 5 until (i) it receives the written consent of the Majority Owners or the Several Shareholder, as the case may be, or (ii) there is a Final Determination with respect to the dispute. After notice by the Majority Owners or the Several Shareholder, as the case may be, questioning the accuracy of, or matters included in, a Claim Certificate, either Zygo (on the one hand) or the Majority Owners or the Several Shareholder, as the case may be (on the other hand), may seek a declaratory judgment from any court of competent jurisdiction to resolve the disagreement. The party against whom such declaratory judgment is actually rendered shall reimburse the other party thereto for the reasonable expenses incurred by it in the defense, prosecution or investigation of such claim.

            (d) Notwithstanding anything herein to the contrary, except as otherwise provided in the Merger Agreement no payments shall be made out of the Escrow Fund for indemnity of Losses until such Losses exceed the Threshold Amount, at which time, all Losses theretofore accrued shall be paid.

            (e) If any dispute arises as to any matter arising under this Escrow Agreement or there arises any uncertainty as to the meaning or applicability of any of the provisions hereof, or as to the Escrow Agent's duties, rights or responsibilities hereunder, the Escrow Agent may, at it option at any time thereafter deposit the Escrowed Stock then being held by it in escrow into a court having appropriate jurisdiction, and the Escrow Agent shall thereby be discharged and relieved of all liability hereunder.

            (f) This Agreement is not intended to create and does not create any additional rights to indemnification that is not provided for in the Merger Agreement.

      6. Termination. The Escrow Fund shall terminate on the Termination Date, or upon written notice from Zygo and the Majority Owners to the Escrow Agent. Any shares or other assets then held in the Escrow Fund shall be distributed upon termination by the Escrow Agent in accordance with the provisions of
Section 7 hereof. Notwithstanding the foregoing, if on or before the Termination Date Zygo has (a) duly delivered a Claim Certificate with respect to a claim which has not been satisfied pursuant to this Agreement or (b) delivered to the Escrow Agent and the Shareholders written notice of the specific basis giving rise to a breach of any representation, warranty or agreement made by TIC or the Shareholders in the Merger Agreement and for which indemnification is available under the Merger Agreement and if Zygo has delivered to the Escrow Agent a good faith written estimate of the maximum potential amount of Losses resulting from such claim or potential claim, the Escrow Fund shall not terminate with respect to such claims until all such claims have been fully satisfied or resolved or a Final Determination has been rendered with respect thereto. Until such termination, the Escrow Agent shall retain in the Escrow Fund that amount of Escrowed Stock as instructed in writing by Zygo and having a value allocated and determined in accordance with the Merger Agreement, which Escrowed Stock shall equal 100% of Zygo's estimate of Losses resulting from all then outstanding claims;

provided, however, that Zygo shall, by written notice to the Escrow Agent and the Shareholders, authorize the Escrow Agent to distribute an appropriate amount of Escrowed Stock if at any time after the Termination Date Zygo determines in good faith that the value of the Escrowed Stock exceeds 100% of Zygo's estimate of Losses resulting from all then outstanding claims. In the event that the value of the shares of Zygo Common Stock and other assets, if any, then remaining in the Escrow Fund is less than 100% of Zygo's estimate of Losses resulting from all then outstanding claims, then Zygo shall instruct the Escrow Agent in writing to retain all remaining assets in the Escrow Fund. Notwithstanding the foregoing, Escrowed Stock allocated to the account of any Shareholder who is not liable under the Merger Agreement for an outstanding claim or whose account under the Escrow Fund exceeds his or its potential liability for estimated Losses (determined in good faith by Zygo) resulting from all such claims as of the Termination Date shall not be retained in the Escrow Fund. Promptly after the Termination Date, any shares or other assets in the Escrow Fund having a value in excess of that required to be retained in the Escrow Fund pursuant to the foregoing, or attributable to the account of a Shareholder whose account under the Escrow Fund exceeds his or its potential liability for estimated Losses (determined in good faith by Zygo) for outstanding claims, shall be distributed to the Shareholders in accordance with
Section 7 hereof and shall no longer be subject to this Agreement.

      7. Distribution of the Escrowed Stock. Upon the termination of the Escrow Fund pursuant to Section 6 hereof, and subject to the terms of Section 6, the Escrow Agent shall, within ten (10) days of such termination distribute to each of the Shareholders at their last known addresses appearing on the records of the Escrow Agent, the amount of Escrowed Stock allocated to the account of such Shareholder. Any delivery of shares of Zygo Common Stock shall be of full shares, and the Escrow Agent shall, upon instructions received from the Majority Owners, make such adjustments for fractional share interests as the Majority Owners in their sole discretion deem appropriate.

      8. Delivery and Deposit of Additional Stock or Property. Any cash, securities or other property distributable or payable to the Shareholders in respect of, or in exchange for, any of the Escrowed Stock, whether by way of cash dividends, stock dividends, stock splits, recapitalizations, liquidations, mergers, consolidations, split-offs, spin-offs, or exchanges or conversions of shares or the like, or interest or other earnings on the Escrowed Stock shall be delivered to, and deposited with, the Escrow Agent, who shall hold such cash, securities and other property in the Escrow Fund, subject to all of the provisions of this Escrow Agreement relating to the Escrow Fund. Any such distributions or payments shall be added to the accounts of the Shareholders in accordance with their respective interests in the Escrow Fund.

      9. Voting of Shares and Reports. Each of the Shareholders shall have the right, in their discretion, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrowed Stock credited to his or its account, and the Escrow Agent shall comply with any such directions of each of the Shareholders. The

Escrow Agent shall not vote any shares of the Escrowed Stock as to which no voting instructions have been given.

      10. Representations and Warranties of the Shareholders. Each of the Shareholders severally represents and warrants to Zygo as follows:

            (a) The execution and delivery of this Agreement, and the consummation and performance of the transactions contemplated hereby, by such Shareholder has been duly and validly authorized by all necessary proceedings. Such Shareholder has full right, power and authority to execute and deliver this Agreement and perform the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies); and

            (b) The execution, delivery and performance of this Agreement by such Shareholder does not violate, conflict with, constitute a default under or result in the breach of any term, condition or provision of, or require the consent of any other party to, (i) any note, credit agreement, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract, agreement, plan or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound or affected or (ii) violate any judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder or such Shareholder's properties or assets, except for such violations, breaches, defaults or rights of termination, cancellation, acceleration, creation, imposition, suspension, revocation or modification as to which requisite waivers or consents have been or will be obtained by such Shareholder on or prior to the Closing Date and copies of which have been or will be delivered to Zygo.

      11. Representations and Warranties of Zygo. Zygo represents and warrants to the Shareholders as follows:

            (a) The execution and delivery of this Agreement, and the consummation and performance of the transactions contemplated hereby, by Zygo have been duly and validly authorized by all necessary proceedings. Zygo has full right, power and authority to execute and deliver this Agreement and perform the transactions contemplated hereby. This Agreement has been duly executed and delivered by Zygo and constitutes a legal, valid and binding obligation of Zygo, enforceable against Zygo in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies); and

            (b) The execution, delivery and performance of this Agreement by Zygo do not violate, conflict with, constitute a default under or result in the breach of any term, condition or provision of, or require the consent of any other party to, (i) any note, credit agreement, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract, agreement, plan or other instrument or obligation to which Zygo is a party or by which Zygo or any of its properties or assets may be bound or affected or (ii) violate any judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to Zygo or its properties or assets, except for such violations, breaches, defaults or rights of termination, cancellation, acceleration, creation, imposition, suspension, revocation or modification as to which requisite waivers or consents have been or will be obtained by Zygo on or prior to the Closing Date and copies of which have been or will be delivered to the Shareholders.

      12. Notice. Unless written designation of a different address is filed with each of the other parties hereto, all notices and Claim Certificates required to be given under this Agreement shall be deemed to have been properly given if in writing and delivered or mailed by registered or certified mail, postage prepaid. Mailed notices and Claim Certificates shall be deemed given when duly mailed and addressed as follows:

      Zygo:

                         Zygo Corporation
                         Laurel Brook Road
                         Middlefield, Connecticut 06455
                         Attention: Gary K. Willis

      With a copy to:

                         Fulbright & Jaworski L.L.P.
                         666 Fifth Avenue
                         New York, New York 10103
                         Attention:  Paul Jacobs, Esq.

      The Shareholders:

                         To their addresses as set forth on
                         Schedule 1 hereto

      With a Copy to:

                         Pillsbury Madison & Sutro LLP
                         235 Montgomery Street
                         San Francisco, California  94104
                         Attention: James M. Canty, Esq.

      Escrow Agent:

                         Continental Stock Transfer & Trust Company
                         2 Broadway
                         New York, New York 10004
                         Attention:  Compliance Department

      13. Liability of the Escrow Agent. The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper person and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Agreement except for its own willful misconduct or gross negligence. The Escrow Agent may retain counsel and act with respect to this Agreement and its obligations hereunder on the advice of such counsel. The Escrow Agent shall be, and hereby is, jointly and severally indemnified and saved harmless by the parties hereto from all losses, costs and expenses (including reasonable attorneys' fees) which may be incurred by it as a result of its involvement in any litigation arising from performance of its duties hereunder, provided that such litigation or action in interpleader shall not result from any action taken or omitted by the Escrow Agent and for which it shall have been adjudged to have acted in bad faith or to have been grossly negligent. Zygo shall be responsible for determining any requirements for paying taxes or reporting any payments for tax purposes. Zygo and the Majority Owners may give written directions to the Escrow Agent to prepare and file tax information or to withhold any payments hereunder for tax purposes. Zygo and the Shareholders, jointly and severally, covenant and agree to indemnify and hold the Escrow Agent harmless against all liability for tax withholding and/or reporting for any payments made by the Escrow Agent pursuant to this Agreement. The Escrow Agent shall have no duties or obligations except those expressly set forth in this Escrow Agreement, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall have no obligation to make any payment, investment or disbursement of any type pursuant hereto or to incur any financial liability in the performance of its duties hereunder unless Zygo shall have deposited with the Escrow Agent sufficient funds therefor. The Escrow Agent may conclusively rely upon and shall be protected, indemnified and held harmless by Zygo and the Shareholders, jointly and severally, in acting upon the written (which shall include instructions given by telecopier or other telecommunications device) or oral instructions of any officer or agent of either of them or of counsel to either of them with respect to any matter relating to its actions as Escrow Agent hereunder, and the Escrow Agent shall be entitled to request that further instructions be given by such persons or to request that instructions be given in writing.

      14. Fees and Expenses. Zygo and the Shareholders shall each pay to the Escrow Agent one-half of its reasonable fees for the services rendered by it pursuant to the provisions of this Agreement with respect to the Escrow Fund and will reimburse the Escrow Agent for its reasonable expenses (including reasonable fees and disbursements of its counsel) incurred in connection with the performance by it of such services. Zygo and the Shareholders shall each pay one-half of any transfer taxes incurred as a result of the operation of any provision of this Agreement relating to the Escrow Fund.

      15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      16. Binding Effect. This Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of Zygo, the Shareholders and the Escrow Agent and their respective heirs, successors and assigns.

      17. Successor Escrow Agent. The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving notice in writing to Zygo and the Shareholders and shall be discharged of its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided. In the event of any such resignation, a successor Escrow Agent, which shall be a bank or trust company organized under the laws of the United States of America or any state thereof having a combined capital and surplus of not less than $50,000,000, shall be appointed by Zygo. Any such successor Escrow Agent shall deliver to Zygo and the Shareholders a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive all the Escrow Fund.

      18. Confirmation of Escrow Agent's Appointment. Zygo and the Shareholders hereby confirm the appointment of Continental Stock Transfer & Trust Company to act as Escrow Agent under this Escrow Agreement, and Continental Stock Transfer & Trust Company hereby accepts such appointment.

      19. Entire Agreement. This Agreement and the Merger Agreement contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements and understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement.

      20. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions, and this Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted.

      21. Amendments. This Agreement may only be amended or modified by a written instrument executed by Zygo, the Shareholders and the Escrow Agent.

      22. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


      IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day, month and year first written above.

                                     ZYGO CORPORATION


                                     By:__________________________________
                                         Name:
                                         Title:


                                     -------------------------------------
                                             Francis E. Lundy

                                     LUNDY 1996 CHARITABLE TRUST
                                         (UTD June 28, 1996)


                                         By:______________________________
                                              Francis E. Lundy, Co-Trustee


                                         By:______________________________
                                              Barbara E. Lundy, Co-Trustee


                                         By:______________________________
                                              Janet Masucci, Co-Trustee


                                     FRANK J. SCHEUFELE TRUST
                                         (UDT dated October 5, 1983)


                                         By:______________________________
                                              Frank J. Scheufele, Trustee


                                     THE SHERMAN FAMILY LIVING TRUST
                                         (UDT dated April 22, 1985)

                                         By:______________________________
                                              Roger K. Sherman, Co-Trustee

                                         By:______________________________
                                              Elizabeth R. Sherman, Co-Trustee


                                     -------------------------------------
                                              David Lytle


                                     INSPECTRON DEVELOPMENT
                                         PARTNERS, a California
                                         Limited Partnership


                                     By:__________________________________
                                     Name:    Francis E. Lundy
                                     Title:   General Partner

Accepted and Agreed:

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Escrow Agent


By:_________________________________
   Name:
   Title:

                                                                 EXHIBIT 7.01(f)

                       DISTRIBUTION AND SERVICES AGREEMENT

      THIS AGREEMENT is made and entered into as of August 7, 1996, by and between ZYGO CORPORATION, a Delaware corporation ("Zygo"), TECHNICAL INSTRUMENT COMPANY, a California corporation (the "Company"), and TECHNICAL INSTRUMENT SAN FRANCISCO, a California corporation ("Newco").

      WHEREAS, the Company is engaged in the business of designing, developing and assembling precision microscope products and systems used to improve production efficiency and manufacturing yields within the semiconductor, data storage and other high technology industries; and

      WHEREAS, Newco is engaged in the distribution business, which business was formerly operated as a division of the Company; and

      WHEREAS, in connection with the Agreement and Plan of Merger, dated as of August 7, 1996, by and among the Company, Zygo, Zygo Acquisition Corporation, a California corporation, and the persons and entities listed on Schedule 1 thereto, Newco has agreed to enter into this Agreement pursuant to which it will
(i) provide administrative services for the Company during a transition period of four months following the date of this Agreement (the "Transition Period"),
(ii) distribute modules for the Company, (iii) sell complete instruments for the Company and (iv) sell to the Company other Newco product lines, all upon the terms and subject to the conditions contained herein.

      NOW, THEREFORE, in consideration of the premises and covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

      1. Transition Services

            (a) Newco shall perform such administrative services (the "Transition Services") as the Company shall reasonably determine are necessary during the Transition Period, including, without limitation, services related to the collection of accounts receivable, payroll and payroll services and payroll withholding tax payments, transfer of personnel files, accounts payable for certain costs currently paid by the Company on a consolidated invoice, employee benefits and insurance and maintenance of the general ledger. Unless otherwise agreed, the Transition Services shall be substantially the same as, and shall be performed in substantially the same manner as, the corporate and administrative services provided by Newco when it was operated as a business division of the Company.

            (b) Newco shall devote such personnel as the parties hereto shall deem necessary or appropriate in order to adequately provide the Transition Services, which shall include up to 50% of Dennis Milosky's time and the devotion of time by such other persons as the Company may reasonably request for a period of four (4) months. Newco shall be entitled to reimbursement for its actual out-of-pocket incremental costs (e.g., temporary employees and supplies) incurred in providing the Transition Services, up to a maximum of $10,000, upon presentation of a statement of the amount of such expenses to the Company. In addition, the Company shall advance to Newco upon written request the necessary funds to discharge payroll tax obligations, insurance premiums and other costs and expenses which are the Company's obligation or liability and are incurred on behalf of the Company as part of the Transition Services.

      2. Distribution

            (a) Newco is hereby appointed as a distributor of the Company's modules described in Schedule A hereto ("Modules") in the territory set forth in Schedule B hereto (the "Territory"). Newco hereby accepts the appointment to act as a distributor of Modules according to the terms of this Agreement. Newco's appointment as distributor in the Territory is co-exclusive with the Company, and the Company will not appoint or sell to any third party as its distributor of Modules in the Territory during the term of this Agreement. Newco shall be permitted the opportunity to discuss with the Company or its designated representatives the addition to the Territory of any part of the western region of the United States which becomes available during the term of this Agreement. The Company will endeavor to, in general, permit Newco to have the first opportunity to have such discussions with the Company.

            (b) Prices to be paid by Newco to the Company for Modules purchased by Newco shall be the Company's current list price less 25%. List prices may be increased only on sixty (60) days' written notice to Newco.

            (c) The terms of sale on all sales of Modules to Newco and all direct customer sales made through the efforts of Newco are set forth in Schedule C attached hereto and incorporated herein by reference. The terms of sale may be changed from time to time by the Company, acting in its sole discretion, upon not less than thirty (30) days' notice to Newco, provided that such changed term is applied to the Company's distributors generally. Orders shall not be final and binding until accepted in writing by the Company.

            (d) Upon expiration or termination of the distributor rights and obligations set forth in this Section 2 of this Agreement pursuant to Sections 11 or 12 hereof, except as otherwise provided in this paragraph, Newco shall forthwith (i) pay the Company all sums due and owing pursuant to this Section 2;
(ii) provide the Company with a current customer list including names, addresses and telephone numbers; (iii) cease any and all uses of the Company's copyrighted materials, trademarks, trade names and logos; and (iv) advise all customers, in a form acceptable to the Company, that Newco no longer distributes Modules. Further, Newco shall certify to the Company that all of the actions set forth in
(i) through (iv) above have been taken, and shall take no action that will adversely affect the Company's reputation or goodwill. The Company shall not unreasonably withhold or delay acceptance of orders or contracts prior to termination, provided that the Company shall not be required to handle any orders other than in their ordinary and customary way. For a period of ninety (90) days following expiration or termination of the distributor rights and obligations set forth in this Agreement, Newco may continue to market and distribute Modules Newco has remaining in its inventory as of the effective date of such expiration or termination. At the end of such ninety-day period, the Company shall repurchase Modules that are in Newco's inventory at the depreciated book value; Newco shall absorb all costs and expenses involved in returning Modules to the Company. Newco will actively participate as mutually agreed during the transition to the Company's replacement distributor regarding sales to prospects on Newco's aforementioned sales prospect list for a maximum of one year. Accordingly, prior to the transition the Company will use its commercially reasonable efforts to facilitate a negotiation between Newco and the replacement distributor as regards splitting of profits at the distributor level. Other than previously set forth, the Company shall not be liable to Newco for any commissions, nor shall Newco thereafter be entitled to any other compensation or remuneration for damages, loss of anticipated profits or commissions or otherwise. Upon termination, all rights of Newco to act as the Company's distributor pursuant to this Section 2 shall cease except as to claims, rights and obligations arising prior to termination or as provided in this Section 2, and thereafter neither party shall have any obligation to the other with respect to this Section 2. Unless this Agreement has been terminated for Newco's default or expires or terminates on its scheduled expiration date, at any time up to thirty (30) days after such non-defaulting or unscheduled termination, Newco can place a "last-buy" order as reasonably required to satisfy its contractual obligations outstanding as of such non-defaulting or unscheduled termination date. Any "last-by" order pursuant to the preceding sentence, and any other orders pending or on back-order as of the termination of this Agreement (excluding the termination due to Newco's default), shall be subject to the terms of this Agreement, even though such order is filled after termination hereof.

      3. Sales Representative

            (a) The Company hereby appoints Newco as its non-exclusive sales representative in the Territory for complete instruments manufactured by the Company as described in Schedule D hereto ("Products"). Newco hereby accepts the appointment to act as the Company's sales representative according to the terms of this Agreement.

            (b) Commissions earned by Newco pursuant to this Section 3 will be paid according to Schedule E hereto, less the amount of any adjustments on commissions previously paid, on or before the last day of the month following the month in which the Company receives payment from the customer. Commission rates will be reviewed on not less than an annual basis, remaining in effect for the following twelve (12) months unless the intention is to increase the commission percentage.

            (c) The terms of sale on all sales of Products to Newco and all direct customer sales made through the efforts of Newco are set forth in Schedule F attached hereto and incorporated herein by reference. The terms of sale may be changed from time to time by the Company, acting in its sole discretion, upon not less than thirty (30) days' notice to Newco, provided that such changed term is applied to all the

Company's sales representatives generally. Orders shall not be final and binding until accepted in writing by the Company.

            (d) Termination of the agent rights and obligations set forth in this Section 3 of the Agreement by either party pursuant to Sections 11 or 12 hereof shall not affect commissions earned by Newco on orders or contracts received and accepted by the Company prior to the termination date, regardless of when shipments were actually made or invoiced. Except in cases where the Company terminates this Agreement due to breach of contract, failure of Newco to pay its financial obligations to the Company when due, willful misrepresentation, fraud or willful damage to the business or reputation of the Company, Newco shall be entitled to commissions on all orders received and accepted by the Company within ninety (90) days after the termination of this
Section 3 from customers to whom quotations had been provided by the Company as of the termination date. Such commissions shall, at the Company's discretion, either equal the full commissions stated in Schedule E hereto and carry with it full responsibility for installation and training and free service under warranty as stipulated herein, or commissions earned during this period shall equal one-half of the commissions stipulated in Schedule E of this Agreement, in which case Newco shall be exempt from the obligations of installation training and free service under warranty as stipulated in this Agreement. The Company shall not unreasonably withhold or delay acceptance of orders or contracts prior to termination or cancellation, but the Company shall not be required to handle any orders other than in their ordinary and customary way. Other than as previously set forth, the Company shall not be liable to Newco for any commissions, nor shall Newco thereafter be entitled to any other compensation or remuneration for damages, loss of anticipated profits or commissions or otherwise. Upon termination of this Section 3, all rights of Newco to act as sales representative pursuant to this Section 3 shall cease except as to claims, rights and obligations arising prior to termination, and thereafter neither party shall have any obligation to the other with respect to this Section 3.

      4. Products of Others

      Newco shall have the right to act as a distributor or sales representative for the products of others. Newco shall furnish the Company with information regarding the products and companies which it represents. Such information shall be routinely updated each year on the anniversary of this Agreement. Newco shall also notify the Company whenever it contemplates representing additional products or companies. Should the Company reasonably believe that there is a conflict due to direct competition between the Products and the additional products or companies in the Territory, it shall so notify Newco. Should such direct competition in the Territory exist and should Newco nevertheless represent the conflicting product or company, the Company may, at its option, terminate this Agreement or portions of this Agreement in accordance with the provisions of Section 12 hereof.

      5. Legal Relationship

      It is acknowledged and understood that Newco shall not be the legal representative of the Company for any purpose whatsoever and has no right or authority to assume or create any obligation of any kind, express or implied, on behalf of the Company, or to bind it in any respect whatsoever, except as may be reasonably required to perform the Transition Services.

      6. Covenants of Newco

      Newco shall act as the Company's distributor and sales representative and otherwise represent the interests of the Company in accordance with the terms of this Agreement and in the performance of such duties in a commercially reasonable manner Newco shall:

            (a) Diligently promote the sale of, solicit orders for and stimulate interest in Modules and Products; and Newco shall maintain an adequate staff of sales personnel who are sufficiently knowledgeable regarding Modules and Products to enable them to effectively promote the sale of Modules and Products and solicit orders therefor.

            (b) Provide adequate and competent technical assistance to customers and potential customers, including counseling customers on placing orders for Modules and Products, assisting customers in the proper use of Modules and Products, and solving customers' technical applications problems.

            (c) Handle promptly on Newco's own letterhead all inquiries and correspondence from customers and potential customers.

            (d) Advise the Company on market potential, trends, competition and marketing techniques within the Territory, and changes in proceedings governing the importation of Modules and Products into the Territory, if applicable.

            (e) Assist and cooperate as mutually agreed with the Company's scientists, engineers, service and sales personnel.

            (f) Have service responsibility (which shall be limited, in general, to on-site service and repairs and, if necessary, removal of the defective components for return to and replacement by the Company) in the Territory for Modules and Products. To fulfill this obligation, Newco shall maintain on its staff at all times qualified personnel having technical competence and knowledge regarding Modules and Products sufficient to carry out the service responsibility. It is the intent of this Agreement that as the market in said Territory expands, Newco will take whatever steps appear necessary to expand its technical knowledge and service capability to meet this expansion. When repairing Modules and Products that are no longer covered by warranty as described in Section 7, Newco is expected to provide service consistent with the Company's quality standards and be reimbursed by the customer at the normal rate for both labor and materials.

            (g) Maintain and utilize an up-to-date mailing list of potential customers in the Territory and periodically report to the Company Newco's direct mail and promotional activity with respect to Modules and Products.

            (h) Maintain a complete record showing customers names, dates of sale and addresses. This information shall be supplied to the Company within the first week of each of the Company's fiscal quarters (July, October, January, April).

            (i) Promote sales of Modules and Products, including, when agreed to by the Company, the exhibition and demonstration of Modules and Products in all appropriate exhibitions and conferences in which Newco exhibits the products it distributes and sells. If both the Company and Newco plan to exhibit and demonstrate the Products and/or the Modules at the same exhibition or conference, they will consult regarding coordinating their respective efforts and activities.

            (j) Refrain from selling any Modules or Products to or for the use of any ultimate purchasers which the Company cannot deal with under the laws and regulations of the United States Departments of Commerce, Defense, State and Treasury. Newco shall comply with all other laws and regulations of the United States relating to the sale of Modules and Products. Newco will comply with reasonable and equitable procedures of the Company regarding splitting with the Company's other distributors and sales representatives of profits and/or sales commissions (as applicable) on sales originated inside of the Territory but shipped to locations outside the Territory (and vice versa), provided such procedures are applied to all distributors and sales representatives of the Company generally.

            (k) Refrain from using the name Zygo, Zygo Corporation or Technical Instrument Company or any of their respective product or trade names or any abbreviation or modification thereof as part of Newco's firm or corporate name. The foregoing notwithstanding, Newco may use "Technical Instrument San Francisco" as its corporate name and trade name and in its trademarks.

            (l) Agree to keep confidential, both during and subsequent to the term of this Agreement, any confidential or proprietary information or data of Zygo or the Company, including, without limitation, any unpublished commercial, technical, servicing or other information pertaining to Zygo's or the Company's products or customers, including the identity of customers of Zygo or the Company. The Company shall use its good faith efforts to inform Newco that any given information and data is confidential or proprietary and therefore subject to this provision; provided, however, that the provisions of this Section 6(l) shall be applicable, regardless of the Company's so informing Newco, with respect to any such information or data which Newco knew or should reasonably have been expected to know was confidential or proprietary. Upon the final termination of this Agreement, Newco shall forthwith deliver to the Company any of such confidential or proprietary information or data which it has in its possession. Newco's obligation under this Section 6(l) shall be limited to maintaining the confidentiality of the Company's confidential or proprietary information or data in the same manner as Newco maintains the confidentiality of comparable information or data of its own.

            (m) On a monthly basis, during the last week of the month, provide the Company with a 12 month rolling sales forecast for Modules and Products using a template supplied by the Company, showing forecasted sales in dollars and units by product and customer.

            (n) Provide the Company annually, during the month of June, with a written business plan for the promotion and sale of Modules and Products (e.g. potential advertising trade shows, seminars, etc.) describing the steps planned for meeting forecasted goals for the next Company fiscal year.

      7. Covenants of the Company

      In connection with the appointment of Newco as distributor and sales representative, the Company shall:

            (a) Subject to restrictions imposed by law, provide Newco with application engineering support, product training, product information, technical data and promotional materials for Modules and Products, information on delivery and availability of Modules and Products, and other data or information pertinent to promoting Modules and Products, soliciting, obtaining, processing and completing an order.

            (b) Warrant all Modules and Products to be free from defects in material and workmanship for a period of six months from the date of receipt of the Module or Product by Newco. In the case of supplemental or complementary items obtained from outside equipment manufacturers and sold by the Company, the original equipment manufacturer's warranty shall apply.

      8. Replacement Parts

            (a) In order to provide replacement parts for the performance of warranty repairs, Newco should submit to the Company, along with its order, detailed information as to the Module or Product, the customer's name and address, a detailed account of the nature of the problem, the action taken to solve the problem and an itemized list of parts used or needed. Newco shall be solely responsible for labor and travel costs necessary to provide warranty service. The Company shall reimburse Newco for shipping and duties on warranty replacement parts.

            (b) The Company's obligation is limited to replacing parts or components which prove to be defective during the warranty period. The Company shall not be liable for consequential damages.

            (c) The Company agrees to keep confidential, both during and subsequent to the term of this Agreement, any confidential or proprietary information or data of Newco including, without limitation, any unpublished commercial, technical, servicing or other information pertaining to Newco's products or customers, including the identity of customers of Newco. Newco shall use its good faith efforts to inform the Company that any given information and data is confidential or proprietary and therefore subject to this provision; provided, however, that the provisions of this Section 8(c) shall be applicable, regardless of Newco's so informing the Company, with respect to any such information or data which the Company knew or should reasonably have been expected to know was confidential or proprietary. Upon the final termination of this Agreement, the Company shall forthwith deliver to Newco any of such confidential or proprietary information or data which it has in its possession. The Company's obligation under this Section 8(c) shall be limited to maintaining the confidentiality of Newco's confidential or proprietary information or data in the same manner as the Company maintains the confidentiality of comparable information or data of its own.

            (d) The Company will supply Newco, on the same basis it supplies its distributors generally, with brochures, data and/or specification sheets, promotional materials and catalogs for the Modules and Products as reasonably required by Newco from time-to-time.

      9. Claims

      The Company agrees to indemnify and hold harmless Newco from claims, fees or other costs arising out of any suit, proceeding, claim or action involving Newco based upon a claim that the distribution of Modules or the sale of Products or the sale or use of either infringes any patent, copyright, trademark or other proprietary right, provided that the Company is notified promptly in writing of any notice of claim or of any threatened or actual suit and Newco transfers control of the defense to the Company. Newco agrees to indemnify and hold harmless the Company from claims, fees or other costs attributable to any act or omission of Newco, its agents or employees and shall defend the same at Newco's expense.

      10. Purchase by the Company From Newco's Other Product Lines

      Newco hereby grants to the Company the right to purchase products from Newco that Newco sells or distributes under contract with third parties at Newco's current list price, less normal dealer discounts as set forth on Schedule G hereto.

      11. Term of Agreement

      This Agreement shall remain in full force and effect from the date hereof for a period of: (a) four (4) months with respect to the Transition Services to be provided by Newco pursuant to Section 1; (b) one (1) year with respect to Newco's distribution of Modules pursuant to Section 2; (c) one (1) year with respect to Newco's rights and obligations as sales representative for Products pursuant to Section 3; and (d) one (1) year with respect to the Company's right to purchase products from Newco pursuant to Section 10. Each of Sections 2, 3 and 10 of this Agreement shall be automatically renewed for successive additional periods of one (1) year each unless Newco or the Company shall give the other party written notice of non-renewal not less than ninety (90) days prior to the end of the original term or of any such renewal period with respect to any of the Sections 2, 3 or 10; provided, however, that the Company's right to purchase other product lines from Newco, as set forth in Section 10 hereof, may be cancelled by the Company, in its sole discretion, upon thirty (30) days prior written notice of such intent to cancel. The termination of any of Sections 2, 3 or 10 shall not terminate the rights and obligations of the parties under any other Section of this Agreement, and this Agreement shall continue in full force and effect subsequent to the termination or cancellation of any one or more of such Sections as if such terminated or cancelled Section were not part of this Agreement; provided, however, such survival of provisions shall not apply if all of Sections 2, 3 and 10 are terminated. In the event all of Sections 2, 3 and 10 are terminated, then Sections 6(l), 8(c) and 9 shall survive such termination, and the provisions of this Agreement regarding the payment of money shall survive until performed in full. Any of the Schedules hereto other than Schedule G can be revised, deleted or added to at any time upon not less than thirty (30) days' notice to Newco, provided that such changed term is applied to the Company's distributors and sales representatives generally.

      12. Termination

            (a) In the event that either party hereto shall be in default of, or in breach of, any condition or covenant of this Agreement, the aggrieved party may at its election serve notice in writing upon the party considered to be in default of its intention to terminate this Agreement on the expiration of thirty
(30) days from the date of such notice and if such default shall continue for such thirty-day period after such notice the party who has so given notice of default may thereafter terminate this Agreement forthwith by giving to the other party hereto written notice of termination.

            (b) Any other provision of this Agreement to the contrary notwithstanding, this Agreement may be terminated any time by mutual consent. Termination of this Agreement shall not relieve either party of any obligations owing to the other at the date of such termination.

      13. Ownership or Control

      The Company may terminate this Agreement at its option if the ownership or control of Newco is transferred to a third party.

      14. Bankruptcy

      The Company and Newco may terminate this Agreement if any proceeding in bankruptcy, or for the appointment of a receiver or trustee, or if any other proceeding under any law for the relief of debtors shall be instituted by or against the other party.

      15. Waiver

      Any waiver on the part of any party hereto of any rights or interest hereunder shall not apply to any subsequent breach nor constitute a waiver of any right or interest.

      16. Force Majeure

      Neither party shall be liable for its failure to perform hereunder due to contingencies beyond its reasonable control including but not limited to strikes, riots, wars, fire, acts of God, acts in compliance with any law, regulation or order, whether valid or invalid, of the United States of America or any other cognizant governmental body or of any instrumentality thereof.

      17. Ownership of Newco

      This Agreement has been entered into by the Company relying upon Newco's present organization and personnel. Newco shall immediately advise the Company of any changes which significantly affect Newco's ability to perform hereunder or any changes affecting the ownership of control of Newco.

      18. Limitations of Agreement

      No rights to manufacture are granted by this Agreement. Moreover, no licenses are granted to or implied by this Agreement under any patents owned or controlled by the Company or under which the Company has rights except the right to sell and use products furnished by the Company and to otherwise perform its obligations and to exercise its rights under this Agreement.

      19. Assignment of Agreement

      No part of this Agreement may be assigned, transferred or hypothecated by Newco or the Company, in whole or in part, directly or indirectly, by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, it is understood and agreed that this Agreement may be assigned by the Company to an affiliate of the Company without the prior written consent of Newco.

      20. Entire Understanding

      This Agreement is the entire and sole Agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements, understandings, and communications, whether oral or written. Newco understands and agrees that this Agreement shall neither be binding on or in any way affect any subsidiaries or affiliates of Zygo not a party hereto.

      21. Notices

      All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telefax communication, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed as follows: if to Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455-0448, Attention: Gary K. Willis; if to Technical Instrument Company, 650 North Mary Avenue, Sunnyvale, California 94086, Attention: Francis E. Lundy, with a copy to Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455-0448, Attention: Gary K. Willis; and if to Technical Instrument San Francisco, 348 Sixth Street, San Francisco, California 94103, Attention: Francis
E. Lundy.

      22. Applicable Law

      This contract shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to or application of any conflicts of law principles.

      23. Headings

      The section and other headings contained in this Agreement are for references purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

      24. Severability

      If any provision of this Agreement is held to be unenforceable for any reason, or if any Section of this Agreement expires or is terminated pursuant to Sections 11 or 12 hereof, this Agreement shall be adjusted and shall remain in full force and effect as adjusted in order to achieve the intent of the parties hereto to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first herein above written.

TECHNICAL INSTRUMENT COMPANY              TECHNICAL INSTRUMENT
                                          SAN FRANCISCO


By:_________________________________      By:_________________________________
   Name:  Francis E. Lundy                   Name:  Francis E. Lundy
   Title: President                          Title: President

ZYGO CORPORATION


By:_________________________________
   Name:  Gary K. Willis
   Title: President

                                                                 EXHIBIT 7.02(b)


                                 August 7, 1996

Zygo Corporation
Laurel Brook Road
P.O. Box 448
Middlefield, CT 06455-0448


Ladies and Gentlemen:

      We have acted as counsel to Technical Instrument Company, a California corporation (the "Company"), in connection with the negotiation and execution of that certain Agreement and Plan of Merger, dated as of August 7, 1996 (the "Merger Agreement"), by and among you, Zygo Acquisition Corporation, the Company and the Shareholders of the Company listed on Schedule I thereto. Terms not otherwise defined herein shall have the same meanings as set forth in the Merger Agreement. This opinion is rendered pursuant to Section 7.02(b) of the Merger Agreement.

      We have examined executed copies of the Merger Agreement, as well as the Distribution and Services Agreement (the "Distribution Agreement"), the Agreement of Merger (the "Agreement of Merger"), the Escrow Agreement (the "Escrow Agreement"), and the letter agreements of each Shareholder with respect to restrictions on the transfer of Zygo Common Stock (the "Lock-up Agreements" and together with the Distribution Agreement, the Agreement of Merger and the Escrow Agreement, the "Related Agreements"), the forms of which are attached as
Exhibit 7.01(f), Exhibit 2.02(b), Exhibit 7.01(e) and Exhibit 7.02(k), respectively, to the Merger Agreement. We have also examined such other documents and such certificates of public officials and representatives of the Company as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company.

      We have assumed the genuineness of all signatures and documents submitted as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural persons and as to documents executed by entities or persons other than the Company or the Shareholders, that each such entity or person had the power to enter into and perform its or his obligations under such documents and that such documents

Zygo Corporation
August 7, 1996
Page 2


have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such entities or persons.

      We assume that you know of no agreements between the parties not set forth in the Merger Agreement or any of the Related Agreements that would modify the terms or rights and obligations of the parties thereunder.

      We express no opinion as to the law of any jurisdiction other than the State of California and the United States, or as to the effect on the transaction of the antitrust laws of either.

      Based on the foregoing and subject to the qualifications set forth below, it is our opinion that:

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

      2. The Company has full corporate power and authority to own, operate or lease its properties and to carry on its business in the manner currently conducted.

      3. To our knowledge, the Company has no Subsidiaries, nor does it have any interest in any partnership, limited liability company or other legal entity, except those identified in the Contribution Documents and any interest the Company may have in an entity referred to by the Company as "Checkpoint Technology," as to which we express no opinion.

      4. The authorized capital stock of the Company consists of 100,000,000 shares of stock, without par value. To our knowledge, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, or agreements or instruments or understandings of any character to which the Company is a party or by which the Company is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of its capital stock or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment preemptive right or agreement. To our knowledge, there are no outstanding obligations, contingent or other, of the Company to purchase, redeem or otherwise acquire any shares of its capital stock. The Company does not hold any shares of Company Stock in

Zygo Corporation
August 7, 1996
Page 3


its treasury. To our knowledge, no shares of Company Stock have been transferred to trustees pursuant to a voting trust agreement.

      5. The Company has full corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the Related Agreements to which it is a party. The execution, delivery and performance by the Company of the Merger Agreement and the Related Agreements to which the Company is a party have been authorized by all necessary corporate action on the part of the Company and the Shareholders. Each of the Merger Agreement and the Related Agreements to which the Company is a party has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms.

      6. The execution and delivery by the Company of the Merger Agreement and the Related Agreements to which the Company is a party and performance by the Company of its obligations thereunder do not conflict with or violate (i) the Company's Articles of Incorporation or By-laws; (ii) any applicable statute, law or regulation (other than ordinances and regulations of counties and political subdivisions thereof as to which we express no opinion) or any order, judgment or decree of a court known to us; or (iii) except as set forth in Item 1 of
Section 3.06 of the Company Disclosure Schedule, any contract known to us to which the Company is a party.

      7. No consent, approval, authorization or other action by any Governmental Entity or, to our knowledge, other Person or filing with any such Governmental Entity or, to our knowledge, other Person which has not been obtained or accomplished is required in connection with the execution, delivery and performance by the Company of the Merger Agreement and the Related Agreements to which the Company is a party, except as set forth in Item 1 of Section 3.06 of the Company Disclosure Schedule and other than the matters referred to in paragraph 9 below.

      8. To our knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its assets before any court or administrative agency other than those identified in Section 3.12 of the Company Disclosure Schedule.

      9. Upon filing of the Agreement of Merger with the Secretary of State of California, together with a certificate of

Zygo Corporation
August 7, 1996
Page 4


satisfaction of the California Franchise Tax Board that all taxes imposed on Zygo Sub under the Bank and Corporation Tax Law have been paid or secured, the Merger shall thereupon become effective.

      10. To our knowledge, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which any Shareholder is a party or by which any Shareholder is bound, obligating him or it to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, any shares of Company Stock owned by him or it or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. To our knowledge, none of the Shareholders is a party to any voting trust, proxy, or other agreement, commitment or understanding with respect to the voting, dividend rights or disposition of any capital stock of the Company except as provided in or contemplated by the Merger Agreement.

      11. Each Shareholder has all requisite power and authority to enter into the Merger Agreement and the Related Agreements to which such Shareholder is a party, to carry out his or its obligations under the Merger Agreement and the Related Agreements to which such Shareholder is a party and to consummate the transactions contemplated thereby. The execution and delivery by each of the Shareholders of the Merger Agreement and the Related Agreements to which such Shareholder is a party, the consummation of the transactions contemplated thereby and the performance by each of the Shareholders of his or its obligations thereunder have been duly authorized by all necessary corporate or analogous action on the part of each of the Shareholders, if applicable. Each of the Merger Agreement and the Related Agreements to which the Shareholders are parties have been duly executed and delivered by each of the Shareholders and constitute the legal, valid and binding obligation of each of the Shareholders enforceable against each Shareholder in accordance with its terms.

      12. The execution and delivery of the Merger Agreement and the Related Agreements to which the Shareholders are parties and the performance by each Shareholder of his or its obligations thereunder do not conflict with or violate any provision of any Shareholder's Certificate of Incorporation or By-laws (or other analogous documents), if applicable, (b) any applicable law,

Zygo Corporation
August 7, 1996
Page 5


statute or regulation, or to our knowledge, any order, judgment or decree of a court, or (c) to our knowledge, the terms of any agreement, contract, indenture or other instrument to which any of the Shareholders is a party or to which any of his or its properties are subject.

      13. To our knowledge, no consent, approval, authorization or other action by any Governmental Entity or Person or filing with any such Governmental Entity or Person which has not been obtained or accomplished is required in connection with the execution, delivery and performance by any Shareholder of the Merger Agreement and the Related Agreements to which such Shareholder is a party.

      To our knowledge, there is no action, suit or proceeding pending or threatened against or affecting any of the Shareholders.

      The opinions set forth above are subject to the following qualifications:

      (a) Our opinions in paragraphs 5 and 11 above are subject to and limited by: (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally; and (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      (b) Our opinion in paragraph 11 above with respect to Section 1 of each of the Lock-up Agreements is subject to the effect of laws which restrict or prohibit unreasonable restraints on alienation of property.

      (c) We express no opinion as to the effect of the provisions of Section
9.07 of the Merger Agreement and corresponding provisions of certain of the Related Agreements specifying that the law of Delaware governs such documents. The opinions set forth herein are based upon the assumption that the internal law of California applies to the Merger Agreement and the Related Agreements and the transactions evidenced thereby.

      (d) Whenever a statement herein is qualified by "known to us," "to our knowledge" or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of

Zygo Corporation
August 7, 1996
Page 6


such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein.

      (e) Our opinions in paragraphs 5 and 9 above assume the accuracy of the Certificate of Francis E. Lundy of even date herewith, a copy of which has been provided to you.

      (f) Our opinions in paragraphs 10 through 14 above are based, as to factual matters, solely on certificates and other written representations provided to us by the Shareholders and on our review of (i) the Sherman Family Living Trust, dated April 22, 1985, as amended and restated September 18, 1995,
(ii) the Frank J. Scheufele Trust, dated October 5, 1983, and (iii) the Lundy 1996 Charitable Trust, dated June 28, 1996, and any agreements or other documents or matters known to us. For purposes of the opinions in paragraphs 10 through 14, the term Shareholders does not include Inspectron Development Partners, a California Limited Partnership.

      This opinion is rendered solely for your information in connection with the transaction described above and may not be relied upon by any other person for any purpose without our prior written consent.

                                    Very truly yours,


                                    PILLSBURY MADISON & SUTRO LLP

                                                              EXHIBIT 7.02(e)(1)

                              EMPLOYMENT AGREEMENT


     AGREEMENT, made as of August 7, 1996, between TECHNICAL INSTRUMENT COMPANY, a California corporation with an office at 650 North Mary Avenue, Sunnyvale, California 94086 (the "Company"), and _________________________, residing at
_______________________ ____________________ ("Employee").

                              W I T N E S S E T H:

      WHEREAS, the Company desires that Employee be employed by the Company, and Employee desires to be so employed by the Company upon the terms and conditions herein set forth.

      NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

      1. EMPLOYMENT.

      The Company hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions herein set forth. Employee shall hold the position of _____________ of Technical Instrument Company, a business unit initially being operated in the form of a subsidiary of Zygo Corporation ("Zygo").

      2. TERM.

     The initial term of employment under this Agreement shall begin on August 7, 1996 (the "Employment Date") and shall continue for a period of two (2) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms unless either party shall give the other sixty (60) days' prior written notice of its or his intent not to renew this Agreement. The initial term together with all such additional one-year period(s) of employment, if any, are collectively referred to herein as the "term" of this Agreement.

      3. COMPENSATION.

      As compensation for the employment services to be rendered by Employee hereunder, the Company agrees to pay, or cause to be paid, to Employee, and Employee agrees to accept, an annual salary of $_________ or such higher amount as the President of Zygo may determine from time to time, subject to such payroll deductions as are required by law and deductions for applicable employee contributions to the normal benefit programs of the Company. The annual salary provided for hereunder shall be payable in equal installments commencing at the Employment Date, in accordance with the Company's practice.

      4. EXPENSES.

      The Company shall pay or reimburse Employee, upon presentment of suitable vouchers, for all reasonable business and travel expenses which may be incurred or paid by Employee in connection with his employment hereunder. Employee shall comply with restrictions and shall keep records in compliance with the Company's policy and procedure related to travel and entertainment expenses.

      5. INSURANCE AND OTHER BENEFITS.

            (a) Employee shall be entitled to such vacations and to participate in and receive any other health and welfare (including insurance) benefits customarily provided by the Company for its employees generally, all as determined from time to time by the Board of Directors of the Company or Zygo or appropriate committee thereof; provided that the health and welfare benefits in the aggregate, provided to Employee, are at least substantially comparable to the benefits provided by the Company to Employee prior to the date hereof, all of which benefits Employee represents are set forth in Schedule 5(a) attached hereto. The Company currently intends to initially afford Employee the same health and welfare benefits as are set forth in said Schedule 5(a); i.e., those benefits provided by the Company to Employee prior to the date hereof. Unused annual vacations may be carried over to the extent permitted by Company policy.

            (b) Employee acknowledges and agrees that notwithstanding anything to the contrary contained in any health or welfare benefit plan maintained by Zygo, except as may be otherwise agreed to by Employee and Zygo, Employee shall not be entitled to participate in any of Zygo's employee benefit plans by virtue of his being employed by the Company or by Zygo (if and when applicable).

      6. DUTIES.

            (a) Employee shall perform such duties and functions as the President, Chief Executive Officer or Chief Operating Officer of Zygo and the Board of Directors of the Company or Zygo shall from time to time determine and Employee shall comply in the performance of his duties with the policies of, and be subject to, the direction of such officers and such Boards of Directors.

            (b) Employee agrees to devote his entire working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Employee shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non- interfering, may be inimical, or contrary, to the best interests of the Company, except those duties or pursuits specifically authorized by the Board of Directors of the Company or Zygo.

      7. TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

            (a) Employee's employment hereunder may be terminated at any time upon written notice from the Company to Employee,

                  (i) upon the determination by the President, Chief Executive
            Officer or Chief Operating Officer of Zygo or the Board of Directors of the Company or Zygo that Employee's performance of his duties has not been fully satisfactory for any reason which would not constitute justifiable cause (as hereinafter defined) upon five (5) days' prior written notice to Employee; or

                  (ii) immediately upon determination by the Board of Directors of the Company or Zygo that justifiable cause exists for such termination.

            (b)   Employee's employment shall terminate upon:

                  (i)   the death of the Employee; or

                  (ii) the "disability" of Employee (as hereinafter defined
            pursuant to subsection (d) herein).

            (c) Employee's employment hereunder may be terminated at any time upon thirty (30) days' prior written notice from the Employee to the Company.

            (d) For the purposes of this Agreement, the term "disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of four (4) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

            (e) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: any repeated failure or refusal by Employee to perform, or willful neglect by Employee of, any of his duties pursuant to this Agreement; Employee's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company, Zygo or any of their respective subsidiaries or affiliates or which constitutes a felony in the jurisdiction involved; Employee's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company, Zygo or any of their respective subsidiaries or affiliates, or which constitutes a felony in the jurisdiction involved, would have occurred; any disclosure by Employee to any person, firm or corporation other than the Company, Zygo, any of their respective subsidiaries or affiliates and its and their directors, officers and employees, of any confidential information or trade secret of the Company, Zygo or any of their respective subsidiaries or affiliates or any other breach by Employee of any of the provisions of Section 9, 10 or 11 hereof; any attempt by Employee to secure any personal profit in connection with the business of the Company, Zygo or any of their respective subsidiaries or affiliates; or the engaging by Employee in any business or activities other than the business of the Company, Zygo and their respective subsidiaries or affiliates which interferes with the performance of his duties hereunder. Upon termination of Employee's employment by the Company for justifiable cause or upon termination of Employee's employment by Employee pursuant to Section 7(c) hereof, this Agreement shall terminate immediately and Employee shall not be entitled to any amounts or benefits hereunder other than such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his termination of employment.

            (f) If Employee shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Employee shall thereupon be entitled to receive such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his death.

            (g) Upon Employee's "disability," the Company shall have the right to terminate Employee's employment. Notwithstanding any inability to perform his duties, Employee shall be entitled to receive his compensation as provided herein until the termination of his employment for disability. Any termination pursuant to this subsection (g) shall be effective on the date thirty (30) days after which Employee shall have received written notice of the Company's election to terminate. Notwithstanding anything to the contrary contained herein, during any period that Employee fails to perform his duties hereunder as a result of his disability (but prior to receiving the notice of termination specified in this Section 7(g), (i) Employee shall continue to receive his full salary at the rate then in effect and all benefits provided in Section 5 hereof, provided that payments made to Employee pursuant to this Section 7(f) shall be reduced by the sum of the amounts, if any, payable to Employee at or prior to the time of any such payment under any disability benefit plan or program of, or provided by, the Company or Zygo, and (ii) the Company shall have the right to hire any other individual or individuals to perform such duties and functions as the Company shall desire, including those duties heretofore performed by Employee.

            (h) Notwithstanding any provision to the contrary contained herein, in the event that Employee's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, the parties hereto agree that damages to Employee shall be difficult to ascertain in any such event, but in order to limit the liability of the Company and Zygo in any such event, Employee shall be entitled to receive as liquidated damages and not as a penalty, and the Company shall pay to Employee, Employee's salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination for a period ending (i) at the end of the two year initial term of this Agreement if such termination occurs during such initial two year term, provided, however, that in the event termination occurs within the last six (6) months of the initial two year term, Employee would be entitled to his salary for a period ending six (6) months from the date of such termination, or (ii) six (6) months from the date of termination if such termination occurs during any renewal term subsequent to such initial two year term, which amount shall be in lieu of any and all other payments due and owing to Employee under the terms of this Agreement or otherwise.

      8. REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE.

            (a) Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder. Employee further represents and warrants that he is in full compliance with all existing agreements between himself and the Company or Zygo.

            (b) Employee agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Employees' inclusion in any insurance or fringe benefit plan or program as the Company shall determine from time to time to obtain, or in connection with, in the Company's sole discretion, the Company's or Zygo's obtaining life insurance for its benefit on the life of Employee.

      9. NON-COMPETITION.

            (a) Employee agrees that during his employment by the Company (which shall be deemed to include the period in which Employee is receiving any severance payments set forth in Section 7(h) hereto) (the "Non-Competitive Period"), Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of the Company, Zygo or any of their respective subsidiaries or affiliates, in any geographic area where, at the time of the termination or expiration of his employment hereunder, the business of the Company, Zygo or any of their respective subsidiaries or affiliates was being conducted or was proposed to be conducted in any manner whatsoever; provided, however, that Employee may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such corporation. In addition, Employee shall not, directly or indirectly, during the Non-Competitive Period, request or cause contracting parties, suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company, Zygo or any of their respective subsidiaries or affiliates any employee (or former employee) of the Company, Zygo or any of their respective subsidiaries or affiliates. Notwithstanding the foregoing, in the event Employee's employment hereunder is terminated by the Company for justifiable cause pursuant to Section 7(a) or is terminated by Employee pursuant to Section 7(c) hereof, the Non-Competitive Period shall continue through the expiration of the scheduled term of this Agreement as provided in Section 2 hereof.

            (b) If any portion of the restrictions set forth in this Section 9 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

            (c) Employee acknowledges that the Company and/or Zygo conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 9 are reasonable and properly required for the adequate protection of the business of the Company, Zygo and their respective subsidiaries. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

            (d) The existence of any claim or cause of action by Employee against the Company, Zygo or any of their respective subsidiaries or affiliates shall not constitute a defense to the enforcement by the Company, Zygo or any such subsidiary or affiliate of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

      10. INVENTIONS AND DISCOVERIES.

            (a) Employee shall promptly and fully disclose to Zygo, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Employee (whether or not at the request or upon the suggestion of Zygo) during the period of his employment with the Company, Zygo or any of their respective subsidiaries or affiliates, solely or jointly with others, in all instances in or relating to any activities of the Company, Zygo or their respective subsidiaries or affiliates known to him as a consequence of his employment hereunder (collectively the "Subject Matter").

            (b) Employee hereby assigns and transfers, and agrees to assign and transfer, to Zygo, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to Zygo any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to Zygo. Employee shall assist Zygo in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter (provided that if such testimony occurs after termination of this Agreement, Employee shall be reasonably compensated for his time and reimbursed for any out-of-pocket expense).

      11. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

            (a) Employee shall not, during the term of this Agreement or at any time following termination or expiration of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in the regular course of his duties or required by law (in which case Employee shall give Zygo prior written notice of such required disclosure) or with the prior written consent of the President of Zygo), to any person, firm or corporation, any confidential information acquired by Employee during the course of, or as an incident to, his employment hereunder, relating to the Company, Zygo or any of their respective subsidiaries or affiliates, the directors of the Company, Zygo or any of their respective subsidiaries or affiliates, any client of the Company, Zygo or any of their respective subsidiaries or affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this
Section 11(a), directly or indirectly, by Employee.

            (b) All information and documents relating to the Company, Zygo and their respective subsidiaries or affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company or Zygo, as the case may be, and Employee shall use commercially reasonable best efforts to prevent any publication or disclosure thereof. Upon termination of Employee's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession or control shall be returned and left with the Company.

            (c) Employee will execute the form of "Technical Instrument Company Non-Disclosure and Non-Solicitation Agreement" in the form of Exhibit A hereto, all the terms and provisions of which are incorporated herein as if fully set forth herein.

      12. RIGHT TO INJUNCTION.

      Employee recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

      13. AMENDMENT OR ALTERATION.

      No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

      14. GOVERNING LAW.

      This Agreement shall be governed by the laws of the State of Delaware, applicable to agreements made and to be performed therein.

      15. SEVERABILITY.

      The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

      16. NOTICES.

      Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

      17. WAIVER OR BREACH.

      It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

      18. ENTIRE AGREEMENT AND BINDING EFFECT.

     This Agreement, together with the Agreement Plan of Merger, dated as of August 7, 1996, by and among the Company, Zygo Acquisition Corporation, Zygo and the persons and entities listed on Schedule I thereto and all agreements and exhibits referred to therein, contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Employee and the Company relating to the confidentiality of information, trade secrets and patents shall not be affected by this Agreement.

      19. SURVIVAL.

      The termination of Employee's employment hereunder shall not affect the enforceability of Sections 7, 8(a), 9, 10, 11, 12 and 14 hereof.

      20. NON-ASSIGNABILITY.

      This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, and the obligations to be performed by the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo pursuant to this Section 20, all references in this Agreement to "Company" shall refer to Zygo except that the references thereto contained in Section 5(a) hereof shall refer to Technical Instrument Company, a business unit of Zygo.

      21. COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      22. FURTHER ASSURANCES.

      The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

      23. HEADINGS.

      This Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          TECHNICAL INSTRUMENT COMPANY


                                          By:_________________________________
                                             Name: Gary K. Willis
                                             Title: Chairman of the Board


                                          EMPLOYEE


                                          ------------------------------------

                                    EXHIBIT A

                          TECHNICAL INSTRUMENT COMPANY
                  NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

      AGREEMENT, dated as of August 7, 1996, by and between TECHNICAL INSTRUMENT COMPANY, a California corporation (the "Company"), and
___________________ (the "Employee")

                              W I T N E S S E T H:

      In consideration of the Company's employment of the Employee and in consideration of the covenants contained herein, the parties hereby agree as follows:

1. The Employee agrees that he will not directly or indirectly disclose or use at any time any knowledge, information or material relating to any, business, customer, machine, design, apparatus or system of the Company, Zygo or any of their respective subsidiaries or affiliates, or any of the methods of conducting any part of their respective business or the like which may become known to the Employee by reason of his employment or otherwise except as may be reasonably necessary to the performance of his assigned duties as an employee of the Company.

2. The Employee agrees to promptly and completely disclose in writing to such person as the Company may designate all ideas, developments, inventions and improvements heretofore or hereafter made, developed, perfected, devised, conceived or acquired by the Employee either solely or jointly with others during the Employee's employment by the Company and within ninety (90) days after any termination thereof, whether or not during regular working hours, relating in any way to the actual or anticipated business, research, developments or products of the Company; and if so requested by the Company, to assign, transfer and convey to the Company all right, title and interest in and to all such ideas, developments, inventions and improvements.

3. The Employee agrees, at the request and expense of the Company, to make, execute and deliver any and all papers, documents and instruments, including applications for patents in any and all countries and reissues and extensions thereof, and to assist and cooperate (without expense to the Employee) with the Company or its representative in any controversy or legal proceedings relating to said ideas, developments, inventions and improvements, and the patents which may be procured thereon.

4. The Company does not assume any responsibility for the prosecution or defense of any application for patents in any countries arising from ideas, developments, inventions and improvements disclosed to the Company pursuant to this Agreement.

5. The Employee represents and warrants that he/she is free to enter into the employment arrangements and, if applicable, the employment agreement, to be entered into with the Company and to perform the duties required of the Employee in connection with his/her employment by the Company; and that, except as indicated on Exhibit 1 hereto, there are no employment agreements, confidentiality agreements, restrictive covenants or other agreements or restrictions binding on the Employee or to which the Employee is a party which limit, prohibit or prevent the full performance by the Employee of his/her employment duties and arrangements with the Company or which would preclude the Employee from disclosing or otherwise limit the Employee's right to disclose to the Company any ideas, inventions, discoveries or other information.

6. The Employee represents and warrants that he/she has not brought and agrees that he/she will not bring to the Company or use in the performance of his/her employment responsibilities at the Company any materials, documents, trade secrets or confidential information of a former employer or any other person which are of a confidential nature or which are not generally available to the public. The Employee agrees that he/she has not and will not disclose to the Company or seek to induce the Company to use any such confidential information, materials, documents or trade secrets.

7. The Employee agrees that during his/her employment by the Company and following the termination of such employment, the Employee will not, directly or indirectly, request or cause any suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company or Zygo any employee or former employee of the Company or Zygo.

8. Neither this Agreement nor any benefits hereunder are assignable by the Employee, but the terms and provisions hereof shall inure to the benefit of the Company's successors and assigns.

9. This Agreement is not a contract of employment; it does not give the Employee any rights to any employment with the Company, and it in no way abridges, alters, amends or modifies any rights the Company may otherwise have to terminate its employment of the Employee.

10. This Agreement, together with the Employment Agreement, dated August 7, 1996, by and between the Employee and the Company and the Agreement and Plan of Merger, dated as of August 7, 1996, by and among the Company, Zygo Acquisition Corporation, Zygo Corporation and the persons and entities listed on Schedule I thereto and all agreements and exhibits referred to therein, contains the entire understanding and agreement of the parties with respect to the matters herein contained, and no waiver or modification hereof shall be binding unless in writing and subscribed by the parties hereto.

11. If any paragraph, clause, or phrase of this Agreement shall, by any federal, state or other law or by any decision of any court, be declared or held illegal, void or unenforceable, the remaining portions of this Agreement shall continue to be valid and in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                          TECHNICAL INSTRUMENT COMPANY


                                          By:_________________________________
                                             Name: Gary K. Willis
                                             Title: Chairman of the Board

                                          EMPLOYEE


                                          ------------------------------------

                                                              EXHIBIT 7.02(e)(2)

                              EMPLOYMENT AGREEMENT

      AGREEMENT, made as of August 7, 1996, between TECHNICAL INSTRUMENT COMPANY, a California corporation with an office at 650 North Mary Avenue, Sunnyvale, California 94086 (the "Company"), and Francis E. Lundy, residing at Six-Friars Lane, Mill Valley, California 94941 ("Employee").

                              W I T N E S S E T H:

      WHEREAS, the Company desires that Employee be employed by the Company, and Employee desires to be so employed by the Company upon the terms and conditions herein set forth.

      NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

      1. EMPLOYMENT.

      The Company hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions herein set forth. Employee shall hold the position of President of Technical Instrument Company, a business unit initially being operated in the form of a subsidiary of Zygo Corporation ("Zygo").

      2. TERM.

      The initial term of employment under this Agreement shall begin on August 7, 1996 (the "Employment Date") and shall continue for a period of three (3) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms unless either party shall give the other sixty (60) days' prior written notice of its or his intent not to renew this Agreement. The initial term together with all such additional one-year period(s) of employment, if any, are collectively referred to herein as the "term" of this Agreement.

      3. COMPENSATION.

      As compensation for the employment services to be rendered by Employee hereunder, the Company agrees to pay, or cause to be paid, to Employee, and Employee agrees to accept, an annual salary of $150,000 or such higher amount as the President of Zygo may determine from time to time, subject to such payroll deductions as are required by law and deductions for applicable employee contributions to the normal benefit programs of the Company. The annual salary provided for hereunder shall be payable in equal installments commencing at the Employment Date, in accordance with the Company's practice. In addition, Employee shall be entitled to additional incentive compensation from time to time. Such compensation will be based on the Company's overall performance and will be awarded at the discretion of the President of Zygo with the approval of the Board of Directors of the Company or Zygo.

      On or before August 14, 1996, Employee shall receive a grant of options to purchase 20,000 shares of Common Stock of Zygo with an exercise price equal to the fair market value on the date of grant, vesting in four equal installments and otherwise in accordance with the terms of Zygo's Amended and Restated Non-Qualified Stock Option Plan.

      4. EXPENSES.

      The Company shall pay or reimburse Employee, upon presentment of suitable vouchers, for all reasonable business and travel expenses which may be incurred or paid by Employee in connection with his employment hereunder. Employee shall comply with restrictions and shall keep records in compliance with the Company's policy and procedure related to travel and entertainment expenses.

      5. INSURANCE AND OTHER BENEFITS.

            (a) Employee shall be entitled to such vacations and to participate in and receive any other health and welfare (including insurance) benefits customarily provided by the Company for its employees generally, all as determined from time to time by the Board of Directors of the Company or Zygo or appropriate committee thereof; provided that the health and welfare benefits in the aggregate provided to Employee are at least substantially comparable to the benefits provided by the Company to Employee set forth on Schedule 5(a) attached hereto, all of which benefits Employee represents are benefits provided by the Company to Employee prior to the date hereof. The Company currently intends to initially afford Employee the same health and welfare benefits as are set forth in Schedule 5(a). Unused annual vacations may be carried over to the extent permitted by Company policy.

            (b) Employee acknowledges and agrees that notwithstanding anything to the contrary contained in any health or welfare benefit plan maintained by Zygo, except as may be otherwise agreed to by Employee and Zygo, Employee shall not be entitled to participate in any of Zygo's employee benefit plans by virtue of his being employed by the Company or Zygo (if and when applicable).

      6. DUTIES.

            (a) Employee shall perform such duties and functions as the President, Chief Executive Officer or Chief Operating Officer of Zygo and the Board of Directors of the Company or Zygo shall from time to time determine and Employee shall comply in the performance of his duties with the policies of, and be subject to, the direction of such officers and such Boards of Directors. Neither the Company nor Zygo shall relocate Employee's office outside of the San Francisco Bay Area without Employee's consent and any such relocation not consented to by Employee shall be deemed a termination of Employee's employment by the Company for purposes of Section 7(h) hereof.

            (b) Employee agrees to devote his entire working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Employee shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non- interfering, may be inimical, or contrary, to the best interests of the Company, except those duties or pursuits specifically authorized by the Board of Directors of the Company or Zygo.

      7. TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

            (a) Employee's employment hereunder may be terminated at any time upon written notice from the Company to Employee,

                  (i) upon the determination by the President, Chief Executive
            Officer or Chief Operating Officer of Zygo or the Board of Directors of the Company or Zygo that Employee's performance of his duties has not been fully satisfactory for any reason which would not constitute justifiable cause (as hereinafter defined) upon five (5) days' prior written notice to Employee; or

                  (ii) immediately upon determination by the Board of Directors of the Company or Zygo that justifiable cause exists for such termination.

            (b)   Employee's employment shall terminate upon:

                  (i)   the death of the Employee; or

                  (ii) the "disability" of Employee (as hereinafter defined
            pursuant to subsection (d) herein).

            (c) Employee's employment hereunder may be terminated at any time upon thirty (30) days' prior written notice from the Employee to the Company.

            (d) For the purposes of this Agreement, the term "disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of four (4) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

            (e) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: any repeated failure or refusal by Employee to perform or willful neglect by Employee of, any of his duties pursuant to this Agreement; Employee's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company, Zygo or any of their respective subsidiaries or affiliates or which constitutes a felony in the jurisdiction involved; Employee's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company, Zygo or any of their respective subsidiaries or affiliates, or which constitutes a felony in the jurisdiction involved, would have occurred; any disclosure by Employee to any person, firm or corporation other than the Company, Zygo or any of their respective subsidiaries or affiliates and its and their directors, officers and employees, of any confidential information or trade secret of the Company, Zygo or any of their respective subsidiaries or affiliates or any other breach by Employee of any of the provisions of Section 10 hereof; any attempt by Employee to secure any personal profit in connection with the business of the Company, Zygo or any of their respective subsidiaries or affiliates; or the engaging by Employee in any business or activities other than the business of the Company, Zygo and their respective subsidiaries or affiliates which interferes with the performance of his duties. Upon termination of Employee's employment by the Company for justifiable cause or upon termination of Employee's employment by Employee pursuant to Section 7(c) hereof, this Agreement shall terminate immediately and Employee shall not be entitled to any amounts or benefits hereunder other than such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his termination of employment.

            (f) If Employee shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Employee shall thereupon be entitled to receive such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his death.

            (g) Upon Employee's "disability," the Company shall have the right to terminate Employee's employment. Notwithstanding any inability to perform his duties, Employee shall be entitled to receive his compensation as provided herein until the termination of his employment for disability. Any termination pursuant to this subsection (g) shall be effective on the date thirty (30) days after which Employee shall have received written notice of the Company's election to terminate. Notwithstanding anything to the contrary contained herein, during any period that Employee fails to perform his duties hereunder as a result of his disability (but prior to receiving the notice of termination specified in this Section 7(g), (i) Employee shall continue to receive his full salary at the rate then in effect and all benefits provided in Section 5 hereof, provided that payments made to Employee pursuant to this Section 7(g) shall be reduced by the sum of the amounts, if any, payable to Employee at or prior to the time of any such payment under any disability benefit plan or program of, or provided by, the Company or Zygo, and (ii) the Company shall have the right to hire any other individual or individuals to perform such duties and functions as the Company shall desire, including those duties heretofore performed by Employee.

            (h) Notwithstanding any provision to the contrary contained herein, in the event that Employee's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, the parties hereto agree that damages to Employee shall be difficult to ascertain in any such event, but in order to limit the liability of the Company and Zygo in any such event, Employee shall be entitled to receive as liquidated damages and not as a penalty, and the Company shall pay to Employee, Employee's salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination for a period ending (i) at the end of the three year initial term of this Agreement if such termination occurs during such initial three year term, provided, however, that in the event termination occurs within the last six (6) months of the initial three year term, Employee would be entitled to his salary for a period ending six (6) months from the date of such termination, or (ii) six (6) months from the date of termination if such termination occurs during any renewal term subsequent to such initial three year term, which amount shall be in lieu of any and all other payments due and owing to Employee under the terms of this Agreement or otherwise.

      8. REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE.

            (a) Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder. Employee further represents and warrants that he is in full compliance with all existing agreements between himself and the Company or Zygo.

            (b) Employee agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Employees' inclusion in any insurance or fringe benefit plan or program as the Company shall determine from time to time to obtain, or in connection with, in the Company's sole discretion, the Company's or Zygo's obtaining life insurance for its benefit on the life of Employee.

      9. INVENTIONS AND DISCOVERIES.

            (a) Employee shall promptly and fully disclose to Zygo, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Employee (whether or not at the request or upon the suggestion of Zygo) during the period of his employment with the Company, Zygo or any of their respective subsidiaries or affiliates, solely or jointly with others, in all instances in or relating to any activities of the Company, Zygo or any of their respective subsidiaries or affiliates known to him as a consequence of his employment hereunder (collectively the "Subject Matter").

            (b) Employee hereby assigns and transfers, and agrees to assign and transfer, to Zygo, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to Zygo any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to Zygo. Employee shall assist Zygo in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter (provided that if such testimony occurs after termination of this Agreement, Employee shall be reasonably compensated for his time and reimbursed for any out-of-pocket expenses).

      10. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

            (a) Employee shall not, during the term of this Agreement or at any time following termination or expiration of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in the regular course of his duties or required by law (in which case Employee shall give Zygo prior written notice of such required disclosure) or with the prior written consent of the President of Zygo), to any person, firm or corporation, any confidential information acquired by Employee during the course of, or as an incident to, his employment hereunder, relating to the Company, Zygo or any of their respective subsidiaries or affiliates, the directors of the Company, Zygo or any of their respective subsidiaries or affiliates, any client of the Company, Zygo or any of their respective subsidiaries or affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this
Section 10(a), directly or indirectly, by Employee.

            (b) All information and documents relating to the Company, Zygo and their respective subsidiaries or affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company or Zygo, as the case may be, and Employee shall use commercially reasonable best efforts to prevent any publication or disclosure thereof. Upon termination of Employee's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession or control shall be returned and left with the Company.

            (c) Employee will execute the form of "Technical Instrument Company Non-Disclosure and Non-Solicitation Agreement" in the form of Exhibit A hereto, all the terms and provisions of which are incorporated herein as if fully set forth herein.

      11. RIGHT TO INJUNCTION.

      Employee recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

      12. AMENDMENT OR ALTERATION.

      No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

      13. GOVERNING LAW.

      This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed therein.

      14. SEVERABILITY.

      The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

      15. NOTICES.

      Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

      16. WAIVER OR BREACH.

      It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

      17. ENTIRE AGREEMENT AND BINDING EFFECT.

      This Agreement, together with the Agreement and Plan of Merger, dated as of August 7, 1996, by and among the Company, Zygo Acquisition Corporation, Zygo and the persons and entities listed on Schedule I thereto and all agreements and exhibits referred to therein, contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Employee and the Company or Zygo relating to the confidentiality of information, trade secrets and patents shall not be affected by this Agreement.

      18. SURVIVAL.

      The termination of Employee's employment hereunder shall not affect the enforceability of Sections 7, 8(a), 9, 10, 11 and 13.

      19. NON-ASSIGNABILITY.

      This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, and the obligations to be performed by the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo pursuant to this Section 19, all references in this Agreement to "Company" shall refer to Zygo except that the references thereto contained in Section 5(a) hereof and the reference to the "Company's overall performance" in the last sentence of the first paragraph of Section 3 hereof shall refer to Technical Instrument Company, a business unit of Zygo.

      20. COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      21. FURTHER ASSURANCES.

      The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

      22. HEADINGS.

      This Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          TECHNICAL INSTRUMENT COMPANY


                                          By:_________________________________
                                             Name:  Gary K. Willis
                                             Title: Chairman of the Board



                                          ------------------------------------
                                          Francis E. Lundy

                                    EXHIBIT A

                          TECHNICAL INSTRUMENT COMPANY
                  NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

      AGREEMENT, dated as of August 7, 1996, by and between TECHNICAL INSTRUMENT COMPANY, a California corporation (the "Company"), and Francis E. Lundy (the "Employee").

                              W I T N E S S E T H:

      In consideration of the Company's employment of the Employee and in consideration of the covenants contained herein, the parties hereby agree as follows:

1. The Employee agrees that he will not directly or indirectly disclose or use at any time any knowledge, information or material relating to any business, customer, machine, design, apparatus or system of the Company, Zygo or any of their respective subsidiaries or affiliates, or any of the methods of conducting any part of their respective businesses or the like which may become known to the Employee by reason of his employment or otherwise except as may be reasonably necessary to the performance of his assigned duties as an employee of the Company.

2. The Employee agrees to promptly and completely disclose in writing to such person as the Company may designate all ideas, developments, inventions and improvements heretofore or hereafter made, developed, perfected, devised, conceived or acquired by the Employee either solely or jointly with others during the Employee's employment by the Company and within ninety (90) days after any termination thereof, whether or not during regular working hours, relating in any way to the actual or anticipated business, research, developments or products of the Company; and if so requested by the Company, to assign, transfer and convey to the Company all right, title and interest in and to all such ideas, developments, inventions and improvements.

3. The Employee agrees, at the request and expense of the Company, to make, execute and deliver any and all papers, documents and instruments, including applications for patents in any and all countries and reissues and extensions thereof, and to assist and cooperate (without expense to the Employee) with the Company or its representative in any controversy or legal proceedings relating to said ideas, developments, inventions and improvements, and the patents which may be procured thereon.

4. The Company does not assume any responsibility for the prosecution or defense of any application for patents in any countries arising from ideas, developments, inventions and improvements disclosed to the Company pursuant to this Agreement.

5. The Employee represents and warrants that he is free to enter into the employment arrangements and, if applicable, the employment agreement, to be entered into with the Company and to perform the duties required of the Employee in connection with his employment by the Company; and that, except as indicated on Exhibit 1 hereto, there are no employment agreements, confidentiality agreements, restrictive covenants or other agreements or restrictions binding on the Employee or to which the Employee is a party which limit, prohibit or prevent the full performance by the Employee of his employment duties and arrangements with the Company or which would preclude the Employee from disclosing or otherwise limit the Employee's right to disclose to the Company any ideas, inventions, discoveries or other information.

6. The Employee represents and warrants that he has not brought and agrees that he will not bring to the Company or use in the performance of his employment responsibilities at the Company any materials, documents, trade secrets or confidential information of a former employer or any other person which are of a confidential nature or which are not generally available to the public. The Employee agrees that he has not and will not disclose to the Company or seek to induce the Company to use any such confidential information, materials, documents or trade secrets.

7. The Employee agrees that during his employment by the Company and following the termination of such employment, the Employee will not, directly or indirectly, request or cause any suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company or Zygo any employee or former employee of the Company or Zygo.

8. Neither this Agreement nor any benefits hereunder are assignable by the Employee, but the terms and provisions hereof shall inure to the benefit of the Company's successors and assigns.

9. This Agreement is not a contract of employment; it does not give the Employee any rights to any employment with the Company, and it in no way abridges, alters, amends or modifies any rights the Company may otherwise have to terminate its employment of the Employee.

10. This Agreement, together with the Employment Agreement, dated August 7, 1996, by and between the Employee and the Company and the Agreement and Plan of Merger, dated as of August 7, 1996, by and among the Company, Zygo

      Acquisition Corporation, Zygo Corporation and the persons and entities listed on Schedule I thereto and all agreements and exhibits referred to therein, contains the entire understanding and agreement of the parties with respect to the matters herein contained, and no waiver or modification hereof shall be binding unless in writing and subscribed by the parties hereto.

11. If any paragraph, clause, or phrase of this Agreement shall, by any federal, state or other law or by any decision of any court, be declared or held illegal, void or unenforceable, the remaining portions of this Agreement shall continue to be valid and in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                          TECHNICAL INSTRUMENT COMPANY


                                          By:_________________________________
                                             Name:    Gary K. Willis
                                             Title:   Chairman of the Board



                                          ------------------------------------
                                          Francis E. Lundy

                                                              EXHIBIT 7.02(e)(3)

                                ZYGO CORPORATION
                              NON-COMPETE AGREEMENT

      AGREEMENT, dated as of August 7, 1996, by and between ZYGO CORPORATION, a Delaware corporation with an office at Laurel Brook Road, Middlefield, Connecticut 06455 (the "Company"), and Francis E. Lundy residing at Six-Friars Lane, Mill Valley, CA 94941 ("Lundy").

                              W I T N E S S E T H:

      WHEREAS, the Company, Technical Instrument Company, a California corporation ("TIC"), Zygo Acquisition Corporation, a wholly owned subsidiary of the Company ("Zygo Sub"), and certain individuals and entities are parties to an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Zygo Sub with and into TIC and as a result thereof the Company's acquisition of all the issued and outstanding capital stock of TIC; and

      WHEREAS, Lundy is a principal shareholder of TIC; and

      WHEREAS, under Section 7.03(e) of the Merger Agreement it is a condition to the obligation of the Company and Zygo Sub to consummate the Merger that Lundy execute and deliver this Agreement, and Lundy is entering into this Agreement to satisfy such condition, to induce the Company to consummate the transactions contemplated by the Merger Agreement and for the consideration to be received by Lundy pursuant to the Merger Agreement; and

      WHEREAS, the Company will not consummate the Merger transactions contemplated by the Merger Agreement unless and until Lundy has executed and delivered this Agreement; and

      WHEREAS, the Company desires that Lundy be employed by TIC and Lundy desires to be so employed by TIC upon the terms and conditions of that certain Employment Agreement dated of even date herewith (the "Employment Agreement").

      NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, the parties hereto agree as follows:

      1. Covenant Not to Compete.

            (a) Lundy agrees that during his employment by TIC (which shall be deemed to include the period in which Lundy is receiving any severance payments set forth in Section 7(g) of the Employment Agreement), and for a period of three (3) years after the later to occur of the termination or expiration of Lundy's employment under the Employment Agreement (the "Non-Competitive Period"), Lundy shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of the Company or any of its subsidiaries or affiliates, which products or services were sold or provided or under research and development by, or otherwise contemplated to be added to the product line by acquisition by the Company or any such subsidiary or affiliate, in any geographic area where, at the time of the termination or expiration of his employment under the Employment Agreement, the business of the Company or any of its subsidiaries or affiliates was being conducted or was proposed to be conducted in any manner whatsoever; provided, however, that the foregoing shall not restrict in any manner any of the following: (i) the ownership, directly or indirectly, of any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such corporation; (ii) any research and development activities of General Nanotechnology relating to atomic force microscopy or the inspection and repair of wafers; (iii) any research and development activities of Danish Micro Engineering A/S ("DME") relating to atomic force microscopy or scanning probe microscopy; or (iv) any resale distribution by Technical Instrument San Francisco of products purchased from Nikon or DME. In addition, Lundy shall not, directly or indirectly, during the NonCompetitive Period, request or cause contracting parties, suppliers or customers with whom the Company or any of its subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries or affiliates or solicit, interfere with or entice from the Company or any of its subsidiaries or affiliates any employee (or former employee) of the Company or any of its subsidiaries or affiliates.

            (b) Lundy acknowledges that TIC and the Company conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 1 are reasonable and properly required for the adequate protection of the business of the Company and its subsidiaries and affiliates, that any violation of such restrictions will result in irreparable injury to the Company and its subsidiaries and affiliates (including after the Closing TIC) that the remedy at law for any breach of the foregoing restrictions will be inadequate, and that, in the event of any such breach, the Company and its subsidiaries and affiliates (including after the Closing

TIC), in addition to any other relief available to each of them, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages. If the Company is required to obtain injunctive relief to enforce the provisions of this Section 1, then the duration of any covenant shall be tolled for the period necessary for the Company to obtain such injunctive relief. Lundy further specifically acknowledges and agrees that the Company and its subsidiaries and affiliates (including after the Closing TIC) shall be entitled to an equitable accounting of all earnings, profits and other benefits arising from any such breach by Lundy, and further agrees that, if Lundy is determined to have violated the restrictions in Section 1(a), Lundy will pay the reasonable legal fees and expenses incurred by the Company or any successor or assignee thereof in enforcing such restrictions. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Lundy agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

            (c) The existence of any claim or cause of action by Lundy against the Company or any of its subsidiaries or affiliates shall not constitute a defense to the enforcement by the Company or any of its subsidiaries or affiliates of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

      3. Amendment or Alteration. No amendment or by alteration of the terms of this Agreement shall be valid unless made in writing and signed by both parties hereto.

      4. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, applicable to agreements made and to be performed therein.

      5. Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

      6. Notices. Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

      7. Entire Agreement and Binding Effect. This Agreement, together with the Merger Agreement and all agreements and exhibits referred to therein (including the Employment Agreement) contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Lundy and the Company or TIC relating to the confidentiality of information, trade secrets and patents shall not be affected by this Agreement.

      8. Survival. The termination of Lundy's employment under the Employment Agreement shall not affect the enforceability of this Agreement.

      9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        ZYGO CORPORATION


                                        By:_________________________________
                                           Name:  Gary K. Willis
                                           Title: President


                                        ____________________________________
                                                  Francis E. Lundy

                                                                EXHIBIT 7.02(k)

August 7, 1996

Zygo Corporation
Laurel Brook Lane
Middlefield, Connecticut 06455

Gentlemen:

      The undersigned is the record and beneficial owner of capital stock of Technical Instrument Company, a California corporation ("TIC"). The undersigned, Zygo Corporation ("Zygo"), Zygo Acquisition Corporation, which is a wholly owned subsidiary of Zygo, TIC and the other shareholders of TIC are entering into an Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof. All terms not otherwise defined herein shall have the same meanings as in the Merger Agreement.

      1. Pursuant to the Merger Agreement and upon the consummation of the transactions contemplated thereby, the undersigned will receive cash and Unregistered Shares of Zygo Common Stock in exchange for the undersigned's capital stock of TIC. The undersigned agrees that should the Merger be effected, the undersigned will not, directly or indirectly, offer, offer to sell, sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of (each, a "Transfer") any shares of Zygo Common Stock received by the undersigned in connection with the Merger without the prior consent of Zygo for a period commencing on the Closing Date and ending two years from such date; provided, however, that the foregoing shall not restrict any Transfer by will or pursuant to the laws of descent and distribution or to the intra-family beneficiary of a trust so long as each and every such transferee, as a condition to the effectiveness of such Transfer, executes and delivers to Zygo a copy of this letter agreement ("Letter").

      2. In exchange for the restrictions on the transferability of the shares of Zygo Common Stock described in Section 1 and the purchase by Zygo of TIC pursuant to the Merger Agreement, the undersigned acknowledges that the undersigned has received Unregistered Shares of Zygo Common Stock at a discount of thirty percent off the market price as of the last trading day (June 28, 1996) prior to the execution of the letter of intent with respect to the transactions contemplated by the Merger Agreement. Zygo reserves the right to cancel 30% of the number of shares of Zygo Common Stock received by the undersigned pursuant to the Merger Agreement if for any reason the undersigned makes a Transfer prohibited by this Letter. In such an event, in order to effect the cancellation, the undersigned agrees to execute any necessary documentation to cause the Transfer to Zygo of thirty percent of the Zygo Common Stock received by the undersigned.

      3. During the period when the foregoing restrictions are in effect with respect to the shares of Zygo Common Stock received pursuant to the Merger Agreement, the undersigned shall retain all rights as a stockholder of Zygo, including without limitation, the right to vote the shares of Zygo Common Stock.

      4. The undersigned also understands and agrees that stop transfer instructions will be given to Zygo's transfer agent with respect to certificates evidencing the restricted Zygo Common Stock subject to Section 1 of this Letter, and that the restricted Zygo Common Stock subject to Section 1 of this Letter will contain a legend in a form substantially as follows: "The stock represented by this certificate is subject to limitations on transfer set forth in an agreement dated as of August 7, 1996 between the Company and the holder of the Shares." Zygo agrees to remove promptly such stop transfer instructions and legend upon full compliance with this Letter by the undersigned or the undersigned's permitted transferees.

      5. This Letter shall be governed, construed and enforced in accordance with the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

      6. The undersigned hereby confirms the undersigned's understanding that Zygo will rely upon the representations and agreements set forth in this Letter in proceeding with the execution, delivery and performance of the Merger Agreement. The provisions of this Letter shall be binding on the undersigned and the undersigned's successors, heirs, personal representatives and assigns.

                                    Very truly yours,


                                    ____________________________
                                    Name:

                                                                 EXHIBIT 7.02(l)

                          TECHNICAL INSTRUMENT COMPANY
                                348 Sixth Street
                         San Francisco, California 94103

                                                      August 7, 1996

Zygo Corporation
Laurel Brook Road
Middlefield, Connecticut 06455
  Attention:  Mr. Gary K. Willis

      Re: Statement under Treas. Reg. ss.ss. 91.897-2(h)(1) and 1.1445-2(c)(3).

Gentlemen:

      I, Francis E. Lundy, President of Technical Instrument Company (the "Company"), hereby certify that:

      1. The Company is not and has not been at any time during the five year period preceding the date of this statement a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"); and

      2. None of the Company's outstanding shares of capital stock are or have been during the five-year period preceding the date of this statement "United States real property interests" within the meaning of section 897(c)(1)(A) of the Code.

      Under penalties of perjury, I verify that this notice is correct to my knowledge and belief.


                                         _______________________________________
                                         Francis E. Lundy
                                         President, Technical Instrument Company

                          TECHNICAL INSTRUMENT COMPANY
                                348 Sixth Street
                         San Francisco, California 94103


                                                      August 7, 1996

Assistant Commissioner (International)
Director, Office of Compliance
Internal Revenue Service
OP:I:C:E:666
950 L'Enfant Plaza South, S.W.
COMSAT Building
Washington, D.C. 20024

                        Re: Technical Instrument Company

Gentlemen:

      In accordance with Treasury Reg. ss.ss. 1.897-2(h)(2) and 1.1445-2(c)(3), Technical Instrument Company (the "Company") hereby notifies you of the following:

      1. This is a notice provided pursuant to the requirements of Treas. Reg. ss.ss. 1.897-2(h)(2) and 1.1445-2(c)(3).

      2. This notice is being provided by the Company, at 348 Sixth Street, San Francisco, California 94103, Employer Identification Number 94-3247517.

      3. This notice is being provided voluntarily by the Company in response to a request from Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455, Employer Identification Number 06-0864500, the proposed transferee of all of the Company's capital stock, pursuant to Treasury Reg. ss. 1.1445-2(c)(3)(i) (Last sentence).

      4. There are no foreign shareholders of the Company.

      5. The Company is not and has not been at any time during the five year period preceding the date of this statement a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"); and

      6. The shares of capital stock of the Company are not "United States real property interests" within the meaning of the Internal Revenue Code of 1986, as amended.

      Under penalties of perjury, I verify that this notice is correct to my knowledge and belief.


                                    _______________________________________
                                    Francis E. Lundy
                                    President, Technical Instrument Company

                                                                 EXHIBIT 7.03(a)

                                          August 7, 1996

To Technical Instrument Company
and each of the individuals and
entities listed on Schedule 1 to
the Merger Agreement (as defined
below)

Ladies and Gentlemen:

      We have acted as counsel to Zygo Corporation, a Delaware corporation ("Zygo"), and its wholly-owned subsidiary, Zygo Acquisition Corporation, a California corporation ("Zygo Sub"), in connection with the negotiation and execution of that certain Agreement and Plan of Merger, dated as of August 7, 1996 (the "Merger Agreement"), by and among Technical Instrument Company ("TIC"), Zygo, Zygo Sub and the individuals and entities listed on Schedule 1 thereto. This opinion letter is being delivered to you pursuant to Section 7.03(a) of the Merger Agreement. Capitalized terms used without definition herein shall have the same respective meanings herein as in the Merger Agreement.

      In connection with this opinion letter we have examined copies of the Merger Agreement, the Distribution and Services Agreement, the Agreement of Merger and the Escrow Agreement (collectively, the "Agreements") and have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering the opinions expressed herein. In addition, we have examined originals or copies of such corporate records of Zygo and Zygo Sub, certificates of public officials and officers of Zygo and Zygo Sub and such other documents which we have deemed necessary or appropriate for the purpose of rendering the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures on original documents of the parties thereto (other than of Zygo and Zygo Sub with respect to the Agreements to which either of them is a party), the authenticity and completeness of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

      In rendering the opinions expressed herein, we have assumed, without investigation, that:

            (a) each person named in the Agreements as a party thereto (other than Zygo and Zygo Sub ) (i) if not a natural person, has been duly organized,

August 27, 1996
Page 2


      is validly existing and has the corporate or other requisite power to execute and deliver, and to perform its obligations under each of the Agreements to which it is a party, and (ii) if a natural person, has the legal capacity to execute each of the Agreements to which he or she is a party;

            (b) the execution and delivery of each of the Agreements by each person named therein as a party thereto (other than Zygo and Zygo Sub) have been duly authorized by all necessary corporate or other equivalent action on the part of such person;

            (c) each person named in any Agreement as a party thereto (other than Zygo and Zygo Sub) has duly and validly executed and delivered each of the Agreements in which such person is named as a party; and

            (d) each person named in any Agreement as a party thereto (other than Zygo and Zygo Sub) have (i) satisfied any legal requirements that are applicable to such person to the extent necessary to make such Agreement enforceable against such person, and (ii) complied with any other legal requirement pertaining to the status of such person to enforce such Agreement against each other person that is named as a party to such Agreement; and

            (e) each person named in any Agreement knows of no agreement between the parties not set forth in the Agreements that would modify the terms or rights and obligations of the parties thereunder.

      Based upon and subject to the foregoing and subject to the qualifications set forth below, we advise you that in our opinion:

      1. Zygo is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties it currently owns, operates or holds under lease. Zygo Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties it currently owns, operates or holds under lease.

      2. The authorized capital stock of Zygo consists of 15,000,000 shares of common stock, $0.10 par value. The shares of Zygo Common Stock to be issued in the Merger at the Closing, when issued pursuant to the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights or of any federal or state law. The authorized

August 27, 1996
Page 3


capital stock of Zygo Sub consists of 1000 shares of common stock, without par value, all of which have been validly issued, are fully paid and nonassessable and are owned by Zygo free and clear of any Liens.

      3. Each of Zygo and Zygo Sub has all requisite corporate power and authority to enter into the Agreements to which it is a party, to carry out its obligations under the Agreements and to consummate the transactions contemplated thereby. The execution and delivery by Zygo and Zygo Sub of the Agreements to which each of them is a party, the consummation of the transactions contemplated thereby and the performance by Zygo and Zygo Sub of their respective obligations thereunder have been duly authorized by all necessary corporate action on the part of Zygo and Zygo Sub. Each of the Agreements to which either Zygo or Zygo Sub is a party has been duly executed and delivered by Zygo and Zygo Sub and constitute the legal, valid and binding obligation of Zygo and Zygo Sub, enforceable against Zygo and Zygo Sub in accordance with its terms.

      4. The execution and delivery by Zygo and Zygo Sub of the Agreements to which Zygo and Zygo Sub, respectively, are a party and the performance by Zygo and Zygo Sub of their respective obligations thereunder do not conflict with or violate (a) Zygo or Zygo Sub's Certificate of Incorporation or By-laws, as the case may be; (b) any applicable statute, law or regulation (other than ordinances and regulations of counties and political subdivisions thereof, as to which we express no opinion) or any order, judgment or decree of a court known to us; or (c) any material contract known to us to which Zygo or Zygo Sub, as the case may be, is a party.

      We express no opinion as to the law of any jurisdiction other than the State of New York and the Federal laws of the United States of America, as each is in effect and force as of the date hereof or as to the effect on the transaction of the antitrust laws of either. We have assumed that Delaware law and California law are the same as New York law with respect to all matters contemplated by this opinion.

      In rendering the opinion expressed in paragraph 1 above regarding existence and good standing, we have relied solely on certificates of public officials and have conducted no further investigation.

      The opinion in paragraph 3 above regarding enforceability is subject to the following:

      (i)   The enforceability of the Agreements may be limited or affected by
            (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, probate, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court

August 27, 1996
Page 4


            decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant (i) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (ii) a particular remedy sought under an Agreement, as opposed to another remedy provided for therein or another remedy available at law or in equity, (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law), and (d) judicial discretion.

      (ii) We express no opinion as to the availability of certain equitable remedies, including specific performance, and further, we express no opinion as to the legality, validity, enforceability or binding effect of provisions of the Agreements relating to indemnities and rights of contribution to the extent prohibited by public policy or which might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party.

      Our opinion expressed in paragraph 4 above as to no conflict with or violation of any applicable statute, law, regulation, order, judgment or decree is based upon a review of those statutes, laws, regulations, orders, judgments and decrees that, in our experience, are normally applicable to the transactions contemplated by the Merger Agreement.

      We express no opinion with respect to the compliance or noncompliance with the antifraud provisions of state and federal laws, rules and regulations concerning the issuance of securities.

      As to various questions of fact relevant to the opinions expressed herein, we have made no independent investigation, and have relied upon, and assume the completeness and accuracy of, representations and warranties and certificates and verbal or written statements and other information of or from public officials and officers of Zygo and Zygo Sub. No inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Zygo and Zygo Sub or the rendering of the opinions set forth above.

      When an opinion includes a qualification such as "to our knowledge" or "known to us" or other similar language, the relevant knowledge is limited to the actual


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August 27, 1996
Page 5


current knowledge of the individual lawyers in the Firm who have devoted substantive attention to the transactions to which this opinion relates which they have obtained from (i) their review of the documents referred to in the second paragraph of this letter in connection with rendering this opinion, and the due diligence performed in connection therewith, which review and due diligence were limited to reviewing the Agreements, certain documents filed with the Securities and Exchange Commission and certain corporate records of Zygo and Zygo Sub, and which due diligence did not include any examination of courts, boards, other tribunals of public records with respect to any judgments, orders or decrees, in any event applicable to Zygo or Zygo Sub or any of their respective properties; and (ii) representations and warranties of Zygo or Zygo Sub set forth in the Agreements, or otherwise made to us in certificates and other writings.

      The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person without our written consent. In rendering these opinions, we do not undertake to advise you or any other person of any change in law or fact that may occur after the date hereof.

                                          Very truly yours,